Exhibit 4.1

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT

DATED AS OF JUNE 28, 2011

AMONG

DEVELOPERS DIVERSIFIED REALTY CORPORATION,

AND DDR PR VENTURES LLC, S.E.

AS BORROWERS

AND

KEYBANC CAPITAL MARKETS AND

J.P. MORGAN SECURITIES LLC,

AS JOINT LEAD ARRANGERS

AND

KEYBANK NATIONAL ASSOCIATION,

AS BOOK MANAGER

AND

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT

AND

J.P. MORGAN SECURITIES LLC,

AS SYNDICATION AGENT

AND

ING REAL ESTATE FINANCE (USA) LLC , SCOTIABANC INC.

AND RBS CITIZENS, N.A. D/B/A CHARTER ONE,

AS DOCUMENTATION AGENTS

AND

THE SEVERAL LENDERS

FROM

TIME TO TIME PARTIES HERETO,

AS LENDERS

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

EXHIBITS/SCHEDULES

Exhibit A-1	Note
Exhibit B	Form of Opinion
Exhibit C	Compliance Certificate
Exhibit D	Assignment Agreement
Exhibit E	Loan/Credit Related Money Transfer Instruction
Exhibit F	Qualified Borrower of Guaranty
Exhibit G	Form of Instruction Letter
Exhibit H	Intentionally Omitted
Exhibit I	Qualified Borrower Note
Exhibit K	Amendment Regarding Increase Amendment to Secured Term Loan Agreement
Exhibit L	Intentionally Omitted
Schedule 1.1	Negative Pledge Interests
Schedule 1.2	Pledged Distribution Interests
Schedule 1.3	Pledged Equity Interests
Schedule 2	Indebtedness and Liens
Schedule 3	Litigation
Schedule 4	Assignors
Schedule 5	Qualified Borrower Requirements
Schedule 5.21	Transfer Restrictions
Schedule 6	Qualified Borrower Maximum Borrowings
Schedule 6.16	Additional Liens
Schedule 7	Financeable Ground Leases

-i-

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT

This Second Amended and Restated Secured Term Loan Agreement, dated as of June 28, 2011, is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures LLC, S.E., a Delaware limited liability company (“DDR PR”; together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms hereof, collectively, the “Borrower”), KeyBank National Association, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”), KeyBank National Association, not individually, but as “Administrative Agent”, J.P. Morgan Securities LLC, not individually but as “Syndication Agent”, and ING Real Estate Finance (USA) LLC, ScotiaBanc Inc. and RBS Citizens, N.A. d/b/a Charter One, not individually but as “Documentation Agents”.

RECITALS

A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing retail, office and industrial properties.

B. DDR is listed on the New York Stock Exchange and is qualified as a real estate investment trust under Section 856 of the Code.

C. Borrower, Administrative Agent and certain of the Lenders entered into that certain Secured Term Loan Agreement dated as of June 29, 2005, as amended by that certain First Amendment to Secured Term Loan Agreement dated as of March 16, 2006 (as amended, the “Initial Loan Agreement”).

D. Borrower, Administrative Agent, and certain of the Lenders amended and restated the Initial Loan Agreement pursuant to that certain First Amended and Restated Secured Term Loan Agreement dated as of June 29, 2006, as modified and amended by that certain First Amendment to First Amended and Restated Secured Term Loan Agreement dated as of February 20, 2007, as further modified and amended by that certain Second Amendment to First Amended and Restated Secured Term Loan Agreement dated as of March 30, 2007, as further modified and amended by that certain Third Amendment to First Amended and Restated Secured Term Loan Agreement dated as of December 10, 2007 and as further modified and amended by that certain Fourth Amendment to First Amended and Restated Secured Term Loan Agreement dated as of October 20, 2010 (as modified and amended, the “Original Loan Agreement”).

E. The Borrower, the Lenders and the Administrative Agent desire to amend and restate the Original Loan Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend and restate the Original Loan Agreement as follows:

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION;

AMENDMENT AND RESTATEMENT

1.1 Defined Terms. As used in this Agreement:

“ABR Applicable Margin” means, as of any date, the Applicable Margin in effect on such date with respect to Floating Rate Borrowings and Floating Rate Loans.

“Acceptable Jurisdiction” means a place (in addition to the United States, Canada and Puerto Rico) where Unencumbered Assets can be located, which shall be subject to the approval of the Administrative Agent, based on satisfactory advice received by it from local counsel in such jurisdiction with respect to the procedure for enforcement of a U.S. judgment in such jurisdiction, and the collection of such judgment from assets located there.

“Account” means an account maintained by an Account Bank in accordance with a Cash Management Agreement, and any replacement account hereafter established in accordance with such Cash Management Agreement.

“Account Bank” means the depository of an Account pursuant to a Cash Management Agreement and any subsequent or replacement holder thereof.

“Account Agreement” means, collectively, (i) the Account Security, Pledge, Assignment and Control Agreement dated of even date herewith among Borrower, the Administrative Agent, for the benefit of the Lenders, and KeyBank, as depository bank with respect to the payment of Excess Funds to the Deposit Accounts, as the same may be modified, amended or restated from time to time and (ii) each additional Account Security, Pledge, Assignment and Control Agreement in favor of Administrative Agent, for the benefit of Lenders, delivered after the date hereof pursuant to the terms of this Agreement or the other Loan Documents with respect to the payment of Excess Funds to the Deposit Accounts, as the same may be modified, amended or restated from time to time.

“Acknowledgments” means collectively, the Acknowledgments executed by the Companies, Partnerships and Corporations in favor of the Administrative Agent, for the benefit of Lenders, as the same may be modified, amended or restated from time to time.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding (a) partnership interests of a partnership or (b) membership interests of a limited liability company.

“Acquisition Asset” means an asset which has not been owned for at least a period of twelve (12) months.

“Administrative Agent” means KeyBank National Association, in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Affiliated Qualified Institution” means one or more banks, finance companies, insurance or other financial institutions which is an Affiliate of a Lender and which (A) has (or, in the case of a bank or other financial institution which is a subsidiary, such bank’s or financial institution’s parent has) a rating of its senior unsecured debt obligations of not less than Baa-1 by Moody’s or a comparable rating by a rating agency acceptable to Administrative Agent and (B) has total assets in excess of Five Hundred Million Dollars ($500,000,000).

“Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $500,000,000.

“Agreement” means this Second Amended and Restated Secured Term Loan Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Execution Date” means the date this Agreement has been fully executed and delivered by all parties hereto.

“Agreement Regarding Fees” means that certain letter agreement regarding the payment of certain fees to KeyBank dated as of May 13, 2011 between KeyBank and the Borrower.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate in effect for such day, (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum, and (iii) the Fixed Rate for a one month LIBOR Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Fixed Rate for any day shall be based on (A) the rate appearing on Page LIBOR 01 of the Reuters screen (or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in U.S. dollars in the relevant interbank market as of approximately 11:00 a.m. (London time) on such day (or if such day is not a Business Day, the immediately preceding Business Day), and having a maturity equal to one month, provided that, if no such LIBOR rate is available to the Administrative Agent, the Fixed Rate shall instead be the rate determined by the Administrative Agent to be the rate at which Administrative Agent or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m.

(London time) on such day (or if such day is not a Business Day, the immediately preceding Business Day), in the approximate amount of the relevant Loan and having a maturity equal to one month, and (B) the assumption that a Fixed Rate Borrowing is actually being made. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Fixed Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Effective Rate or the Fixed Rate, respectively.

“Applicable Margin” means the applicable margin set forth in the table in Section 2.4 used in calculating the interest rate applicable to the various Types of Borrowings, which shall vary from time to time in accordance with Borrower’s long term unsecured debt ratings.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assets Under Development” means, as of any date of determination, all Projects, expansion areas of existing Projects and redevelopments owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP, plus, at Borrower’s option, assets that (A) previously had been Assets Under Development and (B) have been placed in service for less than six months, to be valued for purposes of this Agreement, for each Asset Under Development as determined individually, for up to six months from the time such asset is no longer treated as an asset under development under GAAP, at either (i) 100% of then-current book value, as determined in accordance with GAAP, (a) for each Asset Under Development owned by members of the Consolidated Group and (b) multiplied by the applicable Consolidated Group Pro Rata Share for an Asset Under Development owned by an Investment Affiliate; or (ii) 100% of the value of such Asset Under Development determined by dividing (x) six months of income from signed leases, multiplied by two, by (y) the Capitalization Rate (I) for each Asset Under Development owned by members of the Consolidated Group and (II) multiplied by the applicable Consolidated Group Pro Rata Share for an Asset Under Development owned by an Investment Affiliate. For purposes of the foregoing, income from signed leases shall be equal to 70% of the revenues payable by the tenant. Once an election of (ii) above is chosen, the asset will continue to be valued under that method until the asset is no longer an Asset Under Development.

“Assignment of Interests” means, collectively, (i) the Collateral Assignment of Interests dated on or prior to the date of this Agreement from each of the Assignors to the Administrative Agent, for the benefit of the Lenders, as the same may be modified, amended or restated, pursuant to which there shall be (or has been) granted to the Administrative Agent a first priority lien and security interest in the applicable Pledged Interests and the other interests of such Assignors in the Collateral described therein, and (ii) each additional Assignment of Interests in favor of Administrative Agent, for the benefit of the Lenders, delivered after the date hereof pursuant to the terms of this Agreement or the other Loan Documents with respect to the pledge of Pledged Distributions Interests or Pledged Equity Interests to the Administrative Agent for the benefit of the Lenders, as the same may be modified, amended or restated, and any further assignments, certificates, powers, consents, acknowledgments, estoppels or UCC-1 financing statements that may be delivered in connection therewith.

“Assignors” means, collectively, Borrower and the entities identified on Schedule 1.2 and Schedule 1.3 as “assignors”, and each Person executing an Assignment of Interests as an assignor after the date hereof.

“Authorized Officer” means any of the Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Chief Financial Officer, Treasurer, or Vice President and General Counsel of the Borrower, or any other officer designated in writing by one of the foregoing, acting singly.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, if such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Borrower” has the meaning set forth in the preamble paragraph of this Agreement.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Fixed Rate Borrowings, for the same Interest Period.

“Borrowing Date” means a date on which a Borrowing is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Fixed Rate Borrowings, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio for the conduct of substantially all of their commercial lending activities.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Capitalization Rate” means 7.50%.

“Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” is defined in Section 2A.3.

“Cash Equivalents” means, as of any date:

(i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody’s and A by Fitch;

(iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody’s and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(v) bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi) repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(vii) short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

“Cash Management Agreement” means a cash management or similar type agreement (which may be either a separate document or contained within a loan agreement, security instrument or other loan document) pursuant to which (a) operating income attributable to (i) a Pledged Distributions Property, (ii) a Pledged Equity Property owned directly or indirectly by an Assignor which has pledged less than one hundred percent (100%) of its Capital Stock, or (iii) a Negative Pledge Property, is deposited with a depository institution as additional security for the Subject Property Indebtedness to the owner of such Subject Property, (b) funds are being reserved for payment of debt service on such Subject Property Indebtedness and payment of taxes, insurance, any other reserves required by the holder of such Subject Property Indebtedness and budgeted and/or approved operating expenses for such Subject Property (the “Applicable Reserves”), and (c) when funds are released to the owner of such Subject Property (or any of its Affiliates) pursuant to the Cash Management Agreement, such funds are not expressly prohibited from being distributed to DDR pursuant to (x) the applicable Subject Property Loan Documents, or (y) any laws applicable to DDR and the owner of such Subject Property, provided, however, that in the event that funds are being reserved in the Applicable Reserves only upon the occurrence of a certain “trigger event” under any such agreement (a “Springing Cash Management Agreement”), then such agreement shall only constitute a Cash Management Agreement for purposes of this Agreement and the other Loan Documents upon the occurrence and during the continuation of such “trigger event”, provided further, however, that a Cash Management Agreement shall not include a basic deposit account control agreement which does not include subaccounts or a “waterfall structure” pursuant to which operating income from such Subject Property is deposited or reserved to fund Applicable Reserves on either a regular basis or upon the occurrence of certain trigger events.

“Change of Control” means the occurrence of any of the following:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than forty percent (40%) of the total voting power of the then issued and outstanding voting Capital Stock of the Borrower;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires, directly or indirectly, by contract or otherwise, the power to exercise control over the Capital Stock of the Borrower representing more than forty percent (40%) of the total voting power represented by the issued and outstanding Capital Stock of the Borrower; or

(c) during any period of twelve (12) consecutive months, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and all regulations and formal guidelines issued thereunder.

“Collateral” means all of the property, rights and interests of the Borrower and its Subsidiaries which are subject to the security interests and liens created by the Security Documents.

“Collaterally Assigned Intercompany Liens” is defined in Section 6.18(xiv).

“Commitment” means, for each Lender, the several obligations of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

“Company” shall have the meaning ascribed to such term in the Assignment of Interests.

“Compliance Certificate” means a certificate substantially in the form of Exhibit “C”.

“Consolidated Capitalization Value” means, as of any date, an amount equal to the sum of (i) Net Operating Income from Stabilized Projects for the most recent period of four (4) consecutive fiscal quarters for which the Borrower has reported results divided by the Capitalization Rate, plus (ii) the Consolidated Group Pro Rata Share of Net Operating Income from Stabilized Projects owned by Investment Affiliates for the most recent period of four (4) consecutive fiscal quarters for which the Borrower has reported results divided by the Capitalization Rate, plus (iii) the amount of Consolidated Cash Flow attributable to Management Fees received by the Consolidated Group for the most recent period of four (4) consecutive fiscal quarters for which the Borrower has reported results, divided by the Capitalization Rate, provided that the amount added to Consolidated Capitalization Value pursuant to this clause (iii) shall not exceed 15% of the total Consolidated Capitalization Value through the quarter ending June 30, 2012 and 12.5% of the total Consolidated Capitalization Value thereafter, plus (iv) Acquisition Assets valued at the higher of their acquisition cost or capitalization value, such value to be calculated by dividing (x) the Net Operating Income for such Acquisition Assets for the most recent period of four (4) consecutive fiscal quarters for which the Borrower has reported results (even if the Borrower or its Subsidiary or Investment Affiliate did not own such Acquisition Asset for the entire four (4) quarter period) by (y) the Capitalization Rate, provided that once an Acquisition Asset is valued by capitalizing Net Operating Income, that Acquisition Asset can no longer be valued using its acquisition cost.

“Consolidated Cash Flow” means, for any period, an amount equal to (a) Funds From Operations for such period plus (b) Consolidated Interest Expense for such period.

“Consolidated Group” means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

“Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of the interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of the Borrower equal to the percentage ownership in such consolidated Subsidiary which is not held either (i) directly or indirectly by the Borrower, or (ii) by holders of operating partnership units in such consolidated Subsidiary which are convertible into stock of the Borrower.

“Consolidated Market Value” means, as of any date, an amount equal to the sum of:

(a) the Consolidated Capitalization Value as of such date, plus

(b) the value of Unrestricted Cash and Cash Equivalents, plus

(c) the value of Assets Under Development (provided that the amount included in Consolidated Market Value pursuant to this clause (c) shall not exceed 10% of the Consolidated Market Value), plus

(d) 100% of the then-current value under GAAP of all First Mortgage Receivables (provided that the amount included in Consolidated Market Value pursuant to this clause (d) shall not exceed 5% of the Consolidated Market Value), plus

(e) 100% of the then-current book value, as determined in accordance with GAAP, of Developable Land (provided that the amount included in Consolidated Market Value pursuant to this clause (e) shall not exceed 5% of the Consolidated Market Value), plus

(f) cash from like-kind exchanges on deposit with a qualified intermediary (provided that the amount included in Consolidated Market Value pursuant to this clause (f) shall not exceed 10% of the Consolidated Market Value), plus

(g) the value of Mezzanine Debt Investments that are not more than ninety (90) days past due determined in accordance with GAAP (provided that the amount included in Consolidated Market Value for Mezzanine Debt Investments pursuant to this clause (g) shall not exceed 5% of the Consolidated Market Value), plus

(h) the value of Non-Stabilized Projects, as determined individually for each Non-Stabilized Project, at the then-current book value (after taking into account any impairments), as determined in accordance with GAAP, (a) for each Non-Stabilized Project owned by members of the Consolidated Group and (b) multiplied by the applicable Consolidated Group Pro Rata Share, for each Non-Stabilized Project owned by an Investment Affiliate (provided that the amount included in Consolidated Market Value pursuant to this clause (h) shall not exceed 5% of the Consolidated Market Value).

“Consolidated Net Income” means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; plus that portion of any amount deducted as minority equity interest in calculating such consolidated net income which is attributable to minority interest holders holding operating partnership units in a member of the Consolidated Group which are convertible into stock in the Borrower, but provided that there shall be excluded the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries.

“Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of the Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

“Consolidated Secured Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $25,000,000, of the sum of (x) the aggregate principal amount of all Unsecured Indebtedness for borrowed money

(including Guarantee Obligations for borrowed money) of the Subsidiaries of the Borrower, determined on a consolidated basis in accordance with GAAP, excluding any Indebtedness of a Subsidiary that is a Qualified Borrower or a Subsidiary Guarantor and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate that is secured by any Lien on the Property of that Investment Affiliate equal to the greater of (i) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (ii) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated Unsecured Indebtedness” means, as of any date of determination, the aggregate principal amount of all Unsecured Indebtedness of the Consolidated Group outstanding at such date, including without limitation all the outstanding Indebtedness under the Unsecured Credit Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Convertible Debt Accounting Guidance” means any rule, regulation, pronouncement or other guidance under GAAP in the United States, which specifically relates to the accounting for convertible debt instruments that may be settled in cash upon conversion, and requires that the accounting treatment of such instruments be modified to (i) bifurcate the instrument into an indebtedness and an equity component, (ii) value each component of the instrument separately, and (iii) recognize interest expense on the indebtedness component at a rate similar to a liability instrument that does not have an equity component (which effectively represents a non-cash adjustment to interest expense in excess of the stated interest rate on the instrument).

“Corporation” shall have the meaning ascribed to such term in the Assignment of Interests.

“Credit Party” means the Administrative Agent or any Lender.

“DDR” is defined in the recitals.

“DDR PR” is defined in the recitals.

“Debt Service” means, for any period, the sum of all interest (as defined by GAAP) and scheduled principal payments due and payable during such period (including any payments due under any Capitalized Lease) excluding any balloon payments due upon maturity of any Indebtedness.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any

Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, or, in the case of clause (ii) above, such Lender notifies the Administrative Agent in writing that such failure is the result of a good faith dispute as to the amount of indemnification claimed by the Administrative Agent under Section 10.8 hereof, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting at the request of a Lender in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.12.

“Deposit Accounts” means the collateral accounts to be maintained by KeyBank pursuant to the Account Agreements, and any replacement or substitution accounts thereafter established with the prior written consent of Administrative Agent.

“Developable Land” means land which is appropriately zoned, has access to all necessary utilities and has access to publicly dedicated streets.

“Distribution” means with respect to any Person, the declaration or payment of any cash dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement by such Person of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, members or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

“Environmental Risk Property” means a Project which individually would not satisfy the representations and warranties set forth in Section 5.19.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule, regulation or formal guidance issued thereunder.

“Equity Value” means, with respect to a Subsidiary owned and in operation for a period of four (4) or more consecutive full fiscal quarters, by the Borrower or one of its other Subsidiaries, an amount equal to (A) the sum of net income (or loss) for the most recent four (4) consecutive fiscal quarters without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, and gains or losses on investments in marketable securities for such period, plus the amount of interest expense for such period on the aggregate principal amount of the Indebtedness of such Subsidiary, divided by (B) the Capitalization Rate, and then minus (C) Indebtedness of the Subsidiary as of the date of determination. For any Subsidiary not owned and in operation for four (4) fiscal quarters, until it or its Properties have been owned and operated by the Borrower or one of its other Subsidiaries for four (4) or more consecutive full fiscal quarters, “Equity Value” shall mean the Borrower’s estimated annual Net Operating Income for the Projects owned by such Subsidiary based on leases in existence at the date such Subsidiary is formed or purchased divided by the Capitalization Rate, and then minus the Indebtedness of such Subsidiary as of the date of determination.

“Excess Funds” means any and all funds that are released, distributed or otherwise paid from an Account (other than disbursements from Applicable Reserves) under a Cash Management Agreement to, or for the benefit of, Borrower or any Subsidiary of Borrower which are attributable to Pledged Distributions Properties, Pledged Equity Properties owned directly or indirectly by Assignors which have pledged less than one hundred percent (100%) of their respective Capital Stock and Negative Pledge Properties.

“Excluded Subject Property” is defined within the definition of Secured Facility Net Operating Income.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

“Extension Request” is defined in Section 2.2.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Cleveland time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Financeable Ground Lease” means a ground lease that would constitute a financeable ground lease to a prudent institutional lender in the business of making commercial real estate loans and, accordingly, provides protections for a potential leasehold mortgagee (“Mortgagee”) including (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from October 20, 2010, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage. The Financeable Ground Leases as of the Agreement Execution Date are listed on Schedule 7 attached hereto and made a part hereof.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

“Financial Undertaking” of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

“First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of (x) the purchase price of such Indebtedness with respect to any such Indebtedness that was originated by a third party and acquired by such member of the Consolidated Group, or (y) the amount of such Indebtedness with respect to any such Indebtedness that was originated by such member of the Consolidated Group, and in each case, which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent compliance certificate; provided, however, that (i) any such Indebtedness owed by an Investment Affiliate shall be reduced by the Consolidated Group Pro Rata Share of such Indebtedness, and (ii) any such Indebtedness owed by a member of the Consolidated Group shall be reduced by the Consolidated Group’s pro rata share of such Indebtedness.

“Fitch” means Fitch Investor Services, Inc. and its successors.

“Fixed Charges” shall mean, for any period, the sum of (i) Consolidated Interest Expense, (ii) all scheduled principal payments due on account of Consolidated Outstanding Indebtedness (excluding balloon payments), (iii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group and (iv) all ground lease payments to the extent not deducted as an expense in calculating Consolidated Cash Flow.

“Fixed Rate” means with respect to a Fixed Rate Borrowing for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period. The Fixed Rate shall be rounded to the next higher 1/100 of 1% if the rate is not a multiple of 1/100 of 1%.

“Fixed Rate Borrowing” means a Borrowing which bears interest at a Fixed Rate.

“Fixed Rate Loan” means a Loan which bears interest at a Fixed Rate.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day and (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Borrowing” means a Borrowing which bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

“Foreign Subsidiary” means any Subsidiary (a) that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia or (b) that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco” means any Domestic Subsidiary that has no material assets other than the Capital Stock of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such Capital Stock.

“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time.

“Funds From Operations” means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) extraordinary or non-recurring expenses, income, losses or gains (including, for the avoidance of doubt, gains or losses on debt retirements), and (C) non-cash income and non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs), plus (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses (A), (B) and (C) shall exclude the prorata share of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the Borrower.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1, subject to Section 1.3.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Implied Debt Service” means, as of any date of determination, the annual Debt Service of the Borrower and the Subject Property Owners that would be payable on a loan having an outstanding principal balance equal to the sum of (a) the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any), and (b) the Subject Property Indebtedness (excluding any Subject Property Indebtedness for any Excluded Subject Property), payable on a thirty (30) year mortgage style amortization schedule and assuming an interest rate equal to the greater of (i) the then current yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two percent (2.00%), and (ii) seven percent (7.00%). The Implied Debt Service shall be determined by Administrative Agent and any such determination, so long as the same shall be made by Administrative Agent in the exercise of its good faith business judgment, shall be conclusive and binding absent manifest error.

“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Instruction Letter” means a letter agreement in the form attached hereto as Exhibit “G” executed by the applicable Subject Property Owner and sent to the applicable Servicer pursuant to which such Subject Property Owner has instructed and directs such Servicer to disburse the Excess Funds to the applicable Deposit Accounts.

“Interest Period” means a LIBOR Interest Period.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person. For the avoidance of doubt, an Investment shall not include any security of any Person that is convertible into, exchangeable for or exercisable into or an option to purchase equity securities of Borrower.

“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

“Joint Lead Arrangers” means KeyBanc Capital Markets and J.P. Morgan Securities LLC.

“Joint Venture” means an Investment by Borrower or any of its Subsidiaries with third persons in joint ventures, general partnerships, limited partnerships, limited liability companies or any other business association.

“KeyBank” means KeyBank National Association, in its individual capacity and its successors.

“Lenders” means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“LIBOR Applicable Margin” means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with Section 2.4 hereof.

“LIBOR Base Rate” means, with respect to a Fixed Rate Borrowing for the relevant LIBOR Interest Period, the rate appearing on Page LIBOR 01 of the Reuters screen (or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in U.S. dollars in the relevant interbank market as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Administrative Agent or one of its Affiliate banks offers to place deposits in U.S. dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of Administrative Agent’s relevant Fixed Rate Loan and having a maturity equal to such LIBOR Interest Period.

“LIBOR Interest Period” means a period of one, two, three or six months (or such shorter period as may be approved by the Lenders) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter (or such shorter period as may be approved by the Lenders), provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s portion of any Borrowing.

“Loan Documents” means this Agreement, the Notes (including the Qualified Borrower Notes), the Qualified Borrower Guaranty, the Security Documents, the Acknowledgments and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Management Fees” means, collectively, all fees and income earned by the Borrower and any of its Wholly-Owned Subsidiaries for the applicable period in connection with the management, development, and operation of a Property including, without limitation, all property management fees, asset management fees, leasing and sales commissions, development fees, construction management fees, tenant coordination fees, legal fees, accounting fees, tax preparation fees, consulting fees, and financing or debt placement fees.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or the Assignors to perform their respective obligations under the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents, (iv) any of the Collateral, or (v) any of the Subject Properties.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” means September 28, 2014, or if the Maturity Date has been extended pursuant to Section 2.2, such extended Maturity Date, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Debt Investments” mean any mezzanine or subordinated mortgage loans made by a member of the Consolidated Group to entities that own commercial real estate or to the members, partners, stockholders, etc. of such entities, which real estate has a value in excess of (x) the purchase price of such Indebtedness with respect to any such Indebtedness that was originated by a third party and acquired by such member of the Consolidated Group, or (y) the amount of such Indebtedness with respect to any such Indebtedness that was originated by such member of the Consolidated Group, and in each case, plus the amount of any senior debt encumbering such real estate and which has been designated by the Borrower as a “Mezzanine Debt Investment” in its most recent compliance certificate; provided, however, that (i) any such

Indebtedness owed by an Investment Affiliate shall be reduced by the Consolidated Group Pro Rata Share of such Indebtedness, and (ii) any such Indebtedness owed by a member of the Consolidated Group shall be reduced by the Consolidated Group’s pro rata share of such Indebtedness.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Multi Property Entity” is a Subsidiary that owns more than one Project, either directly or indirectly through the ownership of Capital Stock in another Subsidiary of Borrower, and owns an interest in any Capital Stock in a Subsidiary of Borrower that owns fee simple title in, or ground leases an asset that is not an Unencumbered Asset.

“Negative Pledge Interests” means, collectively, one hundred percent (100%) of the Borrower’s direct or indirect ownership interests in a Subject Property, other than interests constituting Pledged Interests.

“Negative Pledge Entities” means, collectively, the Subsidiaries of Borrower set forth on Schedule 1.1 and any other Subsidiary of Borrower that becomes a Negative Pledge Entity after the date hereof pursuant to Section 2A.2 hereof.

“Negative Pledge Properties” means, collectively, the Subject Properties owned by the Negative Pledge Entities more particularly described on Schedule 1.1 and any other Subject Property owned by a Negative Pledge Entity which becomes a Negative Pledge Property after the date hereof pursuant to Section 2A.2.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

“Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Property Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs plus acquisition costs for consummated acquisitions. As used herein “Property

Management Fees”, means, with respect to each Project for any period, an assumed amount equal to three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with tenants at such Project.

“Net Rentable Area” means with respect to any Project, the floor area of any buildings, structures or improvements thereof (expressed in square feet) available for leasing to tenants, as determined in accordance with the leases or site plans or leasing plans for such Project, or if such leases or site plans or leasing plans do not set forth the floor area demised thereunder (or if such Project is not subject to a lease), then as determined by the Borrower in accordance with an industry-accepted protocol approved by the Administrative Agent.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions to recourse liability until a claim is made with respect thereto, and then in the event of any such claim, only a portion of such Indebtedness in an amount equal to the amount of such claim shall no longer constitute “Nonrecourse Indebtedness” for the period that such portion is subject to such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Stabilized Project” means, as of any date of determination, all Projects owned by the Consolidated Group and the Investment Affiliates that have a negative Net Operating Income for the most recently ended period of twelve (12) months, but excluding Acquisition Assets and Assets under Development. A Project may continue to be treated as a Non-Stabilized Project for up to twenty-four (24) months from October 20, 2010 or such later date on which such Project becomes a Non-Stabilized Project; thereafter such Project will be valued at zero until such Project generates positive Net Operating Income. Notwithstanding anything herein to the contrary, DDR’s corporate headquarters complex currently located in Beachwood, Ohio shall constitute a Non-Stabilized Project at all times.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” means a “Note” as defined in and issued pursuant to the Original Loan Agreement and a promissory note, in substantially the form of Exhibit A-1 hereto, duly executed by the Borrower and payable to the order of a Lender, and in the case of a Qualified Borrower, a Qualified Borrower Note, including in each case any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” is defined in Section 12.3.2.

“Obligations” means the Borrowings and all accrued and unpaid interest, fees and all other obligations of Borrower and the Assignors to the Administrative Agent or the Lenders, or any of them, arising under this Agreement or any of the other Loan Documents.

“OFAC” means Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Operating Project” means any Project which at any time (i) is an income-producing property in operating condition and in respect of which no material part thereof has been (a) damaged by fire or other casualty (unless such damage has been repaired) or (b) condemned (unless the remaining portion of such Project has been restored), (ii) is a retail, office or industrial property, and (iii) for which a certificate of occupancy, whether temporary or permanent, or the functional equivalent thereof, has been issued for the operating portions of the improvements comprising the same (if required by law to occupy the same) and are in full force and effect, and “Operating Properties” means all such Operating Properties, collectively. An Operating Property shall not include any Assets under Development.

“Other Taxes” is defined in Section 3.5(ii).

“Participants” is defined in Section 12.2.1.

“Partnership” shall have the meaning ascribed to such term in the Assignment of Interests.

“Passive Non-Real Estate Investments” means stock or other equity interests in or debt of entities not primarily involved in commercial real estate development or ownership.

“Payment Date” means, with respect to the payment of interest accrued on any Borrowing, the first day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means for each Lender the ratio that such Lender’s Commitment bears to the Aggregate Commitment, expressed as a percentage.

“Permitted Acquisitions” are defined in Section 6.14.

“Permitted Liens” are defined in Section 6.15.

“Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledged Distributions Entities” means, collectively, the Subsidiaries of the Borrower set forth on Schedule 1.2 and any other Subsidiary of Borrower whose Distributions to Borrower or a Subsidiary of Borrower become Pledged Distributions Interests after the date hereof pursuant to Section 2A.2.

“Pledged Distributions Interests” means, collectively, one hundred percent (100%) of the Borrower’s or its Subsidiaries’ right, title and interest in and to Distributions received from any Pledged Distributions Entity and, to the extent not prohibited by the applicable Subject Property

Loan Documents, one hundred percent (100%) of the Borrower’s or its Subsidiaries’ legal, equitable and beneficial right, title and interest in and to Distributions from any Pledged Distributions Entity.

“Pledged Distributions Properties” means, collectively, the Subject Properties directly or indirectly owned by the Pledged Distributions Entities more particularly described on Schedule 1.2 and any other Subject Property directly or indirectly owned by a Pledged Distributions Entity which becomes a Pledged Distributions Property after the date hereof pursuant to Section 2A.2.

“Pledged Entities” means collectively, the Pledged Distributions Entities and the Pledged Equity Entities.

“Pledged Equity Entities” means, collectively, the Subsidiaries of Borrower set forth on Schedule 1.3 and any other Subsidiary of Borrower all or a portion of whose ownership interests become Pledged Equity Interests after the date hereof pursuant to Section 2A.2.

“Pledged Equity Interests” means, collectively, the percentage of the legal, equitable and beneficial ownership interests in any Subsidiary of Borrower that is a direct or indirect owner of a Pledged Equity Property that are not subject to any agreement, document or instrument which prohibits the pledge, assignment and/or transfer of such interests.

“Pledged Equity Properties” means, collectively, the Subject Properties directly or indirectly owned by the Pledged Equity Entities more particularly described on Schedule 1.3 and any other Subject Property directly or indirectly owned by a Pledged Equity Entity which becomes a Pledged Equity Property after the date hereof pursuant to Section 2A.2.

“Pledged Interests” means collectively, the Pledged Distributions Interests and the Pledged Equity Interests, but excluding Negative Pledge Interests.

“Pledged Properties” means collectively, the Pledged Distributions Properties and the Pledged Equity Properties.

“Portfolio Acquisition” means an acquisition by Borrower and/or a Subsidiary of Projects with an aggregate purchase price in excess of $250,000,000 in a single transaction or series of related transactions.

“Potential Properties” means any Projects owned by Borrower or any Subsidiary of Borrower which are not at the time included as Subject Properties and which consist of Projects which are capable of becoming Subject Properties upon satisfaction of the conditions set forth in Section 2A.2.

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by Administrative Agent or its parent as its “prime rate”. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective, without notice or demand of any kind.

In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

“Project” means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail, office or industrial property.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Puerto Rico Properties” means the Projects known as Plaza Rio Hondo located in Hato Tejas Ward, Bayamon, Puerto Rico; and Plaza Escorial located in Carolina, Puerto Rico (collectively, the “MetLife Properties”); Plaza Wal-Mart located in Guayama, Puerto Rico; Plaza Cayey located in Cayey, Puerto Rico; Plaza Isabela located in Isabela, Puerto Rico; and Plaza Fajardo located in Fajardo, Puerto Rico (collectively, the “John Hancock Properties”).

“Purchasers” is defined in Section 12.3.1.

“Qualified Borrower” means DDR PR Ventures LLC, S.E. and any other Wholly-Owned Subsidiary of DDR which has complied with the requirements set forth in Section 2.1 for being a Borrower hereunder, the Indebtedness of which, in all cases, shall be guaranteed by DDR and each Subsidiary Guarantor.

“Qualified Borrower Guaranty” means a full and unconditional guaranty of payment in the form of Exhibit “F” attached hereto, enforceable against DDR for the payment of a Qualified Borrower’s debt or obligation to the Lenders pursuant to this Agreement.

“Qualified Borrower Note” means a “Qualified Borrower Note” as defined in and issued pursuant to the Original Loan Agreement and a promissory note, in substantially the same form of Exhibit “I” hereto, duly executed by the Qualified Borrower and payable to the order of the Administrative Agent on behalf of a Lender, including any amendment, modification renewal or replacement of such promissory note.

“Qualified Jointly-Owned Subsidiary” means a Subsidiary which (i) is not a Wholly-Owned Subsidiary, and (ii) is governed by organizational documents which expressly authorize the Borrower or the Wholly-Owned Subsidiary which is its general partner or managing member to cause such Subsidiary to guaranty, or pledge such Subsidiary’s assets to secure, indebtedness of the Borrower.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recourse Indebtedness” means any Indebtedness of Borrower or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Borrowings, provided that the Commitments and Borrowings of Defaulting Lenders shall be excluded for purposes of such determination, as provided in Section 2.26.

“Reserve Requirement” means, with respect to a Fixed Rate Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Restricted Cash Collateral” is defined in Section 6.18(i).

“Restricted Interests” means, collectively, the Negative Pledge Interests, the Pledged Distributions Interests and the Pledged Equity Interests.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower or any Subsidiary,

or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock in the Borrower or any option, warrant or other right to acquire any such Capital Stock in the Borrower, or any transaction that has a substantially similar effect.

“Restricted Subsidiaries” means, collectively, the Subsidiaries of Borrower that are direct or indirect owners of the Subject Properties.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Facility Net Operating Income” means Net Operating Income attributable to a Subject Property; provided, that no Subject Property shall be utilized in the calculation of Secured Facility Net Operating Income (a) if there shall have occurred and be continuing (i) a failure to pay when due (including any applicable period of grace) any obligation of any borrower or guarantor to any lender, agent or servicer under any Subject Property Indebtedness with respect to such Subject Property, or (ii) a failure to observe or perform any term, covenant or agreement under any of the loan documents evidencing such Subject Property Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof (including, without limitation, the acceleration of any bonds relating to any Subject Property or demand for payment or reimbursement by any “credit enhancer” or bond issuer) or (b) upon the occurrence of any of the events described in Sections 7.7 or 7.8 with respect to Borrower or any Restricted Subsidiary that is the direct or indirect owner of such Subject Property (such Subject Property being considered an “Excluded Subject Property”).

“Security Documents” means the Assignments of Interests (and each Assignment of Interests subsequently delivered pursuant to this Agreement), the Account Agreement and any further collateral assignments to the Administrative Agent for the benefit of the Lenders, including, without limitation, any collateral assignments delivered to the Administrative Agent pursuant to Section 2A.3 and any UCC-1 financing statements delivered or authorized to be filed by the Administrative Agent in connection with any of the foregoing.

“Servicer” means any servicer or depository of an Account pursuant to a Cash Management Agreement.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Stabilized Project” means a Project which is not (i) an Acquisition Asset, (ii) an Asset Under Development or (iii) a Non-Stabilized Project.

“Subject Properties” means, collectively, (a) those certain Operating Projects which Borrower desires to have treated as Subject Properties which (i) are wholly owned in fee simple by the Borrower or a direct or indirect wholly owned Subsidiary of the Borrower (or is the subject of a Financeable Ground Lease), (ii) are free and clear of all Liens, including any Liens or on any direct or indirect interest of Borrower or any Subsidiary therein (other than Permitted Liens), (iii) if owned by any such Subsidiary, the Capital Stock of such Subsidiary that is owned by the Borrower or any Subsidiary are not subject to any pledge, negative pledge or security interest in favor of any Person other than the Administrative Agent, (iv) are not Environmental Risk Properties, (v) do not have any title, survey, or other defect which could have a Material Adverse Effect, (vi) are located within the United States or Puerto Rico, (vii) are not subject to any Subject Property Loan Documents or Financeable Ground Leases pursuant to which there has occurred and is continuing a default or event of default, and (viii) have on an aggregate basis an occupancy level of tenants in possession and operating and which are paying base, minimum or similar regularly scheduled fixed payments of rent (but not pass-throughs of common area maintenance charges, operating expenses, taxes, insurance and similar charges) in accordance with the terms of their leases of at least seventy-five percent (75%) of the Net Rentable Area within such Subject Properties based on bona fide arms-length tenant leases requiring current rental payments, (b) any other Operating Project which becomes a Subject Property after the date hereof pursuant to Section 2A.2 and (c) any other Operating Project which is approved by the Required Lenders in writing for inclusion as a Subject Property in their sole and absolute discretion. On the Agreement Execution Date, the Subject Properties shall consist of the Operating Projects identified on Schedule 1.1, Schedule 1.2 and Schedule 1.3.

“Subject Property Indebtedness” means any Indebtedness secured by a Lien encumbering a Subject Property which is permitted pursuant to Section 6.15(vi), provided, however, in no event shall Subject Property Indebtedness include any Indebtedness under the Unsecured Facility.

“Subject Property Loan Documents” means the agreements, documents and instruments evidencing, securing or otherwise relating to the Subject Property Indebtedness to which the holder of such Subject Property Indebtedness is a party or intended beneficiary.

“Subject Property Owners” means, as of the Agreement Execution Date, the Borrower and the Wholly Owned Subsidiaries of Borrower indicated on Schedule 1.1, Schedule 1.2 and Schedule 1.3, as the owners (or ground lessees) of the Subject Properties, and any other Wholly Owned Subsidiary of the Borrower that owns fee title to any Project (or the leasehold interest with respect to any Project that is the subject of a Financeable Ground Lease) which becomes a Subject Property after the date hereof pursuant to Section 2A.2.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means the entities listed on Schedule 1.4 attached hereto, each of which have delivered to Administrative Agent a Subsidiary Guaranty, and any Subsidiary which delivers to Administrative Agent a Subsidiary Guaranty after the Agreement Execution Date.

“Subsidiary Guaranty” means a guarantee of all Obligations delivered by a Subsidiary if necessary pursuant to the definition of Unencumbered Assets or Consolidated Secured Indebtedness.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month immediately preceding the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Loan or Borrowing, its nature as a Floating Rate Borrowing or Fixed Rate Borrowing.

“Unencumbered Asset” means, subject to clauses (a), (b) and (c) below, any Project and any Asset Under Development located in the United States, Canada, Puerto Rico or an Acceptable Jurisdiction 100% of which is owned in fee simple, in a condominium structure or ground leased by the Borrower, a Wholly-Owned Subsidiary, or a Qualified Jointly-Owned Subsidiary which is a member of the Consolidated Group (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, is not subject to any Liens, claims, or restrictions on transferability or assignability of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary) other than (i) Permitted Liens set forth in Sections 6.15(i) through 6.15(iv) and (ii) restrictions on transferability that are customary for joint-venture transactions having similar values and assets in the case of certain Qualified Jointly-Owned Subsidiaries.

(a) No Project or Asset Under Development will be an Unencumbered Asset if Borrower, the owner of such Project or Asset Under Development (an “Unencumbered Asset Ownership Entity”) or any Subsidiary that is in the direct chain of ownership between any Borrower and the Unencumbered Asset Ownership Entity (a “Relevant Subsidiary”) is subject to any agreement (including (i) any agreement governing Indebtedness and (ii) if applicable, the organizational documents of Borrower, any Relevant Subsidiary or Unencumbered Asset Ownership Entity) that prohibits or limits the ability of the Borrower, the Unencumbered Asset Ownership Entity or any Relevant Subsidiary to create, incur, assume or suffer to exist any Lien upon that Project or Asset Under Development or upon the Capital Stock of the Unencumbered Asset Ownership Entity, or any Relevant Subsidiary, including, without limitation, any negative pledge or similar covenant or restriction.

(b) No Project or Asset Under Development will be an Unencumbered Asset if the Unencumbered Asset Ownership Entity or any Relevant Subsidiary is subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) that entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.15(i) through 6.15(iv)) on any assets or Capital Stock of the Unencumbered Asset Ownership Entity or any Relevant Subsidiary or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.15(i) through 6.15(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), except, in each case, for (x) Liens upon the assets of a Multi-Property Entity, provided such assets are not Unencumbered Assets, and (y) Liens on the Capital Stock of Subsidiaries of a Multi-Property Entity that do not directly or indirectly own Unencumbered Assets.

(c) No Project or Asset Under Development will be an Unencumbered Asset unless the Unencumbered Asset Ownership Entity and each Relevant Subsidiary (to the extent such entity is not a Subsidiary Guarantor) does not have any Indebtedness for borrowed money or any Guarantee Obligations, other than (A) Guarantee Obligations or Indebtedness for which recovery is limited to a Project or Asset Under Development that is not an Unencumbered Asset or the Capital Stock of an entity that owns a Project or Asset Under Development that is not an Unencumbered Asset, or (B) Guarantee Obligations for nonrecourse carveouts, completion guarantees or environmental guarantees provided that the obligations described in this clause (B) shall be permitted only if the Unencumbered Asset Ownership Entity or the Relevant Subsidiary that has the Guarantee Obligation is a Qualified Borrower or has executed a Subsidiary Guaranty.

“Unencumbered NOI” means Net Operating Income for all Projects that have Net Operating Income greater than zero and that are Unencumbered Assets, provided that in calculating Net Operating Income for any Project that has been owned by the Borrower, a Wholly-Owned Subsidiary or a Qualified Jointly-Owned Subsidiary for less than the period of twelve (12) consecutive months most recently ended, Net Operating Income of such Project shall nevertheless be calculated using the results for the period of twelve (12) consecutive months most recently ended as if it had been owned by the Borrower, a Wholly-Owned Subsidiary or a Qualified Jointly-Owned Subsidiary for such period. For the avoidance of doubt, no Unencumbered NOI shall be attributable to Subsidiaries of the Borrower which are not members of the Consolidated Group.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash and Cash Equivalents” means, in the aggregate, all cash and Cash Equivalents which are not pledged or otherwise restricted for the benefit of any creditor or subject to any reserves, escrow or claim of any kind in favor of any Person (other than, with respect to certain Joint Ventures, non-discretionary and purely procedural requirements that must be satisfied in order for such cash and Cash Equivalents to be distributed) and which are owned by members of the Consolidated Group or Investment Affiliates, to be valued for purposes of this Agreement at (i) 100% of its then-current book value, as determined under GAAP, for any such items owned by a member of the Consolidated Group or (ii) the applicable Consolidated Group Pro Rata Share of its then-current book value, as determined under GAAP, for any such items owned by an Investment Affiliate. For purposes hereof, cash reserves set aside by the Borrower under Section 7.6 shall be treated as restricted.

“Unsecured Credit Agreement” means that certain Eighth Amended and Restated Credit Agreement dated as of October 20, 2010, between JPMorgan Chase Bank, N.A., individually and as administrative agent, the other lenders from time to time parties thereto and Borrower, as the same may be modified, increased, amended or restated from time to time.

“Unsecured Facility” means that certain $750,000,000.00 revolving credit facility pursuant to the Unsecured Credit Agreement, as the same may be modified, increased, amended or restated from time to time, including, without limitation, any increase thereof up to $1,250,000,000.00 pursuant to the terms of the Unsecured Credit Agreement.

“Unsecured Indebtedness” means all Indebtedness of any person that is not secured by a Lien on any asset of such Person.

“Value of Subject Properties” means, as of any date, the sum of the amount determined by dividing the Secured Facility Net Operating Income for each Project which is a Subject Property (excluding the Secured Facility Net Operating Income for any Acquisition Asset which is a Subject Property) as of such date for a calculation period which shall be the immediately preceding four (4) full fiscal quarters by the Capitalization Rate. If a Project is no longer owned as of the date of determination, then no value shall be included from such Project. In the event that (a) the Borrower or a Subsidiary of the Borrower shall not have owned a Subject Property for the entire previous four (4) fiscal quarters or (b) a Subject Property consists of an Asset Under Development that became an Operating Property during the previous four (4) fiscal quarters, then for the purposes of determining the Value of Subject Properties with respect to such Subject Property, the Secured Facility Net Operating Income for such Subject Property for the period that Borrower or such Subsidiary of Borrower has owned such Subject Property with respect to (a) above, or the period during which such Subject Property consisted of an Operating Property with respect to (b) above, shall be annualized in a manner reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing and with respect to any Acquisition Asset which is a Subject Property, each such Acquisition Asset shall be valued at the lower of its acquisition cost or market value, as determined in accordance with GAAP.

“Value of Unencumbered Assets” means, as of any date, the sum of:

(A) the amount determined by dividing the Net Operating Income for each Stabilized Project which is an Unencumbered Asset (excluding the Net Operating Income for any Acquisition Asset which is an Unencumbered Asset) as of such date for a calculation period which shall be the immediately preceding four (4) full fiscal quarters by the Capitalization Rate (provided that not more than fifteen percent (15%) of the Value of Unencumbered Assets with respect to Stabilized Projects shall be attributable to the value of those portions of Unencumbered Assets which are ground leased by Borrower or one of its Subsidiaries, as lessee, with a remaining term of less than 40 years including options, and provided further, that not more than fifteen percent (15%) of the Value of Unencumbered Assets shall be attributable to Unencumbered Assets not located in the United States or Puerto Rico), plus

(B) cash of the Consolidated Group from like-kind exchanges on deposit with a qualified intermediary, provided that the aggregate amount added to the Value of Unencumbered Assets under this clause (B) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus

(C) the amount by which the value of Unrestricted Cash and Cash Equivalents of the Consolidated Group exceeds $25,000,000, plus

(D) the value of Assets Under Development which are Unencumbered Assets, provided that the aggregate amount added to Value of Unencumbered Assets under this clause (D) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus

(E) the then-current value under GAAP of all First Mortgage Receivables (excluding the portion of any First Mortgage Receivable for which the ratio of the principal balance of the loan to the value of the Project securing repayment of such First Mortgage Receivable exceeds seventy-five percent (75%); provided, however, that such ratio shall be determined (i) by Borrower in good faith and (ii) at the time such First Mortgage Receivable is created) provided that the aggregate amount added to Value of Unencumbered Assets under this clause (E) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus

(F) the then-current book value, as determined in accordance with GAAP, of Developable Land which is an Unencumbered Asset, provided that the aggregate amount added to the Value of Unencumbered Assets under this clause (F) shall not exceed (1) five percent (5%) of the total Value of Unencumbered Assets from October 20, 2010 through the quarter ending June 30, 2012 and (2) three percent (3.0%) of the total Value of Unencumbered Assets for the quarters ending September 30, 2012 and thereafter, plus

(G) the amount determined by taking seventy five percent (75%) of the amount of Management Fees received by the Borrower or a Wholly-Owned Subsidiary for a calculation period of the immediately preceding four (4) full fiscal quarters and dividing such amount by 15%, plus

(H) the value of each Acquisition Asset that is an Unencumbered Asset determined in the same manner as is set forth in the definition of Consolidated Capitalization Value, plus

(I) the value of each Non-Stabilized Project that is an Unencumbered Asset determined in the same manner as is set forth in the definition of Consolidated Market

Value, provided that the aggregate amount added to the Value of Unencumbered Assets under this clause (I) shall not exceed five percent (5%) of the total Value of Unencumbered Assets.

At no time shall the aggregate amount added to Value of Unencumbered Assets under clauses (B), (D), (E), (F) and (G) exceed twenty percent (20%) of the total Value of Unencumbered Assets. If a Project is no longer owned as of the date of determination, then no value shall be included from such Project.

For the avoidance of doubt, no Value of Unencumbered Assets shall be attributable to Subsidiaries of the Borrower which are not members of the Consolidated Group.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

1.3 Convertible Debt Accounting Guidance; Changes in GAAP. Notwithstanding any provision contained in the Agreement to the contrary, solely for purposes of calculating any financial covenant required hereunder, such calculation shall ignore the application of the Convertible Debt Accounting Guidance, if and to the extent otherwise applicable to Borrower’s financial statements. If at any time any material change in GAAP would materially affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (which shall not be unreasonably withheld)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders an explanation of the impact of such change in reasonable detail satisfactory to the Administrative Agent.

1.4 Amendment and Restatement. In order to facilitate the amendment and restatement of the Original Loan Agreement, certain lenders a party to the Original Loan Agreement are no longer continuing as Lenders under this Agreement (the “Exiting Lenders”), and certain new lenders are becoming a party to this Agreement as Lenders. Contemporaneously with the execution of this Agreement, the Exiting Lenders shall be deemed to have assigned their Commitments under the Original Loan Agreement to the Lenders under this Agreement, and the Exiting Lenders shall be paid all principal, interest and fees due to them in connection therewith by the Borrower with respect to the Exiting Lenders’ respective Percentages of the portion of the “Loans” under the Original Loan Agreement being repaid on the Agreement Execution Date, and by the new Lenders under this Agreement with respect to the remaining amount. The Commitments shall be allocated among the Lenders a party to this Agreement in accordance with their respective Percentages. The foregoing is done as an accommodation to the Borrower, the Exiting Lenders and the Lenders, and shall be deemed to have occurred with the same force and effect as if such assignments were evidenced by the applicable assignment agreements, and no other documents shall be, or shall be required to be, executed in connection therewith.

By delivery of this Agreement and the Notes, (a) there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Original Agreement and the “Notes” described in the Original Agreement, which Indebtedness is instead allocated among the Lenders as of the date hereof in accordance with their respective Percentages, and is evidenced by this Agreement and Notes, and the Lenders shall as of the date hereof make such adjustments to the outstanding Loans of such Lenders so that such outstanding Loans are consistent with their respective Percentages of the Aggregate Commitment, (b) there shall not be deemed to have occurred any release, satisfaction or cancellation of any liens granted pursuant to the Security Documents, which liens are hereby ratified and confirmed in all respects, and (c) there shall not be any impairment or effect on the validity or priority of the liens of the Security Documents.

ARTICLE II

THE CREDIT

2.1 Commitments.

(a) Commitment to Lend. Subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to make a Borrowing through the Administrative Agent to Borrower on the Agreement Execution Date in an aggregate principal amount equal to such Lender’s Percentage of the Aggregate Commitment. The Borrowing may be a ratable Floating Rate Borrowing or ratable Fixed Rate Borrowings. Each Lender shall fund its Percentage of such Borrowing and no Lender will be required to fund any amounts in excess of such Lender’s then-current Commitment. Any funding of any Loan hereunder shall be made in dollars in lawful currency of the United States of America.

(b) Loans to Qualified Borrowers. Subject to limitations set forth in Section 2.9 below with respect to which Borrowers can request certain types of Loans, a Qualified Borrower shall have the right to request Borrowings, subject to all of the same terms and conditions as are applicable to DDR, provided that DDR gives Administrative Agent thirty (30) days prior notice of its intention to have a Wholly-Owned Subsidiary of DDR designated as a Qualified Borrower (other than DDR PR Ventures LLC, S.E., which is already so qualified on the date of this Agreement). Following receipt of such a notice, Administrative Agent agrees to promptly notify the Lenders of Borrower’s intention to have such Wholly-Owned Subsidiary of DDR designated as an additional Qualified Borrower. As a condition to such Wholly-Owned Subsidiary of DDR (other than DDR PR Ventures LLC, S.E.) becoming a Qualified Borrower, DDR shall have obtained Administrative Agent’s prior written consent, which consent may be withheld by Administrative Agent in its sole and absolute discretion. As a condition to any Borrowing to a Qualified Borrower (including DDR PR Ventures LLC, S.E.), (a) such Qualified Borrower shall have executed and delivered a Qualified Borrower Note to Administrative Agent for the benefit of each of the Lenders, (b) DDR shall have executed and delivered a Qualified Borrower Guaranty relating to amounts to be borrowed by such Qualified Borrower, and (c) Administrative Agent shall have received the items specified in Schedule 5 attached hereto with respect to such Qualified Borrower. If a Wholly-Owned Subsidiary of DDR is approved by Administrative Agent as a Qualified Borrower and such Subsidiary satisfies the foregoing conditions, this Agreement shall be deemed modified such that at any place where the term “Borrower” currently appears, such provision shall be modified to also include and apply to any such Qualified Borrower, as the context may require, and any reference to a “Note” shall include and apply to any Qualified Borrower Note, as the context may require.

A Qualified Borrower shall have the right to request Borrowings, subject to all of the same terms and conditions as are applicable to the Borrower, provided, however, that Administrative Agent shall determine, in its sole and absolute discretion, the maximum amount of Borrowings that each such Qualified Borrower may request, such maximum amount to be reflected on Schedule 6 to this Agreement, provided further, however, that Borrower may from time to time, upon not less than five (5) Business Days’ prior written notice to Administrative Agent request that such maximum amount be lowered, and such maximum amount shall be lowered by Administrative Agent on or before the expiration of such five (5) Business Day period provided that (i) no Default or Unmatured Default has occurred and is continuing, and (ii) such lowered maximum amount exceeds the aggregate Borrowings then outstanding with respect to such Qualified Borrower.

Following the giving of any notice designating a Qualified Borrower, if such designation obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the

Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

If DDR shall designate as a Qualified Borrower hereunder any Subsidiary not organized under the laws of the United States or any State thereof or Puerto Rico, any Lender may, with notice to the Administrative Agent and DDR, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Qualified Borrower (and such Lender shall, to the extent of Borrowings made to such Qualified Borrower, be deemed for all purposes hereof to have pro tanto assigned such Borrowings and participations to such Affiliate) provided that either such Affiliate is a permitted assignee pursuant to Section 12.3 or such Lender is not released from its funding obligations if such Affiliate fails to fund.

To the extent that any Lender may not legally lend to, establish credit for the account of and/or do any business whatsoever with a designated Qualified Borrower that is a Foreign Subsidiary, directly or through an Affiliate of such Lender, such Lender shall so promptly notify the Borrower and the Administrative Agent in writing. With respect to each such affected Lender, the Borrower shall, effective on or before the date that such Qualified Borrower shall have the right to borrow hereunder, either (A) notify the Administrative Agent and such affected Lender that the Commitment of such Lender shall be assigned to another Lender pursuant to Section 2.19 or 12.3 or the Commitment of such Lender shall be terminated; provided that such affected Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower or the relevant Qualified Borrower (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a “Qualified Borrower” hereunder.

(c) Increase of Commitments. The Borrower may, by written notice to the Administrative Agent on up to four (4) occasions during the period from the Closing Date to the third anniversary of the Closing Date, request incremental Commitments in an amount not to exceed the aggregate amount of $100,000,000.00 from one or more additional Lenders (which may include any existing Lender) willing to provide such incremental Commitments in their own discretion. The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders willing to hold the requested incremental Commitments. If Lenders are willing to provide such additional Commitments, the Aggregate Commitment may be increased from time to time by the addition of a new Lender(s) or the increase of the Commitment of an existing Lender(s) with the consent of only the Borrower, the Administrative Agent, and the new or existing Lender(s) providing such additional Commitment so long as the Aggregate Commitment does not exceed $600,000,000. Nothing in this Section 2.1(c) shall constitute or be deemed to constitute an agreement by any Lender to increase its Commitment hereunder. Any such increase in the Aggregate Commitment shall be conditioned upon the contemporaneous addition of Potential Properties as Subject Properties in accordance with Section 2A.2 to effect compliance with all financial covenants set forth in Section 6.18 immediately following the increase of the Aggregate Commitment and upon satisfaction of the requirements for additional Borrowings pursuant to Section 2.9. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit K attached hereto by the Borrower, the Administrative Agent and the new Lender or existing Lender providing such additional Commitment (the “Increase Notice”), a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. The amount of the requested increase shall be set forth in the Increase Notice. Notwithstanding the foregoing, (i) no increase in the Aggregate Commitment may occur after the date which is thirty-six (36) months following the Agreement Execution Date, and (ii) each such increase shall not be less than $25,000,000. On the effective date of each such increase in the Aggregate Commitment, the Borrower and the Administrative Agent shall cause the new or existing Lenders providing such increase to hold its or their Percentage of all ratable Borrowings outstanding at the close of business on such day, by either funding more than its or their Percentage of new ratable Borrowings made on such date or purchasing shares of outstanding ratable Loans held by the other Lenders or a combination thereof. The Lenders agree to cooperate in any required sale and purchase of outstanding ratable Borrowings to achieve such result. Borrower agrees to pay all fees associated with the increase in the Aggregate Commitment including any amounts due under Section 3.4 in connection with any reallocation of Fixed Rate Borrowings.

Additionally, each such Commitment increase shall be further conditioned upon satisfaction of the following:

(a) On the date such Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Aggregate Commitment is increased, there shall exist no Default or Unmatured Default; and

(b) The representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Aggregate Commitment is increased, both immediately before and after the Aggregate Commitment is increased, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

(c) The Borrower shall also execute and deliver to Administrative Agent and the Lenders such additional documents, instruments, certifications and opinions as the Administrative Agent may require in its reasonable discretion, including, without limitation, replacement Notes, any amendments to the Loan Documents as Administrative Agent may reasonably deem necessary or appropriate, and a Compliance Certificate demonstrating compliance with the covenants set forth in Section 6.18 and representations and warranties set forth in the Loan Documents after giving effect to the increase, and the Borrower shall upon demand pay the cost of any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or transfer taxes, assessments or charges or any similar fees, taxes or expenses which are demanded in connection with such increase.

2.2 Final Principal Payment and Extension of Maturity Date. Any outstanding Borrowings and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date. Provided no Default or Unmatured Default has occurred and is continuing, Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for one term (an “Extension Option”) of one (1) year to the Payment Date occurring in September, 2015, by submitting a request for an extension to the Administrative Agent (an “Extension Request”) no more than 90 and no fewer than 30 days prior to the initial Maturity Date and upon payment to Lender of all reasonable costs incurred by Lender in connection with such extension, whether the extension actually occurs or not. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the Extension Request. It shall be an additional condition precedent to the extension of the Maturity Date pursuant hereto that (a) the Borrower shall have paid to the Administrative Agent for the ratable benefit of the Lenders, on or before the initial Maturity Date a fee equal to 0.25% of the Aggregate Commitment and (b) the Borrower shall have executed and delivered to Administrative Agent a Compliance Certificate demonstrating compliance with all covenants set forth in Section 6.18 and representations and warranties set forth in the Loan Documents after giving effect to such extension.

2.3 Ratable and Nonratable Loans. Each Borrowing hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Percentages except as otherwise provided in Section 2.1 with respect to an increase in the Aggregate Commitment.

2.4 Applicable Margins. Each of the ABR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Borrowings shall vary from time to time in accordance with the higher of Borrower’s then applicable Moody’s debt rating and S&P’s debt rating unless one of such two ratings is more than one rating category lower than the other, in which case the Applicable Margins shall be based on the rating category which is between such two ratings (or if there is more than one rating category in between the two ratings, the higher of such categories shall apply). The Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower’s Moody’s debt rating and/or S&P’s debt rating, as the case may be. The applicable debt ratings and the Applicable Margins are set forth in the following table:

S&P Rating	Moody’s Rating	LIBOR Applicable Margin	ABR Applicable Margin
BBB+ or higher	Baa1 or higher	1.35%	0.70%
BBB	Baa2	1.50%	0.95%
BBB-	Baa3	1.70%	1.20%
Less than BBB-	Less than Baa3	2.20%	1.45%

In the event that either S&P or Moody’s shall discontinue their ratings of the REIT industry or the Borrower, the Borrower may seek a debt rating from another substitute rating agency reasonably satisfactory to the Administrative Agent and the Borrower. For the period from the date of such discontinuance until the first to occur of (i) the date the Borrower receives a debt rating from such new rating agency or (ii) a date 180 days after such discontinuance, the single rating from S&P or Moody’s, as the case may be, shall be used to determine the Applicable Margin. If the debt rating of the Borrower from such new rating agency is not received within such 180 day period, or if both S&P and Moody’s shall discontinue their ratings of the REIT industry or the Borrower, the Applicable Margin to be used for the calculation of interest on Borrowings hereunder shall be the highest Applicable Margin for each Type.

If a rating agency downgrade or discontinuance results in an increase in the ABR Applicable Margin or the LIBOR Applicable Margin and if such increase is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, at Borrower’s request, Borrower shall receive a credit against interest next due the Lenders equal to interest accrued at the differential between such Applicable Margins accruing from time to time during such period of downgrade or discontinuance.

If a rating agency upgrade results in decrease in the ABR Applicable Margin or the LIBOR Applicable Margin and if such upgrade is reversed and the affected Applicable Margin is restored within ninety (90) days thereafter, Borrower shall be required to pay an amount to the Lenders equal to the interest differential on the Borrowings during such period of upgrade.

2.5 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent, for the Administrative Agent’s own account, an Administrative Agent’s fee as set forth in the Agreement Regarding Fees. The Administrative Agent’s fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Administrative Agent’s fee shall also be paid upon the Maturity Date. The Administrative Agent’s fee for any partial calendar quarter shall be prorated.

2.6 Other Fees. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arranger pursuant to the Agreement Regarding Fees.

2.7 [Intentionally Omitted.]

2.8 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Floating Rate Borrowings without prior notice to the Administrative Agent. A Fixed Rate Borrowing may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under Sections 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day. Any Borrowings prepaid may not be reborrowed.

2.9 Method of Selecting Types and Interest Periods for New Borrowings. The Borrower shall select the Type of Borrowing and, in the case of each Fixed Rate Borrowing, the Interest Period applicable to each Borrowing from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) (i) not later than 8:00 a.m. Cleveland time on the Borrowing Date of each Floating Rate Borrowing, and (ii) not later than 10:00 a.m. Cleveland time, at least three (3) Business Days before the Borrowing Date for each Fixed Rate Borrowing, specifying:

(i) the Borrowing Date, which shall be a Business Day, of such Borrowing,

(ii) the aggregate amount of such Borrowing,

(iii) the Type of Borrowing selected, and

(iv) in the case of each Fixed Rate Borrowing, the Interest Period applicable thereto.

The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received (except for a Borrowing Notice for a Floating Rate Borrowing on the same day, Administrative Agent shall provide the notice to the other Lenders by 9:00 a.m. (Cleveland time) on such day.) Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 10:00 a.m. (Cleveland time), in the case of Floating Rate Borrowings which have been requested by a Borrowing Notice given to the Administrative Agent not later than 3:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Cleveland time) in the case of all other Borrowings. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

No Interest Period may end after the Maturity Date and, unless the Lenders otherwise agree in writing, in no event may there be more than ten (10) different Interest Periods for Fixed Rate Borrowings outstanding at any one time.

2.10 Conversion and Continuation of Outstanding Borrowings. Floating Rate Borrowings shall continue as Floating Rate Borrowings unless and until such Floating Rate Borrowings are converted into Fixed Rate Borrowings. Each Fixed Rate Borrowing of any Type shall continue as a Fixed Rate Borrowing of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Borrowing shall automatically convert into a Fixed Rate Borrowing with a LIBOR Interest Period of one month, until the Borrower provides the Administrative Agent with a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Borrowing either continue as a Fixed Rate Borrowing of such Type for the same or another Interest Period or be converted to a Borrowing of another Type. The Borrower may elect from time to time to convert all or any part of a Borrowing of any Type into any other Type or Types of Borrowings; provided that any conversion of any Fixed Rate Borrowing shall be made on, and only on, the last day of the Interest Period applicable thereto and any conversion of a Borrowing shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof). The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Borrowing to a Fixed Rate Borrowing or continuation of a Fixed Rate Borrowing (other than with respect to an automatic conversion as set forth above) not later than 10:00 a.m. (Cleveland time) at least one Business Day, or three Business Days, in the case of a conversion into a Fixed Rate Borrowing or continuation of a Fixed Rate Borrowing having an Interest

Period of other than one month, prior to the date of the requested conversion or continuation, specifying:

(i) the requested date which shall be a Business Day, of such conversion or continuation;

(ii) the aggregate amount and Type of the Borrowing which is to be converted or continued; and

(iii) the amount and Type(s) of Borrowing(s) into which such Borrowing is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Borrowing having a LIBOR Interest Period other than one month, the duration of the Interest Period applicable thereto.

2.11 Changes in Interest Rate, Etc. Each Floating Rate Borrowing shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Borrowing is made or is converted from a Fixed Rate Borrowing into a Floating Rate Borrowing pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Fixed Rate Borrowing pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Borrowing maintained as a Floating Rate Borrowing will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Borrowing shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Borrowing.

2.12 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Borrowing may be made as, converted into or continued as a Fixed Rate Borrowing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Borrowing shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Borrowing shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Borrowing plus 2% per annum.

2.13 Method of Payment.

(i) All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. All payments by Borrower hereunder shall be made in dollars in lawful currency of the United States of America.

(ii) As provided elsewhere herein, all Lenders’ interests in the Borrowings and the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with KeyBank for each payment of principal, interest and fees as it becomes due hereunder.

2.14 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Borrowings, effect selections of Types of Borrowings and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Borrowing shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity, whether by acceleration or otherwise. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Borrowing is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Borrowing shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16 Notification of Borrowings, Interest Rates and Prepayments. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent (or such earlier time as is required by Section 2.9). The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Borrowing promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17 Lending Installations. Subject to Section 3.6, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.18 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

2.19 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its Fixed Rate Loans at a suitable Lending Installation pursuant to Section 3.3, (c) becomes a Defaulting Lender, or (d) cannot lend to a Qualified Borrower pursuant to Section 2.1(b), in each case, with a replacement bank or other financial institution; provided that (i) such replacement eliminates the circumstances giving rise to such replacement right and does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement bank or institution shall purchase, at par all Loans and, to the extent due and owing at such time pursuant to the terms hereof, the Borrower shall repay any other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any Fixed Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced

Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein unless paid by the replacement Lender), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.20 [Intentionally Omitted.]

2.21 [Intentionally Omitted.]

2.22 [Intentionally Omitted.]

2.23 [Intentionally Omitted.]

2.24 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Loans directly or indirectly, shall be applied in the following order of priority:

(i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

(ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with Section 3.1;

(iii) to the payment of all fees to the Administrative Agent;

(iv) first to interest then due to the Lenders until paid in full and then to principal for all Lenders (other than Defaulting Lenders) in accordance with the Percentages of the Lenders until principal is paid in full;

(v) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

(vi) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

2.25 Usury. This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.26 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment and Borrowings of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.2); provided that any waiver, amendment or modification that increases the Commitment of a Defaulting Lender, forgives all or any portion of the principal amount of any Loan or interest thereon owing to a Defaulting Lender, reduces the Applicable Margin on the underlying interest rate owing to a Defaulting Lender or extends the Maturity Date shall require the consent of such Defaulting Lender;

ARTICLE IIA

COLLATERAL SECURITY; RESTRICTED INTERESTS.

2A.1 Collateral. The obligations of the Borrower under the Loan Documents shall be secured by (i) a perfected first priority lien or security title and security interest to be held by the Administrative Agent for the benefit of the Lenders in the Collateral, and (ii) such additional collateral, if any, as the Administrative Agent for the benefit of the Lenders from time to time may accept as security for the obligations of the Borrower under the Loan Documents (a) with the consent of the Required Lenders, which consent may be given or withheld in the sole discretion of the Required Lenders, or (b) which is added pursuant to Section 2A.2 or Section 2A.3.

2A.2 Substitution or Addition of Restricted Interests. Provided no Default or Unmatured Default (other than a Default under Section 6.18(ix), (x), (xi) and (xii) which is being cured as a result of the transactions contemplated by this Section 2A.2 and/or Section 2A.3) shall have occurred hereunder or under the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 2A.2 and/or Section 2A.3), the Borrower from time to time (a) may include certain Potential Properties owned by Borrower or Wholly Owned Subsidiaries of Borrower as additional Subject Properties for the purpose of replacing existing Subject Properties or providing additional Subject Properties, and (b) shall provide additional Pledged Interests to Administrative Agent in the event of a refinancing of the applicable Subject Property Indebtedness or other change in circumstances which permits the pledge of additional Pledged Interests to Administrative Agent (the events described in this clause (b) being referred to herein as a “Collateral Increase”).

Notwithstanding the foregoing, no Potential Properties shall be included as additional Subject Properties unless and until the following conditions precedent shall have been satisfied, and in connection with a Collateral Increase, Borrower shall only be required to satisfy, or cause to be satisfied, the conditions specified in the following clauses (a), (e), (f), (g), (h), (j), (k) and (l) (provided, however, that for purposes of such Collateral Increase conditions, references to “Potential Property” or “Potential Properties” shall be deemed to mean the Subject Property that is related to such Collateral Increase):

(a) Borrower shall have indicated to Administrative Agent in writing whether such proposed Potential Properties are intended to be Pledged Equity Properties, Pledged Distribution Properties or Negative Pledge Properties, provided, however, that such Potential Property shall only be included as a Negative Pledge Property to the extent that the applicable Subject Property Loan Documents prohibit such Potential Property from becoming a Pledged Equity Property or a Pledged Distributions Property, and further provided, that such Potential Property shall only be included as a Pledged Distributions Property to the extent that the applicable Subject Property Loan Documents prohibit such Potential Property from becoming a Pledged Equity Property;

(b) such Potential Properties shall qualify as Subject Properties;

(c) the Potential Property shall be owned, directly or indirectly, one hundred percent (100%) by Borrower or a direct or indirect wholly owned Subsidiary of Borrower and Borrower or a wholly owned Subsidiary of Borrower shall have total control over all decisions regarding the Potential Property (including the operation, financing and disposition thereof);

(d) Administrative Agent shall have received and approved (i) the organizational structure and organizational documents for the direct and indirect owners of such Potential Property and (ii) the current operating statements with respect to such Potential Property;

(e) there shall be no security interests in, liens on, or other encumbrances affecting such Potential Property or the Borrower’s and its Subsidiaries’ direct and indirect interests therein except security interests, liens and encumbrances expressly permitted under Section 6.15, and, with respect to Pledged Properties, there shall be no restriction or prohibition on the pledge, assignment and/or transfer of the applicable Pledged Interests, including, without limitation, under the applicable Subject Property Loan Documents;

(f) solely with respect to Potential Properties intended to constitute Pledged Properties, each of the representations set forth in the Assignment of Interests to be executed pursuant to (g) below and in Section 5.21 of this Agreement shall be true and correct;

(g) solely with respect to Potential Properties intended to constitute Pledged Properties, Borrower and any applicable Subsidiary of Borrower shall have executed and delivered to the Administrative Agent all instruments, documents, or agreements, including an Assignment of Interests (or in the case of a Collateral Increase, an amended and restated Assignment of Interests) in substantially the same form as the Assignment of Interests delivered to Administrative Agent on or prior to the date hereof (with such changes as Administrative Agent may reasonably deem necessary or advisable with respect to Potential Properties constituting Distributions Interests Properties), Acknowledgments in substantially the same form as the Acknowledgments delivered to Administrative Agent on or prior to the date hereof and Uniform Commercial Code financing statements and membership, partnership and stock certificates and blank transfer powers, as the Administrative Agent shall deem reasonably necessary or desirable to obtain and perfect a first priority security interest in, or lien on, the interests related to such Potential Property which are intended to constitute Pledged Interests;

(h) with respect to Potential Properties intended to constitute (i) Pledged Distributions Properties, (ii) Pledged Equity Properties pursuant to which the Pledged Equity Interests being pledged consist of less than one hundred percent (100%) of the Capital Stock of such Assignor and (iii) Negative Pledge Properties (to the extent not prohibited by the applicable Subject Property loan Documents), unless waived by Administrative Agent in its sole and absolute discretion, DDR shall have delivered to Administrative Agent an Account Agreement and an Instruction Letter in form and substance satisfactory to Administrative Agent and Uniform Commercial Code financing statements and other documents, as the Administrative Agent shall deem reasonably necessary or desirable to obtain and perfect a first priority security interest in, or lien on, the Excess Funds related to such Potential Property to the extent there is a Cash Management Agreement in place in favor of (or for the benefit of) the lender with respect to such Subject Property Indebtedness encumbering such Potential Property;

(i) the Administrative Agent, on behalf of the Lenders, shall have received a legal opinion of Borrower’s and Assignor’s counsel, addressed to the Lenders in substantially the form attached hereto as Exhibit “B” with such changes as Administrative Agent may deem reasonably necessary or such other form as the Administrative Agent may reasonably approve;

(j) prior to or contemporaneously with such addition or substitution, the Borrower shall submit to Administrative Agent a Compliance Certificate demonstrating that after giving effect to such addition or substitution, no Default or Unmatured Default shall exist with respect to Section 6.18(ix), (x), (xi) and (xii) (and Administrative Agent shall promptly forward a copy of such Compliance Certificate to the Lenders);

(k) the Administrative Agent, on behalf of the Lenders, shall have received any certificates or other information or documentation with respect to the applicable Potential Property and related proposed Pledged Interest(s) (if any) as the Administrative Agent, shall deem reasonably necessary or desirable; and

(l) after giving effect to the inclusion of such Potential Properties as Subject Properties, the Borrower shall be in compliance with all covenants contained herein and in the other Loan Documents.

If all of the foregoing conditions precedent shall have been satisfied, each such Potential Property shall be deemed a Subject Property and a Pledged Equity Property, Pledged Distributions Property or Negative Pledge Property (consistent with Borrower’s designation pursuant to clause (a) above), and Administrative Agent may unilaterally amend Schedule 1.1, Schedule 1.2 and Schedule 1.3, as applicable, to give effect to such addition and/or substitution and the Lenders shall be deemed, without taking any action, to have waived any violation of the covenants set forth in Section 6.18(ix), (x), (xi) and (xii) that Borrower cures by means of the inclusion of such Potential Properties as Subject Properties.

2A.3 Cash Collateral Account. In the event that (a) the Borrower desires to sell or refinance a Subject Property and such sale or refinance would result in a Default or Unmatured Default under Section 6.18(ix), (x), (xi) and (xii) hereunder immediately after giving effect to such sale or refinance, (b) Borrower desires to cure a Default or Unmatured Default under Section 6.18(ix), (x), (xi) and (xii) hereunder, or (c) Borrower desires to replace a Subject Property with cash collateral, Borrower may establish with the Administrative Agent for the benefit of the Lenders a “cash collateral” account of the Borrower (“Cash Collateral Account”) into which Borrower may elect to deposit cash to be included in the calculation of Borrower’s compliance with Sections 6.18(ix), (x), (xi) and (xii) hereof. The Borrower hereby grants a security interest in the Cash Collateral Account and all amounts held therein from time to time (the “Cash Collateral”) to the Administrative Agent for the benefit of the Lenders to secure the Obligations. The Borrower shall execute and deliver to Administrative Agent for the account of the Lenders, such further documents and instruments as Administrative Agent may request to evidence the creation and perfection of such security interest in the Cash Collateral Account and the Cash Collateral (including, without limitation, a Cash Collateral Account Agreement in form and substance reasonably satisfactory to Administrative Agent). Only the Administrative Agent shall have access to the Cash Collateral Account and the Cash Collateral. If all of the foregoing conditions have been satisfied, the Cash Collateral shall be included as Collateral hereunder and the Lenders shall be deemed to have waived any violation of the covenants set forth in Sections 6.18(ix), (x), (xi) or (xii) that Borrower cures by means of the inclusion of such Cash Collateral as Collateral hereunder. So long as there does not exist a continuing Default, to the extent that all or a portion of the Cash Collateral deposited in the Cash Collateral Account is not needed to maintain the Borrower’s compliance with Sections 6.18(ix), (x), (xi) and (xii) hereof as of the last day of any quarter, the Borrower may request in writing that Administrative Agent return the portion of such Cash Collateral not required to maintain such compliance with Sections 6.18(ix), (x), (xi) and (xii) (the “Excess Cash Collateral”). Administrative Agent shall promptly return the Excess Cash Collateral to Borrower upon Administrative Agent’s receipt of such request and Administrative Agent’s agreement with the calculations set forth therein. Upon the occurrence of a Default (and during the continuance thereof), at the direction of the Required Lenders, the Administrative Agent may declare a portion of the principal balance of the Loans equal to any amounts then on deposit in the Cash Collateral Account to be due and payable without demand. Such amounts shall be withdrawn from the Cash Collateral Account by the Administrative Agent and shall be applied to the Obligations. Additionally, in the event that Borrower has not replaced any such Cash Collateral deposited in the Cash Collateral Account by adding Potential Properties as additional Subject Properties in accordance with Section 2A.2 within ninety (90) days after the deposit of such Cash Collateral in the Cash Collateral Account, Administrative Agent may withdraw such Cash Collateral from the Cash Collateral Account and apply such funds to the Obligations.

2A.4 Intentionally Omitted.

2A5. Sale of a Subject Property; Release of Pledged Interest. Provided no Default or Unmatured Default shall have occurred hereunder or under the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 2A.5 and transactions simultaneously occurring under Section 2A.2 and/or 2A.3, if any), (i) a Subject Property Owner may from time to time sell, transfer or otherwise convey a Subject Property (or the Borrower or a Subsidiary may sell, transfer or convey the direct or indirect interests in such Subject Property Owner) or enter into a Joint Venture pursuant to which Borrower no longer owns directly or indirectly 100% of the interests in a Subject Property Owner (a “Subject Property Transfer”), and/or (ii) the Administrative Agent shall release a Pledged Interest from the lien or security title of the Security Documents encumbering the same (a “Subject Property Release”; a Subject Property Transfer and/or a Subject Property Release being referred to herein as a “Subject Property Transaction”), subject to and upon the following terms and conditions:

(a) The Borrower shall deliver to the Administrative Agent written notice of the desire to consummate any such Subject Property Transaction on or before the date which is five (5) Business Days prior to the date on which any such Subject Property Transaction is to be effected;

(b) On or before the date which is five (5) Business Days prior to the date of such Subject Property Transaction, the Borrower shall submit to Administrative Agent a Compliance Certificate demonstrating that after giving effect to (i) such Subject Property Transaction and (ii) the prepayment described in (c) below or the deposit of the cash collateral with Administrative Agent described in (c) below, if any, no Default or Unmatured Default shall exist with respect to Section 6.18(ix), (x), (xi) or (xii); and

(c) To the extent required to remain in compliance with Borrower’s covenants set forth in Section 6.18(ix), (x), (xi) or (xii) the Borrower shall, simultaneously with or prior to such Subject Property Transaction, either (a) provide additional Subject Properties pursuant to and in accordance with Section 2A.2 necessary to remain in compliance with Borrower’s covenants set forth in Section 6.18(ix), (x), (xi) or (xii), (b) pay to the Administrative Agent for the account of the Lenders, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price for such Property in an amount necessary to remain in compliance with Borrower’s covenants set forth in Section 6.18(ix), (x), (xi) or (xii) or (c) deposit with Administrative Agent cash collateral in accordance with Section 2A.3 in an amount necessary to remain in compliance with Borrower’s covenants set forth in Section 6.18(ix), (x), (xi) and (xii). Such payments shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero.

After giving effect to such Subject Property Transaction, the underlying Project that was the subject of such Subject Property Transaction shall no longer be a Subject Property, and Administrative Agent may unilaterally amend Schedule 1.1, Schedule 1.2 and Schedule 1.3, as applicable to give effect to such Subject Property Transaction.

ARTICLE III

CHANGE IN CIRCUMSTANCES

3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, including without limitation, the adoption after the Agreement Execution Date, of any rule, regulation, policy or directive promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act:

(i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Fixed Rate Loans, or

(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Borrowings), or

(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by it, by an amount deemed material by such Lender as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or to reduce the return receivable by such Lender or applicable Lending Installation, as the case may be, in connection with such Fixed Rate Loans, Commitment or participations therein, then, within ten (10) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount receivable. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 3.1, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.2 Changes in Capital Adequacy Regulations. If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, the Loans or its obligation to make Loans, as the case may be, hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk Based Capital Guidelines” means (i) the risk based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing (a) the 2004 report of the Basel Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurement and Capital Standards - A Revised Framework,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement and (b) any rules and regulations implemented pursuant to Basel III.

3.3 Availability of Types of Borrowings. If any Lender in good faith determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Borrowing and require any Fixed Rate Borrowings of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Borrowings are not available, the Administrative Agent shall suspend the availability of the affected Type of Borrowing with respect to any Fixed Rate Borrowings made after the date of any such determination, or (ii) an interest rate applicable to a Type of Borrowing does not accurately reflect the cost of making a Fixed Rate Borrowing of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall suspend the availability of the affected Type of Borrowing with respect to any Fixed Rate Borrowings made after the date of any such determination. If the Borrower is required to so repay a Fixed Rate Borrowing, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Alternate Base Rate.

3.4 Funding Indemnification. If any payment of a ratable Fixed Rate Borrowing occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable Fixed Rate Borrowing is not made, or is not continued, converted or prepaid, on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost only if and to the extent that a Lender requests such indemnification from the Borrower incurred by it resulting therefrom (determined by the Agent at a Lender’s request as set forth below for Fixed Rate Borrowings) (“Breakage Costs”), including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable Fixed Rate Borrowing, and shall pay all such losses or costs within fifteen (15) days after written demand therefor. Without limitation of any losses arising from changes in the Fixed Rate adverse to the Lenders, in no event will the administrative fee payable by the Borrower as a result of such early payment or failure to make an advance exceed $250 per contract occurrence per Lender (such amount shall be payable only if and to the extent that a Lender requests such administrative fees from Borrower) to be billed by the Administrative Agent within ten (10) Business Days following the applicable quarter end along with Breakage Costs. Breakage Costs for a Fixed Rate Borrowing shall be determined by the Administrative Agent on behalf of that Lender by multiplying the amount prepaid by the amount, if any, by which (x) a Fixed Rate for a term quoted on page 3750 of the Dow Jones Market Service telerate screen and closest to (but at least as long as) the remaining duration of the Interest Period as the case may be for the principal sum being prepaid, and for an amount comparable to such principal sum, is less than (y) the Fixed Rate in effect for the principal sum being so prepaid, immediately prior to the prepayment of such sum, all as determined as of the date of the occurrence of the event giving rise to the Breakage Costs.

3.5 Taxes.

(i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

(iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States

Internal Revenue Service Form W-8BEN or W-8ECI (or any successor or other applicable form prescribed by the IRS), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

(vi) Each Non-U.S. Lender shall promptly notify the Borrower of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it to mitigate or avoid, any obligation by the Borrower to pay any amount pursuant to Section 3.5. Without limiting the foregoing, each Non-U.S. Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrower of) any event described above.

(vii) If any Lender or the Administrative Agent receives a refund or credit in respect of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.5, such Lender or Administrative Agent shall within 30 days from the date of such receipt pay over the amount of such refund or credit to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon request of such Lender or Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other reasonable charges) to such Lender or Administrative Agent in the event such Lender or Administrative Agent is required to repay such refund or credit to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(viii) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

(ix) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Fixed Rate Borrowings under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any

Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Initial Borrowing. The Lenders shall not be required to make the Borrowing on the Agreement Execution Date hereunder unless (a) the Borrower shall, prior to or concurrently with such Borrowing, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following (the term “Borrower” being deemed to include any Qualified Borrower as of the Agreement Execution Date):

(i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders (including the Qualified Borrower Note), this Agreement and the Qualified Borrower Guaranty;

(ii) (A) Certificates of good standing for each Borrower and each Subsidiary Guarantor from the states of organization of each Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) current foreign qualification certificates for the Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer, in each jurisdiction where the failure of the Borrower or such Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

(iii) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower and each Subsidiary Guarantor, (and such Borrower’s and Subsidiary Guarantor’s managing partner, general partner or managing member) and certified by an officer of the Borrower, such Subsidiary Guarantor and such other owners (or such Borrower’s, Subsidiary Guarantor’s and such other owner’s managing partner, general partner or managing member), respectively, together with all amendments thereto;

(iv) Incumbency certificates, executed by officers of the Borrower and each Subsidiary Guarantor (or such Borrower’s and Subsidiary Guarantor’s managing partner, general partner or managing member), which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of the Borrower and such Subsidiary Guarantor and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(v) Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor (or such Borrower’s and Subsidiary Guarantor’s managing partner, general partner or managing member) of the Board of Directors’

resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Borrowings provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Subsidiary Guarantor;

(vi) A written opinion of the Borrower’s and the Subsidiary Guarantors’ counsel, addressed to the Lenders in a form reasonably acceptable to the Administrative Agent;

(vii) A certificate, signed by an officer of the Borrower, stating that on the Agreement Execution Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the Agreement Execution Date provided that such certificate is in fact true and correct;

(viii) The most recent financial statements of the Borrower and the most recent operating statements with respect to each Subject Property;

(ix) UCC financing statement, judgment and tax lien searches with respect to Borrower, each Subsidiary Guarantor and each Assignor;

(x) Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(xi) [Intentionally Omitted.]

(xii) Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the Borrowing made on the Agreement Execution Date;

(xiii) The duly executed originals of amendments and/or ratifications of the Security Documents signed by each of the parties thereto (or receipt by the Administrative Agent from a party thereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with the originally executed counterparts thereof). Additionally, the Administrative Agent shall have received, at the Borrower’s expense, evidence in form and substance satisfactory to the Administrative Agent that the Security Documents remain effective to continue in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in the Collateral described in the Security Documents and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such security interests have been duly effected and that any and all consents necessary or desirable with respect to such security interest, have been received and remain in full force and effect as of the Agreement Execution Date;

(xiv) Evidence in form and substance satisfactory to the Administrative Agent, that the sum of (a) outstanding principal balance of the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any) on the Agreement Execution Date plus (b) the sum of the Subject Property Indebtedness as of the Agreement Execution Date, is not greater than sixty-seven percent (67%) of the then Value of Subject Properties;

(xv) Unless waived by Administrative Agent in its sole and absolute discretion, a copy of an Instruction Letter duly executed by an applicable Subject Property Owner to the extent there is a Cash Management Agreement in place in favor of (or for the benefit of) the lender with respect to such Subject Property Indebtedness encumbering such Subject Property; and

(xvi) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

4.2 Each Borrowing. The Lenders shall not be required to make any Borrowing unless on the applicable Borrowing Date:

(i) There exists no Default or Unmatured Default; and

(ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

Each Borrowing Notice with respect to each such Borrowing shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1 Existence. DDR is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Beachwood, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each Qualified Borrower is duly organized and validly existing under the laws of its state of organization, properly licensed (if required) in good standing, and has requisite authority to conduct its businesses in each jurisdiction in which its business is conducted except where the failure to be qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse

Effect. Each of Borrower’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2 Authorization and Validity. The Borrower and the Assignors have the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform their respective obligations thereunder. The execution and delivery by the Borrower and the Assignors of the Loan Documents and the performance of their respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and the Assignors enforceable against the Borrower and the Assignors, respectively, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower or the Assignors of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation, by-laws, partnership agreement, operating agreement or other organizational documents, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement except those in favor of the Administrative Agent under the Security Documents. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission.

5.4 Financial Statements; Material Adverse Change. All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent audited financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower, its Subsidiaries, the Collateral and the Subject Properties which could reasonably be expected to have a Material Adverse Effect.

5.5 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding (i) with respect to any of the Subject Properties or (ii) for amounts in excess of $250,000 with respect to Projects other than the Subject Properties. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.6 Litigation and Guarantee Obligations. Except as set forth on Schedule 3 hereto or as set forth in written notice to the Administrative Agent from time to time after the Agreement Execution Date, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower, any of its Subsidiaries, the Collateral or the Subject Properties which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the disclosure of the litigation identified on Schedule 3 or in a written notice after the Agreement Execution Date, to Administrative Agent, unless such disclosure has been approved in writing by the Required Lenders, the Borrower, based on consultation with its counsel, represents that the Borrower is unlikely to suffer any adverse result in such litigation that would reasonably be likely to have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

5.7 Subsidiaries. Schedule 4 sets forth the name of, and the ownership interest of the Borrower and its Subsidiaries in each Assignor and each Subsidiary of such Assignors, in each case as of the Agreement Execution Date. The shares of each corporate Pledged Entity held by an Assignor are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens except Liens in favor of the Administrative Agent. The interest of each Assignor in each non-corporate Pledged Entity is owned free and clear of any Liens except Liens in favor of Administrative Agent.

5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.9 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, to the knowledge of Borrower, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

5.10 Regulation U. The Borrower has not used the proceeds of any Borrowing to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

5.11 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

5.12 Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

5.13 Ownership of Properties. Except as set forth on Schedule 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries have good and marketable title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements as owned by it.

5.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15 Intentionally Omitted.

5.16 Solvency. (i) Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the

Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

5.17 Insurance. The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

(i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

(ii) Builder’s risk insurance for any Project under construction in the amount of the construction cost of such Project;

(iii) Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and

(iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

5.18 REIT Status. The Borrower is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

5.19 Environmental Matters. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) To the best knowledge of the Borrower, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

(b) To the best knowledge of the Borrower, (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

(c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

(e) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower’s knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

(f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.20 Setoff. The rights of the Administrative Agent and the Lenders with respect to the Collateral are not subject to any setoff, withholdings or other defenses. The Borrower and the Assignors are the owners of the Collateral free from any lien, security interest, encumbrance, setoff or other claim or demand other than Liens expressly permitted pursuant to Section 6.15.

5.21 Subject Properties. The Projects identified on Schedule 1.1, Schedule 1.2 and Schedule 1.3 each satisfy the requirements for Subject Properties set forth in the definition of “Subject Properties”. The Subject Property Loan Documents prohibit (a) the Negative Pledge Properties from being included as Pledged Equity Properties and Pledged Distributions Properties, and (b) the Pledged Distributions Properties from being included as Pledged Equity Properties, and the applicable Assignor has pledged to Administrative Agent as Collateral all of the right, title and interest of such Assignor in and to the Capital Stock and Distributions that such Assignor is permitted to pledge under such Subject Property Loan Documents. Other than restrictions prohibiting Negative Pledge Properties and Pledged Distribution Properties from becoming Pledged Equity Properties, the Subject Property Loan Documents and the organizational documents of the direct and indirect owners of the Subject Properties do not prohibit, restrict or limit the pledge of the Collateral to Administrative Agent or the subsequent transfer or assignment of the Collateral, other than, (i) solely with respect to the Puerto Rico Properties known as the MetLife Properties, the requirement to deliver notice of any such subsequent transfer or assignment and a non-consolidation opinion to the lender under the Subject Property Loan Documents which encumber such Puerto Rico Properties in connection with any transfer or assignment (but not pledge) of the Collateral related to such Puerto Rico Properties, (ii) solely with respect to the Puerto Rico Properties known as the John Hancock Properties, the requirement to satisfy the rating agency requirements under the Subject Property Loan Documents which encumber such Puerto Rico Properties in connection with any transfer or assignment (but not pledge) of the Collateral related to such Puerto Rico Properties, (iii) restrictions in certain Subject Property Loan Documents for Pledged Distribution Distributions Properties which prohibit such Pledged Distributions Properties from qualifying as Pledged Equity Properties, and (iv) those conditions to the subsequent transfer of the Pledged Equity Interests that are identified in Schedule 5.21 attached hereto and made a part hereof.

5.22 OFAC. The Borrower and its Subsidiaries are not (and will not be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and are not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, each of Borrower and its Subsidiaries hereby agrees to provide to the Lenders any additional information that a Lender deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

5.23 Unencumbered Assets. Each of the assets included as an Unencumbered Asset for purposes of the covenants contained herein, satisfies each of the requirements for an Unencumbered Asset set forth in the definition thereof.

ARTICLE VI

COVENANTS

During the term of this Agreement and until payment in full of the Obligations and termination of the Commitments, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

(i) As soon as available, but in any event not later than 45 days after the close of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ended June 30, 2011, for the Borrower and its Subsidiaries, a copy of Borrower’s Financial Statements in the form filed under 10-Q which shall include an unaudited consolidated balance sheet as of the close of each such period, which may be in the form filed as its 10-Q, and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by DDR’s chief financial officer or chief accounting officer;

(ii) As soon as available, but in any event not later than 45 days after the close of each of the first three fiscal quarters, for the Borrower and its Subsidiaries, a copy of the Borrower’s Quarterly Financial Supplement and other schedules as may be required containing the following reports in form and substance reasonably satisfactory to the Lenders, which may be in the form filed as its 10-Q, all certified by DDR’s chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, Consolidated Unsecured Indebtedness, Consolidated Cash Flow and an Asset Schedule listing all assets and their net operating income with a breakdown between Unencumbered Assets and other assets, and newly acquired Projects, and Borrower will provide such other information on all Projects as may be reasonably requested;

(iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements in the form filed as 10-K, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by PricewaterhouseCoopers (or other independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent) and an asset schedule listing all consolidated assets and their net operating income with a breakdown between Unencumbered Assets and other assets, and Acquisition Assets;

(iv) Together with the quarterly and annual financial statements required hereunder, a Compliance Certificate signed by DDR’s chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(v) As soon as possible and in any event within 10 days after a responsible officer of DDR knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(vi) As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

(vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

(viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission;

(ix) Prompt written notice of any default or event of default under any of the Subject Property Loan Documents together with copies of any such notices of default or event of default;

(x) Concurrently with the delivery of the financial statements referred to in Sections 6.1(i) and 6.1(iii), a list of all the Subject Properties owned by any Subsidiary of the Borrower as of the last day of such fiscal quarter setting forth the following information with respect to each such Subject Property as of such date: (i) the Net Operating Income for such Subject Property for the prior twelve (12) months, and (ii) a list of the outstanding loan balance with respect to any Subject Property Indebtedness for such Subject Property; and

(xi) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 6.1(i), (ii), (iii), (vii) or (viii) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed in Article XIII; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each

Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.2 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Borrowings for the general corporate purposes of the Borrower, including working capital needs, the repayment of Indebtedness, making investments in First Mortgage Receivables, making Mezzanine Debt Investments, financing for property acquisitions of new Projects and construction of new improvements or expansions of existing improvements on Projects. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Borrowings (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

6.3 Notice of Default. The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4 Conduct of Business. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited partnership or limited liability company, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

6.5 Taxes. The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, provided, that with respect to the Collateral, the Subject Properties and the Borrower’s direct and indirect interests in the Subject Properties, forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower or the applicable Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Administrative Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

6.6 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Projects and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

6.7 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

6.8 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

6.9 Inspection. The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

6.10 Maintenance of Status. The Borrower shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

6.11 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (d) the Borrower may make Restricted Payments if there is no then existing Default or Unmatured Default (after notice thereof to Borrower), no Default or Unmatured Default would occur after giving effect to such Restricted Payment and Restricted Payments paid on account of any period of four (4) consecutive fiscal quarters, in the aggregate, would not exceed 95% of Funds From Operations for such period of four (4) consecutive fiscal quarters. Notwithstanding the foregoing, the Borrower or any Subsidiary shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

6.12 Merger; Sale of Assets.

(a) The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not the Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary, (b) mergers solely to change the jurisdiction of organization of a Subsidiary, and (c) as otherwise approved in advance by the Required Lenders. Notwithstanding the foregoing, the Borrower shall not, directly or indirectly, permit any merger or consolidation of any direct or indirect owner of any Subject Property or any transfer of a Subject Property unless (i) such transaction satisfies the requirements of Section 2A.5, and (ii) if in connection with such transaction additional Collateral is proposed to be pledged to Administrative Agent or if Administrative Agent deems it reasonably necessary or desirable in order to maintain, obtain and/or perfect a first priority security interest in, or lien on, the Collateral affected by such transaction which is intended to remain Collateral following such transaction, Borrower and any applicable Subsidiary of Borrower shall have executed and delivered to the Administrative Agent all instruments, documents, or agreements as Administrative Agent shall deem reasonably necessary, including an Assignment of Interests (or amended and restated Assignment of Interests in the case of a Collateral Increase), an Account Agreement (only if required pursuant to §2A.2), Instruction Letter (only if required pursuant to §2A.2), Acknowledgments and Uniform Commercial Code financing statements and membership, partnership and stock certificates and blank transfer powers, as the Administrative Agent shall deem reasonably necessary or desirable to continue and/or obtain and perfect a first priority security interest in, or lien on, such Collateral in accordance with the requirements of Section 2A.2 with respect to Pledged Equity Properties, Pledged Distribution Properties and Negative Pledge Properties, respectively.

(b) Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any of their respective Properties or Projects if a Default has occurred and is continuing.

(c) The Borrower shall deliver to the Administrative Agent and the Lenders prior written notice of the sale, transfer or other disposition of an Unencumbered Asset in a single transaction for consideration in excess of $400,000,000. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of DDR’s chief financial officer or chief accounting officer certifying that the Borrower is in compliance in all material respects with this Agreement and the other Loan Documents and would be in compliance with the financial covenants set forth in Section 6.18 on a pro-forma basis using the most recent quarterly financial statements then available and after giving effect to the proposed transaction (or will be after making the required prepayments described in the next paragraph), along with a certification that the Borrower has no knowledge of any facts or circumstances that would make any such information inaccurate, incomplete or otherwise misleading in any material respect.

(d) To the extent such proposed transaction would result in a failure to comply with the covenants set forth herein, the Borrower shall apply the proceeds of such transaction (together with such additional amounts as may be required), to prepay the Obligations in an amount equal to that which would be required to reduce the Obligations so that Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction. Amounts so prepaid shall be applied to the Obligations in accordance with Section 2.8.

6.13 Sale and Leaseback. The Borrower will not, nor will it permit any of its Subsidiaries to, (i) sell or transfer a Substantial Portion of its Property with respect to any Property other than any Subject Property or any Restricted Interests or (ii) sell or transfer any portion of any Subject Property or any Restricted Interests except as expressly permitted in Section 2A.5, in order to concurrently or subsequently lease such Property as lessee.

6.14 Acquisitions and Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i) Cash Equivalents;

(ii) Investments in existing Subsidiaries, Investments in new Subsidiaries formed for the purpose of developing or acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties and office and industrial properties, and other Investments in new Subsidiaries with the prior written consent of the Required Lenders, which shall not be unreasonably withheld so long as no Default or Unmatured Default has occurred and is continuing;

(iii) transactions permitted pursuant to Section 6.12;

(iv) Investments consisting of intercompany loans and advances made by a Subsidiary to DDR, provided, however, that any such intercompany loans and advances shall be subject to written documentation reasonably satisfactory to Administrative Agent (including, without limitation, a subordination agreement in form and substance reasonably satisfactory to Administrative Agent which subordinates such intercompany loans and advances to the Obligations);

(v) First Mortgage Receivables and Mezzanine Debt Investments; and

(vi) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail, office or industrial properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this Section 6.14 shall be deemed to be “Permitted Acquisitions”.

6.15 Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books or the existence of which do not otherwise violate Section 6.5;

(ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business upon Property other than the Collateral which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii) Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv) Easements, restrictions and such other non-monetary encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(v) Liens upon Property other than the Collateral, the Subject Properties and Borrower’s direct and indirect interests therein, other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein;

(vi) Liens arising pursuant to or in connection with the agreements listed on Schedule 6.15 attached hereto and made a part hereof and first priority mortgages and related financing statements and first priority security agreements on the Subject Properties in existence on the date hereof or now or hereafter encumbering a Project which becomes a Subject Property after the date hereof pursuant to Section 2A.2 and any first priority mortgages and related financing statements and first priority security agreements in connection with a refinancing of any such Subject Property Indebtedness, provided that the existence of such mortgages and the Indebtedness secured thereby does not cause the Borrower to be in violation of Sections 6.18(ix), (x), (xi) and (xii), and further provided, however, that prior to Borrower or any of its Subsidiaries obtaining any such refinancing of any Pledged Property, Borrower shall provide to Administrative Agent contemporaneously with or prior to such refinance (a) a Compliance Certificate demonstrating that after giving effect to such refinance, no Default shall exist with respect to the covenants set forth in Sections 6.18(ix), (x), (xi) and (xii), (b) evidence satisfactory to Administrative Agent that the loan documents evidencing such new indebtedness do not restrict or prohibit the existing pledge, assignment and/or transfer of the applicable Pledged Interests and (c) such replacements or amendments to any applicable Account Agreement and Instruction Letter as Administrative Agent may reasonably deem necessary or advisable;

(vii) Liens in favor of the Administrative Agent and the Lenders under the Loan Documents;

(viii) Collaterally Assigned Intercompany Liens; and

(ix) disputed mechanic’s liens in existence after the Agreement Execution Date on Subject Properties provided, however, Borrower has obtained Administrative Agent’s prior written consent to such liens.

Liens permitted pursuant to this Section 6.15 shall be deemed to be “Permitted Liens”.

6.16 Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.17 Financial Undertakings. The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

6.18 Indebtedness, Cash Flow and Collateral Covenants. The Borrower on a consolidated basis with its Subsidiaries shall not permit, as of the last day of any fiscal quarter:

(i) the sum of (x) Consolidated Outstanding Indebtedness minus (y) the amount of restricted cash and Cash Equivalents held as collateral or in escrow in a bank account by a lender, creditor, or counterparty (“Restricted Cash Collateral”) with respect to any Consolidated Outstanding Indebtedness to exceed sixty percent (60%) of Consolidated Market Value;

(ii) the sum of (x) Consolidated Secured Indebtedness minus (y) Restricted Cash Collateral with respect to Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Consolidated Market Value;

(iii) the Value of Unencumbered Assets to be less than 1.67 times the sum of (x) Consolidated Unsecured Indebtedness minus (y) Restricted Cash Collateral with respect to Consolidated Unsecured Indebtedness;

(iv) Consolidated Cash Flow to be less than 1.5 times Fixed Charges, based on the most recent four (4) fiscal quarters;

(v) Investments in Investment Affiliates (valued on a GAAP basis) to exceed thirty percent (30%) of Consolidated Market Value;

(vi) the Consolidated Group’s aggregate Investment in Developable Land, Passive Non-Real Estate Investments, First Mortgage Receivables, Assets Under Development, and Properties not located in the United States or Puerto Rico, to exceed thirty percent (30%) of Consolidated Market Value; for purposes hereof, Developable Land, Passive Non-Real Estate Investments and First Mortgage Receivables will be valued at the lower of acquisition cost or market value;

(vii) the ratio of Unencumbered NOI for the period of four (4) fiscal quarters then ended to Consolidated Unsecured Indebtedness to be less than 11%, provided, however, that the covenant set forth in this clause (vii) shall no longer be applicable from and after the first date on which DDR obtains both a debt rating of Baa3 or better from Moody’s and a debt rating of BBB- or better from S&P (and regardless of whether or not the Borrower ceases to maintain either of such ratings after such date);

(viii) the aggregate principal amount of Recourse Indebtedness that is secured by a Lien on partnership or other equity interests or by any other Lien which is not a mortgage Lien on real property shall not exceed $600,000,000 (which amount shall include the outstanding Indebtedness under the Loan Documents);

(ix) the aggregate Secured Facility Net Operating Income of the Subject Properties for the prior twelve (12) months to be less than 1.35 times the Implied Debt Service of the Borrower and the Subject Property Owners for such period;

(x) the Value of Subject Properties consisting of Pledged Distribution Properties to be no more than fifty percent (50%) of the aggregate Value of Subject Properties for all Subject Properties;

(xi) the Value of Subject Properties consisting of Pledged Distribution Properties and Pledged Equity Properties to be less than ninety percent (90%) of the aggregate Value of Subject Properties for all Subject Properties;

(xii) the sum of (a) outstanding principal balance of the Loans (less the amount of cash on deposit in the Cash Collateral Account, if any) plus (b) the sum of the Subject Property Indebtedness, to be more than sixty-seven percent (67%) of the then Value of Subject Properties;

(xiii) [Intentionally Omitted]; and

(xiv) the Subject Property Owners to incur any Indebtedness other than (x) secured Indebtedness of the Subject Property Owners in favor of Borrower provided, however, that as a condition to entering into such secured Indebtedness, Borrower shall have delivered to Administrative Agent (a) an allonge to the notes evidencing any such secured Indebtedness, in form and substance reasonably satisfactory to Administrative Agent, and (b) an assignment of mortgage and loan documents in form and substance reasonably satisfactory to Administrative Agent, assigning all of the Borrower’s right, title and interest in and to any documents evidencing or securing such secured Indebtedness (the “Collaterally Assigned Intercompany Liens”), and (y) the Subject Property Indebtedness, the foregoing, being subject however, to the covenants and restrictions set forth in Sections 6.18 (ix), (x), (xi) and (xii).

Notwithstanding anything in this Section 6.18 to the contrary, all calculations to determine compliance with the above financial covenants shall exclude values and amounts, including, without limitation, indebtedness, assets, liabilities, income, revenues and expenses, attributable to any Project owned by a member of the Consolidated Group or an Investment Affiliate if (1) a receiver, custodian, trustee, examiner, liquidator or similar officer has been appointed for such Project, (2) the Indebtedness encumbering or attributable to such Project is Nonrecourse Indebtedness, and (3) no recourse event has been triggered and is continuing under any guaranty or indemnity agreement of a member of the Consolidated Group or an Investment Affiliate related to such Nonrecourse Indebtedness as a result of any of the events described in clause (1) of this paragraph which has not been waived in writing by the holder of such Nonrecourse Indebtedness or with respect to which the holder of such Nonrecourse Indebtedness has not otherwise agreed in writing to forbear from enforcing or exercising its rights under such guaranty or indemnity agreement (but only for so long as such waiver or forbearance continues), provided, further, however, that in no event shall this paragraph be deemed or construed to exclude any Project, member of the Consolidated Group or Investment Affiliate from any covenants, requirements or obligations of such entities set forth in any other Section of this Agreement and in the other Loan Documents. The aggregate amount of such members of the Consolidated Group and Investment Affiliates’ pro rata share of all such Nonrecourse Indebtedness encumbering or attributable to all such Projects excluded from calculations to determine compliance with the above financial covenants shall not exceed $300,000,000.

For purposes of calculating compliance with the covenants set forth in Sections 6.18(x) and (xi) above, DDR shall be permitted to exclude a portion of the Value of Subject Properties from such covenant calculations in order to remain in compliance with such covenants (such excluded amount being referred to as the “Excluded Portion”), provided, however, that the Excluded Portion shall also be excluded from the Value of Subject Properties for purposes of the covenant set forth in Sections 6.18(xii) and DDR shall be required to remain in compliance with all of such covenants after giving effect to the exclusion of the Excluded Portion described in this paragraph.

6.19 Environmental Matters. Borrower and its Subsidiaries shall:

(a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c) Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(d) Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation consistent with standards used by institutional purchasers of similar properties. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes.

6.20 Springing Cash Management Agreements. Promptly following any “trigger event” under a Springing Cash Management Agreement (as defined in the definition of Cash Management Agreement), Borrower shall provide Agent with such Account Agreements, Instructions Letters and UCC Financing Statements with respect thereto as Borrower would have been required to provide in the event that such Springing Cash Management Agreement had constituted a Cash Management Agreement on the Agreement Execution Date or the date such Subject Property was added as a Subject Property, as applicable.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1 Nonpayment of any principal payment on any Note when due.

7.2 Nonpayment of interest upon any Note or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.3 The breach of any of the terms or provisions of Sections 6.2 through 6.19.

7.4 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.5 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

7.6 Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness, in excess of $50,000,000 in the aggregate; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits any Indebtedness, in excess of $50,000,000 in the aggregate to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

7.7 The Borrower, any Assignor, any other direct or indirect owner of a Subject Property, or any Subject Property Owner, or any other Subsidiary having more than $20,000,000 of Equity Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Assignor, any other direct or indirect owner of a Subject Property, or any Subject Property Owner, or any Subsidiary having more than $20,000,000 of Equity Value, or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or for any of the Collateral, the Subject Properties or Borrower’s direct or indirect interests therein, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

7.9 The Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower, any Subsidiary, the Collateral or any of the Subject Properties would exceed $20,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

7.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

7.12 Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates if the estimated costs of remediation at all such Properties in the aggregate exceed $20,000,000.

7.13 The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

7.14 The occurrence of any Material Adverse Effect.

7.15 There shall occur a “Default” under and as defined in the Unsecured Credit Agreement.

7.16 The Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement or any other Loan Document, or this Agreement or any other Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

7.18 A Change of Control shall occur.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration. If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make the Loans shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs, the Required Lenders, at any time prior to the date that such Default has been fully cured, may terminate or suspend the obligations of the Lenders to make the Loan hereunder, or declare the Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower under the Loan Documents (or if no such direction is given within 30 days after a request for direction, the Administrative Agent may proceed to exercise such rights and remedies as the Administrative Agent may deem in the best interests of the Lenders, in its sole discretion, to collect such amounts).

If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2 Amendments. Subject to the provisions of this Article VIII and the right of the Borrower, solely with the agreement of the Administrative Agent and such new banks or existing Lenders as may provide new or increased Commitments, to increase the Aggregate Commitment as described in Section 2.1 above, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into written agreements supplemental hereto for the purpose of amending or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or any provision hereunder or under the other Loan Documents; provided however, that no such supplemental agreement or waiver shall, without the consent in writing of all Lenders directly affected thereby:

(i) Extend the Maturity Date (other than in accordance with Section 2.2) or forgive all or any portion of the principal amount of any Loan or accrued interest thereon (but excluding interest at the default rate), reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal or interest or reduce or waive any fee payable to a Lender.

(ii) Release DDR or any Qualified Borrower from their respective Obligations or subject to releases given in accordance with Section 9.15, release DDR from its guarantee of the obligations of Qualified Borrowers or release any Subsidiary Guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from the Subsidiary Guaranty or any other future guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from any liability it may undertake with respect to the Obligations.

(iii) Reduce the percentage specified in the definition of Required Lenders, or change any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

(iv) Increase the Aggregate Commitment beyond $600,000,000 or increase the Commitment of any Lender.

(v) Permit the Borrower to assign its rights or obligations under this Agreement.

(vi) Amend Sections 2.3, 2.13(ii), 2.24, 8.1, 8.2, 11.1, 11.2 or the definition of Required Lenders.

(vii) Release any of the Collateral except in accordance with Sections 2A.2, 2A.3 and 2A.5.

No amendment, modification or waiver that increases the Commitment of any Lender shall be effective without the consent of such Lender. No amendment, modification or waiver of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

8.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

8.4 Default under Subject Property Loan Documents. The Borrower hereby expressly agrees that upon the occurrence and during the continuation of a Default, the Administrative Agent shall have the right, but not the obligation, to pay any sums or to take any action, to the extent that the applicable Subject Property Owner is permitted to take such action under the terms of the Subject Property Loan Documents, which the Administrative Agent deems necessary or advisable to cure any “Default” (as defined in the applicable Subject Property Loan Documents, or if not defined therein, the word or phrase used therein having similar meaning) or alleged “Default” under the Subject Property Loan Documents (whether or not the Subject Property Owners are undertaking efforts to cure such “Default” or the same is an “Event of Default” (as defined in the applicable Subject Property Loan Documents, or if not defined therein, the word or phrase used therein having similar meaning) under the Subject Property Loan Documents or a Default hereunder), and such payment or such action is hereby authorized by the Borrower, and any sum so paid and any expense incurred by the Administrative Agent in taking any such action shall be evidenced by this Agreement and secured by the Security Documents and shall be immediately due and payable by Borrower to the Administrative Agent with interest at the rate for overdue amounts set forth in Section 2.12 until paid. The Administrative Agent shall be authorized to take such actions upon the written assertion by any holder of any of the Subject Property Loan Documents of the existence of such “Default” or “Event of Default” without any duty to inquire or determine whether such “Default” or “Event of Default” exists. The Borrower shall cause the Subject Property Owners to permit the Administrative Agent to enter upon the Subject Properties for the purpose of curing any “Default” or alleged “Default” under the Subject Property Loan Documents or hereunder. The Borrower hereby transfers and assigns to the Administrative Agent any excess proceeds arising from any foreclosure or sale under power pursuant to the Subject Property Loan Documents, and the Borrower hereby authorizes and directs the holder or holders of the Subject Property Loan Documents to pay such excess proceeds directly to the Administrative Agent up to the amount of the obligations owed to the Administrative Agent and the Lenders under the Loan Documents. Notwithstanding the foregoing, if such “default” under the applicable Subject Property Loan Documents consists of a non-monetary default, subject to the last sentence of this paragraph, Administrative Agent shall not commence any actions to cure such “Default” in the event that the Borrower provides to Administrative Agent within five (5) Business Days following the occurrence of a Default hereunder, a reasonably detailed written notice describing Borrower’s proposed cure of the default under the applicable Subject Property Loan Documents, including the time periods pursuant to which such cure or other actions are anticipated, and any background materials or other information reasonably necessary for an understanding of the nature and timing of the proposed cure or other actions (the “Action Plan”). Borrower shall provide regular written reports to the Administrative Agent describing its progress in achieving the cure or such other actions in accordance with the Action Plan. Notwithstanding the foregoing, in no event shall the foregoing be deemed or construed to limit, preclude or impair the rights of Administrative Agent to make payments, give notice and undertake such actions as it may deem necessary or appropriate in its discretion to preserve, protect and enforce its rights and remedies with respect to the Collateral and/or such Subject Property.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Taxes. Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.7 Expenses; Indemnification. The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, each Lender and their Affiliates, and their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the Collateral, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

To the extent permitted by applicable law, the Borrower and its Affiliates shall not assert and hereby waive any claim against each Lender and its respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort, or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document, the transactions contemplated hereby or thereby, any Loan or the use of proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.9 Accounting. Except as provided to the contrary herein, including Section 1.3, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.11 Nonliability of Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OHIO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

9.13 CONSENT TO JURISDICTION. THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT SITTING IN THE NORTHERN DISTRICT OF OHIO OR STATE COURT SITTING IN CUYAHOGA COUNTY, OHIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.15 Release of Subsidiary Guaranties. If a Subsidiary has delivered a Subsidiary Guaranty, Borrower may at any time request a release of such Subsidiary Guaranty. If there is no Default or Unmatured Default, and Borrower would still be in compliance with all covenants if such Subsidiary were not a Subsidiary Guarantor, then Administrative Agent shall deliver within ten (10) Business Days a release of such Subsidiary Guarantor without the consent of any Lender.

ARTICLE X

THE ADMINISTRATIVE AGENT

10.1 Appointment. KeyBank is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent” it is understood and agreed that Administrative Agent shall not have any fiduciary duties or fiduciary responsibilities to any Lender or by reason of this Agreement or any of the other Loan Documents and is acting as an independent contractor, the duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall administer this Agreement in the same manner and with the same standard of care as it administers similar agreements for its own account.

10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith or in connection with the Collateral except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Borrowings and Commitments hereunder to be classified as being part of a “highly leveraged transaction”. The foregoing shall not limit the liability of the Administrative Agent for a breach of its express obligations and undertakings to the Lenders hereunder which continues after written notice to the Administrative Agent of such breach and its failure to cure such breach within a reasonable time after such notice.

10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary herein, Administrative Agent shall make available promptly after the Agreement Execution Date to any Lender copies of all Loan Documents in its possession which are requested by any such Lender. Administrative Agent shall also furnish to all Lenders promptly after such items are available in final form copies of Default notices issued to the Borrower, amendments to any Loan Documents being proposed by the Administrative Agent or the Borrower, financial statements of the Borrower required hereunder, compliance certificates from the Borrower required by this Agreement or any other notice or communication from the Borrower specifically relating to this Agreement which is actually received by the Administrative Agent. Promptly after the Administrative Agent has actual knowledge of the occurrence of a Default hereunder, the Administrative Agent shall so notify the Lenders.

10.5 Action on Instructions of Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall in all cases be fully protected in so acting, or refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant to such written instructions shall be binding on all of the Lenders and on all holders of Notes and on the Administrative Agent.

10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8 Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents (and without limiting the obligation of the Borrower to so reimburse), (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in Section 10.3. To the extent any amounts so paid by Lenders are thereafter recovered by the Administrative Agent from the Borrower or otherwise, such recovered amount shall be remitted to the Lenders making such payment on a pro rata basis in accordance with their respective portions of such payment. The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender but if the Administrative Agent is no longer a Lender, the Administrative Agent shall resign and a successor shall be appointed as described in Section 10.11. The rights and duties of the Administrative Agent are separate from its rights and duties as a Lender and no transfer of all or any part of the Administrative Agent’s Commitment or its interest as a Lender in the Loans hereunder shall be deemed to transfer any of its rights and duties as Administrative Agent to its successor or successors as a Lender.

10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.11 Successor Administrative Agent. Except as otherwise provided below, KeyBank shall serve as Administrative Agent at all times during the term of the Loans. KeyBank may resign as Administrative Agent in the event (x) KeyBank and Borrower shall mutually agree in writing or (y) a Default shall occur and be continuing under the Loan Documents, or (z) KeyBank shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower’s Affiliates at the time of such decision KeyBank’s resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of KeyBank. KeyBank (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Required Lenders if KeyBank (or such successor Administrative Agent) (a) engages in gross negligence or willful misconduct in the performance of its duties under the Loan Documents or (b) ceases to hold any Commitments or Loans under this Agreement. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning or removed Administrative Agent’s giving notice of its intention to resign or its receipt of notice of removal, then the resigning or removed Administrative Agent shall, prior to the effective date of its resignation, appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank whose senior debt obligations (or whose holding company’s senior debt obligations) are rated not less than “A” or its equivalent by S&P or not less than “A” or its equivalent by Moody’s and which has capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents, subject to the limitations contained in such Article X.

10.12 Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all obligations of the Borrower under the Loan Documents (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, and (iii) if the Loan Documents otherwise permit such release.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of Collateral.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due, subject to Section 11.2.

11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of all Lenders (and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void) and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

12.2 Participations.

12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell, without the consent of the Borrower or the Administrative Agent, to one or more banks, financial institutions, pension funds, or any other funds or entities other than the Borrower or its Affiliates (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any Subsidiary from a Subsidiary Guaranty (subject to Section 9.15).

12.2.3 Benefit of Setoff. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender’s interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3 Assignments.

12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender’s Affiliates or to another Lender or an Approved Fund, or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed (provided that the

Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), any other entity (“Purchasers”) all or any portion of its rights and obligations under the Loan Documents, provided that (a) no assignee shall be entitled to receive any greater amount pursuant to Section 3.5 arising from events prior to the date of the assignment than the amount to which such assignor would have been entitled to receive had no assignment occurred, and such assignee is able to deliver the Form W-8BEN or W-8ECI referenced in Section 3.5(iv) hereof, (b) no assignments may be made to the Borrower or its Affiliates and (c) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing. Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective except in the case of an assignment to an Affiliated Qualified Institution. Such consents shall not be unreasonably withheld or delayed. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that any foreclosure or similar action by such pledgee or assignee shall be subject to the provisions of this Section 12.3.1 concerning assignments; and provided, further that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit D hereto (a “Notice of Assignment”), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to Section 12.6.

12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

12.6 Confidentiality. The Administrative Agent and Lenders agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or by any other Person on the Borrower’s behalf in connection with the Loan Documents and agree and undertake that neither they nor any of their Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. The Administrative Agent and each Lender may disclose such information (1) at the request of (A) any regulatory authority with jurisdiction over the Administrative Agent and/or the Lenders or in connection with an examination of such Person by any such authority, or (B) any self-regulated body, (2) pursuant to subpoena or other process of a court having jurisdiction over the Administrative Agent and/or the Lenders, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over the Administrative Agent and/or the Lenders, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person’s independent auditors, attorneys, agents and other professional advisors, (6) if such information has become public other than through disclosure by such Person or any Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this Section 12.6. Notwithstanding the foregoing, the Borrower authorizes each of the Administrative Agent and each Lender to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required to the Administrative Agent or any Lender, as applicable, hereunder.

12.7 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L 107-56 (signed into law October 26,

2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. Any Lender may request additional information with respect to any Qualified Borrower in connection with such Lender’s “Know your customer” procedures.

12.8 Co-Agents: Lead Managers; No Fiduciary Relationship. None of the Lenders identified on the facing page or signature pages of this Agreement as a “documentation agent,” “syndication agent,” “managing agent”, “co-agent” or “joint arranger/joint book manager” shall have the right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as a “documentation agent,” “syndication agent, “managing agent”, “co-agent” or “joint arranger/joint book manager” shall have or be deemed to have any fiduciary relationship with any Lenders. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. In addition to the foregoing, the Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders, and each of the Lenders identified on the facing page or the signature page hereof as a “documentation agent,” “syndication agent,” “managing agent, “co-agent” or “joint arranger/joint book manager” and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, or any Lenders so identified as a “documentation agent,” “syndication agent,” “managing agent,” “co-agent” or “joint arranger/joint book manager” or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

ARTICLE XIII

NOTICES

13.1 Giving Notice. Except as otherwise permitted by Section 2.14 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. For purposes of any notices required to be given to Borrower, such notices may be given only to DDR. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

13.2 Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

BORROWER: DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:	/s/ David E. Weiss
Print Name:	David E. Weiss
Title:	Executive Vice President

3300 Enterprise Parkway

Beachwood, Ohio 44122

Phone: 216/755-6453

Facsimile: 216/755-3453

Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway

Beachwood, Ohio 44122

Phone: 216/755-5650

Facsimile: 216/755-1560

Attention: General Counsel

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

DDR PR VENTURES LLC, S.E.

By:	/s/ David E. Weiss
Print Name:	David E. Weiss
Title:	Executive Vice President

3300 Enterprise Parkway

Beachwood, Ohio 44122

Phone: 216/755-6453

Facsimile: 216/755-3453

Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway

Beachwood, Ohio 44122

Phone: 216/755-5650

Facsimile: 216/755-1560

Attention: General Counsel

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$45,000,000	LENDERS: KEYBANK NATIONAL ASSOCIATION, Individually and as Administrative Agent

	By:	/s/ Jason R. Weaver
	Print Name:	Jason R. Weaver
	Title:	Senior Vice President

127 Public Square

8th Floor

Cleveland, OH 44114

Phone: 216-689-7984

Facsimile: 216-689-5819

Attention: Jason Weaver

With a copy to:

127 Public Square

8th Floor

Cleveland, OH 44114

Phone: 216-689-4545

Facsimile: 216-689-4997

Attention: Dan Heberle

[Signatures Continued on Following Page]

[SIGNATURE PAGES TO THE SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT]

$45,000,000	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kimberly L. Turner
	Print Name:	Kimberly L. Turner
	Title:	Executive Director
383 Madison Avenue, Floor 24 New York, New York 10179 Phone: (212) 622-8177 Facsimile: (646) 534-0574 Attention: Kimberly L. Turner

[Signatures Continued on Following Page]

$33,000,000	ING REAL ESTATE FINANCE (USA) LLC, Individually and as Documentation Agent

	By:	/s/ Alexander Joerg
	Print Name:	Alexander Joerg
	Title:	Director

	By:	/s/ Michael E. Shields
	Print Name:	Michael E. Shields
	Title:	Managing Director
ING Real Estate Finance (USA) LLC 1325 Avenue of the Americas, 11th Floor New York, New York 10019 Phone: (646) 424-8517 Facsimile: (646) 424-8913 Attention: Mr. Alexander Joerg

[Signatures Continued on Following Page]

$33,000,000	RBS CITIZENS, N.A. D/B/A CHARTER ONE, Individually and as Documentation Agent

	By:	/s/ Erin L. Mahon
	Name:	Erin L. Mahon
	Title:	Vice-President

1215 Superior Avenue, OHS675 Cleveland, Ohio 44114 Telephone: 216-277-0051 Facsimile: 216-277-4600 Attention: Erin L. Mahon

[Signatures Continued on Following Page]

$33,000,000	ROYAL BANK OF CANADA

	By:	/s/ David Cole
	Print Name:	David Cole
	Title:	Authorized Signature

Three World Financial Center, 200 Vesey Street New York, New York 10281-8098 Phone: 212-428-6404 Facsimile: 212-428-6460 Attention: David Cole

[Signatures Continued on Following Page]

$33,000,000	SCOTIABANC INC., Individually and as Documentation Agent

	By:	/s/ H. Thind
	Print Name:	H. Thind
	Title:	Director

Scotiabanc Inc. 711 Louisiana Street, Suite 1400 Houston, TX 77002 Phone: 832-426-6001 Facsimile: 832-426-6000 Attention: J.F. Todd, Managing Director
With a copy to: The Bank of Nova Scotia One Liberty Plaza, 25th Floor New York, NY 10006 Phone: 212-225-5167 Facsimile: 212-225-5166 Attention: Mr. George Sherman

[Signatures Continued on Following Page]

$25,000,000	PNC BANK, NATIONAL ASSOCIATION, Individually

	By:	/s/ John E. Wilgus, II
	Print Name:	John E. Wilgus, II
	Title:	Senior Vice President

1900 E. Ninth Street, 22nd Floor Cleveland, Ohio 44114 Phone: 216-222-6032 Facsimile: 216-222-6070 Attention: John E. Wilgus, II

[Signatures Continued on Following Page]

$25,000,000	REGIONS BANK

	By:	/s/ Rob MacGregor
	Print Name:	Rob MacGregor
	Title:	Senior Vice President

6805 Morrison Blvd., Ste. 100 Charlotte, NC 28211 Telephone: (704) 442-4723 Facsimile: (704) 442-4790 Attention: Rob MacGregor

[Signatures Continued on Following Page]

$25,000,000	THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York),

	By:	/s/ Kenneth McDonnell
	Print Name:	Kenneth McDonnell
	Title:	Managing Director

One Wall Street 21st Floor New York, New York 10286 Telephone: (212) 635-1066 Facsimile: (212) 809-9520 Attention: Kenneth McDonnell

[Signatures Continued on Following Page]

$25,000,000	THE HUNTINGTON NATIONAL BANK

	By:	/s/ Michael Kauffman
	Print Name:	Michael Kauffman
	Title:	Senior Vice President

917 Euclid Avenue CM17 Cleveland, Ohio 44114 Telephone: 216-515-6983 Facsimile: 877-297-9067 Attention: Michael Kauffman

[Signatures Continued on Following Page]

$25,000,000	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Curt M. Steiner
	Print Name:	Curt M. Steiner
	Title:	Senior Vice President

209 S. LaSalle St., Suite 21 0 Chicago, IL 60604 Telephone: 312-325-8756 Facsimile: 312-325-8852 Attention: Curt M. Steiner

[Signatures Continued on Following Page]

$25,000,000	WELLS FARGO BANK, N.A.

	By:	/s/ Gregory W. Ward
	Print Name:	Gregory W. Ward
	Title:	Vice-President

200 Public Square, Suite 3200

Cleveland, OH 44114

Telephone: 216-344-6945

Facsimile: 216-344-6939

Attention: Gregory W. Ward

With a copy to:

Gail Duran

Loan Administrator

Wells Fargo Bank

123 N. Wacker Drive

Suite 1900

Chicago, IL 60606

Phone: (312) 345-1923

Fax: (312) 782-0969

[Signatures Continued on Following Page]

$20,000,000	SUMITOMO MITSUI BANKING CORPORATION

	By:	/s/ William G. Karl
	Print Name:	William G. Karl
	Title:	General Manager

277 Park Avenue New York, NY 10172 Phone: 212-224-4058 Facsimile: 212-224-4887 Attention: Mr. Charles J. Sullivan

[Signatures Continued on Following Page]

$15,000,000	BANK OF AMERICA, N.A.,

	By:	/s/ Eyal Namordi
	Print Name:	Eyal Namordi
	Title:	Senior Vice President
231 South LaSalle Street Chicago, IL 60604 Phone: 312/828-5215 Facsimile: 312/974-4970 Attention: Ms. Cheryl Sneor

[Signatures Continued on Following Page]

$15,000,000	CITICORP NORTH AMERICA, INC.

	By:	/s/ John C. Rowland
	Print Name:	John C. Rowland
	Title:	Director
388 Greenwich Street, 23rd Floor New York, New York 10013 Phone: 212-816-4947 Facsimile: 646-291-1630 Attention: John Rowland

[Signatures Continued on Following Page]

$15,000,000	DEUTSCHE BANK TRUST COMPANY AMERICAS, INC.

	By:	/s/ James Rolison
	Print Name:	James Rolison
	Title:	Managing Director

	By:	/s/ George R. Reynolds
	Print Name:	George R. Reynolds
	Title:	Director
200 Crescent Court #550 Dallas. Texas 75201 Phone: 214-740-7906 Facsimile: 214-740·7910 Attention: Justin Shull

[Signatures Continued on Following Page]

$15,000,000	GOLDMAN SACHS BANK USA

	By:	/s/ Mark Walton
	Print Name:	Mark Walton
	Title:	Authorized Signatory
c/o Goldman Sachs & Co. 30 Hudson Street, 38th Floor Jersey City, New Jersey 07302 Phone: 212-934-3921 Facsimile: 917-977-3966 Attention: Brian Halbeisen

[Signatures Continued on Following Page]

$15,000,000	MORGAN STANLEY SENIOR FUNDING, INC.

	By:	/s/ Melissa James
	Print Name:	Melissa James
	Title:	Managing Director
1585 Broadway New York, New York 10036 Phone: 212-761-1953 Facsimile: 212-507-2388 Attention: Melissa James

[Signatures Continued on Following Page]

$15,000,000	UBS LOAN FINANCE, LLC

	By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director
and

	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director
677 Washington Blvd. Stamford, Connecticut 06901 Telephone: 203-719-4839 Facsimile: 203-719-3390 Attention: Samantha Mason

[Signatures Continued on Following Page]

$9,000,000	FIRST TENNESSEE BANK NATIONAL ASSOCIATION

	By:	/s/ Greg Cullum
	Print Name:	Greg Cullum
	Title:	Sr. Vice President
First Tennessee Bank 701 Market Street Chattanooga, Tennessee 37402 Phone: (423) 757-4272 Facsimile: (423) 757-4040 Attention: Greg Cullum

[Signatures Continued on Following Page]

$9,000,000	THE NORTHERN TRUST COMPANY

	By:	/s/ Carol B. Conklin
	Print Name:	Carol B. Conklin
	Title:	Senior Vice President
50 S. LaSalle St., Floor M-27 Chicago, Illinois 60603 Phone: 312-557-3878 Facsimile: 312-557-1425 Attention: Carol B. Conklin

[Signatures Continued on Following Page]

EXHIBIT A-1

AMENDED AND RESTATED NOTE

_________, _____

Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), promises to pay to the order of _________________________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Second Amended and Restated Secured Term Loan Agreement (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the main office of KeyBank National Association, as Administrative Agent at 127 Public Square, Cleveland, Ohio 44114-1306, or such other address as may be designated by Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Maturity Date or such earlier date as may be required under the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Secured Term Loan Agreement, dated as of June 28, 2011 among the Borrower, DDR PR Ventures, LLC, S.E., a Delaware limited liability company, KeyBank National Association, individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Ohio.

This Note and certain other Notes being executed contemporaneously herewith is delivered in amendment and restatement of the “Notes” as such term is defined in the Original Loan Agreement.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,

DATED ____________, ____

Date	Principal Amount of Loan	Maturity of Interest Period	Maturity Principal Amount Paid	Unpaid Balance

EXHIBIT B

FORM OF OPINION

JONES DAY FORM OF OPINION

             , 20

To the Lenders and the Agent

  Referred to Below

c/o KeyBank National Association

127 Public Square

Cleveland, Ohio 44114

Re:  Developers Diversified Realty Corporation

Ladies and Gentlemen:

We have acted as special counsel [Developers Diversified Realty Corporation, an Ohio corporation (“DDRC”), DOTRS Limited Liability Company, an Ohio limited liability company (“DOTRS”), Hendon/Atlantic Rim Johns Creek, LLC, a Georgia limited liability company (“Hendon/Atlantic”), GS DDR LLC, an Ohio limited liability company (“GS DDR”), GS Boardman LLC, a Delaware limited liability company (“Boardman”), GS Brentwood LLC, a Delaware limited liability company (“Brentwood”) and DDR Realty Company, a Maryland real estate investment trust and the managing member of GS DDR (“DDR Realty”)], in connection with [(i) the First Amended and Restated Collateral Assignment of Interests, dated as of the date hereof (the “GS DDR Collateral Assignment”), by GS DDR in favor of KeyBank National Association, as administrative agent (the “Agent”) for itself and for the lenders (the “Lenders”) from time to time party to the Second Amended and Restated Secured Term Loan Agreement, dated as of June 28, 2011 (as amended or modified through the date hereof, the “Loan Agreement”), among DDRC, the Qualified Borrowers (as defined in the Loan Agreement) party thereto, the Agent and the Lenders, and (ii) the Collateral Assignment of Interests, dated as of the date hereof (the “DDRC Collateral Assignment” and together with the GS DDR Collateral Assignment, the “Collateral Assignments”), by DDRC in favor of the Agent for itself and for the Lenders]. [DDRC, DOTRS, Hendon/Atlantic, GS DDR, Boardman and Brentwood] are sometimes referred to herein individually as a “Transaction Party” and collectively as the “Transaction Parties.” This opinion letter is delivered to you in connection with the Collateral Assignments. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Collateral Assignments. The Uniform Commercial Code, as amended and in effect in the State of Ohio on the date hereof, is referred to herein as the [“OH UCC.”] With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, the following:

(1)	[an executed copy of the GS DDR Collateral Assignment;]

To the Lenders and the Agent

             , 20

(2)	[an executed copy of the DDRC Collateral Assignment;]

(3)	[an executed copy of the Acknowledgment, dated as of the date hereof (the “DOTRS Acknowledgment”), by DOTRS to and for the benefit of the Agent and the Lenders;]

(4)	[an executed copy of the Acknowledgment, dated as of the date hereof (the “Hendon/Atlantic Acknowledgment”), by Hendon/Atlantic to and for the benefit of the Agent and the Lenders;]

(5)	[an executed copy of the Acknowledgment, dated as of the date hereof (the “Boardman Acknowledgment”), by Boardman to and for the benefit of the Agent and the Lenders;]

(6)	[an executed copy of the Acknowledgment, dated as of the date hereof (the “Brentwood Acknowledgment”), by Brentwood to and for the benefit of the Agent and the Lenders;]

(7)	the Officer’s Certificate of each Transaction Party and DDR Realty delivered to us in connection with this opinion letter, copies of each of which are attached hereto as Exhibits A-1 through A-[7] (each, an “Officer’s Certificate” and, collectively, the “Officer’s Certificates”);

(8)	[an unfiled copy of the financing statement (the “DDRC Financing Statement”), a copy of which is attached hereto as Exhibit B, naming DDRC as debtor and the Agent as secured party, which DDRC Financing Statement we understand will be filed in the office of the Secretary of State of the State of Ohio (such office, the “Ohio Filing Office”);]

(9)	[an unfiled copy of the financing statement (the “GS DDR Financing Statement”), a copy of which is attached hereto as Exhibit C, naming GS DDR as debtor and the Agent as secured party, which GS DDR Financing Statement we understand will be filed in the Ohio Filing Office;]

(10)	[a copy of the Second Amended and Restated Articles of Incorporation of DDRC certified by the Secretary of State of the State of Ohio on March 21, 2011 and certified to us by an officer of DDRC as being complete and correct and in full force and effect as of the date hereof;]

(11)	[a copy of the Articles of Organization of DOTRS certified by the Secretary of State of the State of Ohio on March 21, 2011 and certified to us by an officer of DDRC on behalf of DOTRS as being complete and correct and in full force and effect as of the date hereof;]

To the Lenders and the Agent

             , 20

(12)	[a copy of the Amended and Restated Articles of Organization of Hendon/Atlantic certified by the Secretary of State of the State of Georgia on March 18, 2011 and certified to us by an officer of DDRC on behalf of Hendon/Atlantic as being complete and correct and in full force and effect as of the date hereof;]

(13)	[a copy of the Articles of Organization of GS DDR certified by the Secretary of State of the State of Ohio on March 21, 2011 and certified to us by an officer of DDR Realty on behalf of GS DDR as being complete and correct and in full force and effect as of the date hereof;]

(14)	[a copy of the Certificate of Formation of Boardman certified by the Secretary of State of the State of Delaware on March 18, 2011 and certified to us by an officer of DDR Realty on behalf of Boardman as being complete and correct and in full force and effect as of the date hereof;]

(15)	[a copy of the Certificate of Formation of Brentwood certified by the Secretary of State of the State of Delaware on March 18, 2011 and certified to us by an officer of DDR Realty on behalf of Brentwood as being complete and correct and in full force and effect as of the date hereof;]

(16)	[a copy of the Declaration of Trust of DDR Realty certified by the Department of Assessments and Taxation of the State of Maryland on March 21, 2011 and certified to us by an officer of DDR Realty as being complete and correct and in full force and effect as of the date hereof;]

(17)	[a copy of a certificate, dated March 21, 2011, of the Secretary of State of the State of Ohio as to the existence and good standing of DDRC, in the State of Ohio as of such date;]

(18)	[a copy of a certificate, dated March 18, 2011, of the Secretary of State of the State of Ohio as to the full force and effect of DOTRS, in the State of Ohio as of such date;]

(19)	[a copy of a certificate, dated March 18, 2011, of the Secretary of State of the State of Georgia as to the existence of Hendon/Atlantic, in the State of Georgia as of such date;]

(20)	[a copy of a certificate, dated March 18, 2011, of the Secretary of State of the State of Ohio as to the full force and effect of GS DDR, in the State of Ohio as of such date;]

To the Lenders and the Agent

             , 20

(21)	[a copy of a certificate, dated March 18, 2011, of the Secretary of State of the State of Delaware as to the existence and good standing of Boardman, in the State of Delaware as of such date;]

(22)	[a copy of a certificate, dated March 18, 2011, of the Secretary of State of the State of Delaware as to the existence and good standing of Brentwood, in the State of Delaware as of such date;]

(23)	[a copy of a certificate, dated March 22, 2011, of the Department of Assessments and Taxation of the State of Maryland as to the existence and good standing of DDR Realty, in the State of Maryland as of such date;]

(24)	[a copy of the Amended and Restated Code of Regulations of DDRC certified to us by an officer of DDRC as being complete and correct and in full force and effect as of the date hereof;]

(25)	[a copy of the Amended and Restated Operating Agreement of DOTRS certified to us by an officer of DDRC on behalf of DOTRS as being complete and correct and in full force and effect as of the date hereof;]

(26)	[a copy of the Second Amended and Restated Operating Agreement of Hendon/Atlantic certified to us by an officer of DDRC on behalf of Hendon/Atlantic as being complete and correct and in full force and effect as of the date hereof;]

(27)	[copy of the Operating Company Agreement of GS DDR certified to us by an officer of DDR Realty on behalf of GS DDR as being complete and correct and in full force and effect as of the date hereof;]

(28)	[copy of the Limited Liability Company Agreement of Boardman certified to us by an officer of DDR Realty on behalf of Boardman as being complete and correct and in full force and effect as of the date hereof;]

(29)	[copy of the Limited Liability Company Agreement of Brentwood certified to us by an officer of DDR Realty on behalf of Brentwood as being complete and correct and in full force and effect as of the date hereof; and]

(30)	[a copy of the Bylaws of DDR Realty certified to us by an officer of DDR Realty as being complete and correct and in full force and effect as of the date hereof.]

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The documents referred to in items [(1) through (6)] above, inclusive, are referred to herein collectively as the “Documents.” Each of the organizational documents described in items [(10) through (16)] above, inclusive, is referred to herein as a “Certified Organizational Document”, each of the documents described in items [(24) through (30)] above, inclusive, is referred to herein as an “Operative Document”, each of the certificates described in items [(17) through (23)] above is referred to herein as a “Good Standing Certificate” and each of the documents described in items [(25), (26), (28) and (29)] above is referred to herein collectively as the “LLC Agreements.” As used herein, “security interest” means “security interest” as defined in Section 1-201(37) of the OH UCC.

In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures (other than the signatures of the officers signing the Documents on behalf of a Transaction Party[, or DDR Realty]), the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact (but not conclusions of law) relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Transaction Parties and others. In connection with the opinions expressed in the first [five] sentences of paragraph (a) below, we have relied solely upon the Good Standing Certificates and other certificates of public officials as to the factual matters and legal conclusions set forth therein. With respect to the opinions expressed in clause (i) in paragraph (a) below and clauses (ii) and (iv)(A) of paragraph (b) and clauses (ii) and (iv)(A) of paragraph (c) below, our opinions are limited to (x) our actual knowledge, if any, of the business activities and properties of the Transaction Parties [or DDR Realty, as the case may be,] based solely upon the relevant Officer’s Certificate in respect of such matters and without any independent investigation or verification on our part and (y) only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(a) [DDRC] is a corporation existing and in good standing under the laws of the State of Ohio. [Each of DOTRS and GS DDR] is a limited liability company existing and in full force and effect under the laws of the State of Ohio. [Hendon/Atlantic] is a limited liability company existing under the laws of the State of Georgia. [Each of Boardman and Brentwood] is a limited liability company existing and in good standing under the laws of the State of Delaware. [DDR Realty] is a real estate investment trust existing and in good standing under under the laws of the State of Maryland. Each Transaction Party has the corporate or limited liability company, as applicable, power and authority (i) to conduct its business substantially as described in the Officer’s Certificate of such Transaction Party and, [in the case of DDRC and GS DDR, respectively,] to own and grant a security interest in the Collateral (as defined in the Collateral Assignments) that it purports to own and grant a security interest in, and (ii) to enter into and to

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incur and perform its obligations under the Documents to which it is a party. [DDR Realty] has the real estate investment trust power and authority to execute and deliver each of the [GS DDR Collateral Assignment, the Boardman Acknowledgment and the Brentwood Acknowledgment, respectively, (i) in its capacity as the managing member of GS DDR and (ii) in its capacity as the managing member of GS DDR, which is the managing member of each of Boardman and Brentwood, as applicable.]

(b) The execution and delivery to the Agent and the Lenders by each Transaction Party of the Documents, in each case, to which it is a party and the performance by such Transaction Party of its obligations thereunder, and [in the case of DDRC and GS DDR, respectively,] the granting of the security interests provided for in each of the Collateral Assignments and the authorization to file financing statements in respect thereof, (i) have been authorized by all necessary corporate or limited liability company, as applicable, action by, and shareholder or member, as applicable, action in respect of, such Transaction Party, (ii) do not require under present law, or present regulation of any governmental agency or authority, of the State of Ohio[, the State of Georgia, the State of Maryland] or the United States of America, [or under the Limited Liability Company Act of the State of Delaware (the “LLC Act”)], any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the State of Ohio[, the State of Georgia, the State of Maryland] or the United States of America, [or the State of Delaware under the LLC Act,] that has not been made or obtained except (A) those required in the ordinary course of business after the date hereof in connection with the performance by such Transaction Party of its obligations under certain covenants contained in the Documents to which it is a party, (B) to perfect liens and security interests, if any, granted by such Transaction Party thereunder (without limiting the opinions expressed in paragraphs (g) and (h) below), and (C) pursuant to securities and other laws that may be applicable to the disposition of any collateral subject thereto, (iii) do not contravene any provision of the Certified Organizational Document or Operative Document of such Transaction Party, (iv) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of Ohio, [the State of Georgia, the State of Maryland,] the United States of America [or the LLC Act], applicable to such Transaction Party or its property or (B) any agreement binding upon such Transaction Party or its property that is listed on Annex I to the Officer’s Certificate thereof or any court judgment, decree or order binding upon such Transaction Party or its property that is listed on Annex II to the Officer’s Certificate thereof (this opinion letter being limited in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, judgment, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation) and (v) do not and will not result in or require the creation or imposition of any security interest or lien upon any of its properties pursuant to the provisions of any agreement binding upon such Transaction Party or its properties that is listed on Annex I to the Officer’s Certificate thereof other than any security

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interests or liens created by the Documents and any other security interests or liens in favor of the Agent or the Lenders arising under any of the Documents or applicable law.

(c) The execution and delivery to the Agent and the Lenders by [DDR Realty of each of the GS DDR Collateral Assignment, the Boardman Acknowledgment and the Brentwood Acknowledgment, in its capacity as the managing member of GS DDR and in its capacity as the managing member of GS DDR, in its capacity as the managing member of each of Boardman and Brentwood, as applicable,] (i) have been authorized by all necessary real estate investment trust action by, and trustee action in respect of, [DDR Realty,] (ii) do not require under present law, or present regulation of any governmental agency or authority, of the State of Ohio, [the State of Maryland] or the United States of America, [or under the LLC Act,] any filing or registration by [DDR Realty] with, or approval or consent to [DDR Realty] of, any governmental agency or authority of the State of Ohio, [the State of Maryland] or the United States of America, [or the State of Delaware under the LLC Act,] that has not been made or obtained, (iii) do not contravene any provision of the Certified Organizational Document or Operative Document of [DDR Realty], and (iv) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of Ohio, [the State of Maryland] or the United States of America, [or the LLC Act,] applicable to [DDR Realty] or its property or (B) any agreement binding upon [DDR Realty] or its property that is listed on Annex I to the Officer’s Certificate thereof or any court judgment, decree or order binding upon [DDR Realty] or its property that is listed on Annex II to the Officer’s Certificate thereof (this opinion letter being limited in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, judgment, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation).

(d) Each Document has been duly executed and delivered to the Agent on behalf of each Transaction Party signatory thereto [(including by DDR Realty, as applicable)], and each Document constitutes a valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms.

(e) The [GS DDR] Collateral Assignment creates in favor of the Agent for the benefit of the Lenders, as security for the Obligations (as defined in the [GS DDR] Collateral Assignment), a security interest in [GS DDR’s] right, title and interest in the Collateral (as defined in the [GS DDR] Collateral Assignment) (including [GS DDR’s membership interests in each of Boardman and Brentwood] identified on Exhibit B to the [GS DDR] Collateral Assignment (herein, the “[GS DDR] Pledged Interests”)), to which Article 9 of the OH UCC is applicable (the “[GS DDR] Article 9 Collateral”).

(f) The [DDRC] Collateral Assignment creates in favor of the Agent for the benefit of the Lenders, as security for the Obligations (as defined in the [DDRC] Collateral Assignment), a security interest in [DDRC’s] right, title and interest in the Collateral (as defined in the

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[DDRC] Collateral Assignment) (including [DDRC’s membership interests in each of DOTRS and Heldon/Atlantic] identified on Exhibit B to the [DDRC] Collateral Assignment (herein, the “[DDRC] Pledged Interests”, and collectively with the [GS DDR] Pledged Interests, the “Pledged Interests”)), to which Article 9 of the OH UCC is applicable (the “[DDRC] Article 9 Collateral”).

(g) The [GS DDR] Financing Statement is in proper form for filing in the [Ohio] Filing Office. Upon the effective filing of the [GS DDR] Financing Statement with the [Ohio] Filing Office, the Agent will have, for the benefit of the Lenders, a perfected security interest in that portion of the [GS DDR] Article 9 Collateral (including the [GS DDR] Pledged Interests), in which a security interest may be perfected by filing a financing statement with the [Ohio Filing Office under the OH UCC].

(h) The [DDRC] Financing Statement is in proper form for filing in the [Ohio] Filing Office. Upon the effective filing of the [DDRC] Financing Statement with the [Ohio] Filing Office, the Agent will have, for the benefit of the Lenders, a perfected security interest in that portion of the DDRC Article 9 Collateral (including the [DDRC] Pledged Interests), in which a security interest may be perfected by filing a financing statement with the [Ohio Filing Office under the OH UCC].

(i) Based upon our review of the LLC Agreements as in effect on the date hereof and the OH UCC, the Pledged Interests are not “securities” within the meaning of Section 8-103 of the OH UCC, and under Article 9 of the OH UCC the Pledged Interests constitute “general intangibles” within the meaning of Section 9-102 of the OH UCC.

(j) [No transfer tax, deed tax, conveyance tax or similar tax is due and payable as a result of the granting of a security interest in the Pledged Interests by GS DDR or DDRC, respectively, in favor of the Agent for the benefit of the Lenders pursuant to the Collateral Assignments or upon foreclosure by the Agent on any of the Pledged Interests (or in connection with an assignment in lieu of foreclosure), in each case under the laws of the [State of Georgia or the State of Ohio]. We express no opinion as to any transfer tax, deed tax, conveyance tax or similar tax is due and payable as a result of the granting of a security interest in the GS DDR Pledged Interests by GS DDR in favor of the Agent for the benefit of the Lenders pursuant to the GS DDR Collateral Assignment or upon foreclosure by the Agent on any of the GS DDR Pledged Interests (or in connection with an assignment in lieu of foreclosure) under the laws of the [State of Missouri].]1

(k) The granting of a security interest in the [GS DDR] Pledged Interests and the [DDRC] Pledged Interests by [GS DDR and DDRC, respectively,] in favor of the Agent for the

[1]

Opinion paragraph (j) shall only be provided by Jones Day when the Subject Property is located in a state where Jones Day has an office and is permitted by its opinion committee to provide such opinion for the relevant jurisdiction.

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benefit of the Lenders pursuant to each of the Collateral Assignments, is exempt from registration under the United States Securities Act of 1933, as amended.

[NOTE: Additional opinions to be added (and corresponding revisions made) if Pledged Interests constitute certificated securities, including without limitation, applicable Article 8 opinions.]

[NOTE: Additional opinions to be added (and corresponding revisions made) if the applicable Security Documents (as defined in the Financing Agreement) related to a Pledged Interests include an Account Agreement (as defined in the Financing Agreement). Such additional opinions and revisions to be in the form set forth in the opinion provided to Agent in connection with the June 28, 2011 closing of the Second Amended and Restated Secured Term Loan Agreement.]

To Our Actual Knowledge there are no legal proceedings (i) pending before any court or arbitration tribunal or (ii) overtly threatened in writing, in each case, against any Transaction Party [or DDR Realty] that seek to enjoin or otherwise interfere directly with the transactions contemplated by the Documents. For purposes of this paragraph, “Actual Knowledge” means, with respect to any person, the conscious awareness of facts by such person; “Our Actual Knowledge” means the Actual Knowledge of any lawyer included in the Covered Lawyer Group; and the “Covered Lawyer Group” means the lawyers currently in our firm who have given substantive legal attention to the representation of the Transaction Parties [and DDR Realty] in connection with the negotiation of the Documents and the transactions contemplated thereby, such lawyers being [Brett P. Barragate, Caroline M. Williams and David G. W. Roberts]. In making the foregoing statements, we have inquired as to the Actual Knowledge of the lawyers included in the Covered Lawyer Group with respect to the existence of the legal proceedings described above and we have relied on certificates of officers or other representatives of the Transaction Parties [and the DDR Realty]. We have not, however, made any review, search or investigation of any public or private records or files, including, without limitation, litigation dockets or other records or files of the Transaction Parties [or of DDR Realty] or of Jones Day.

The opinions set forth above are subject to the following qualifications and limitations:

(A) Our opinions in paragraph (d) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies, including without limitation specific performance), whether such principles are considered in a proceeding at law or in equity, and

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(iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Ohio or the United States of America, but the inclusion of such provisions does not affect the validity as against the Transaction Parties party thereto of the Documents as a whole and the Documents contain adequate provisions for the practical realization of the principal benefits provided by the Documents, in each case subject to the other qualifications and limitations contained in this opinion letter.

(B) We express no opinion as to the enforceability of any provision in the Documents:

(i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy thereunder (including without limitation any self-help or taking-possession remedy), except in compliance with the OH UCC and other applicable laws;

(ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the OH UCC or of any of the rights or duties referred to in Section 9-603 of the OH UCC;

(iii) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

(iv) providing that any person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

(v) relating to choice of governing law;

(vi) waiving any rights to trial by jury;

(vii) purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States federal courts to adjudicate any matter;

(viii) purporting to create a trust or other fiduciary relationship;

(ix) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Documents;

(x) giving any person or entity the power to accelerate obligations or to foreclose upon collateral without any notice to the obligor;

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(xi) providing for the performance by any guarantor of any of the nonmonetary obligations of any person or entity not controlled by such guarantor;

(xii) providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Section 9-401 or Sections 9-406 through 9-409 of the OH UCC;

(xiii) providing for the payment of attorneys’ fees;

(xiv) providing for a confession of judgment;

(xv) granting any party a power of attorney to act on behalf of any Transaction Party;

(xvi) waiving or affecting any right of any Transaction Party to receive notices; or

(xvii) waiving any statute of limitations.

(C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

(i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

(ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

(D) We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a “Waiver”) by any Transaction Party under any of the Documents to the extent limited by Sections 1-102(3), 9-602 or 9-624 of the OH UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under Section 9-602 or 9-624 of the OH UCC or other provisions of applicable law (including judicial decisions).

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(E) Our opinions in paragraphs [(e), (f), (g) and (h)] above are subject to the following assumptions, qualifications and limitations:

(i) Any security interest in the proceeds of collateral is subject in all respects to the limitations set forth in Section 9-315 of the OH UCC.

(ii) We express no opinion as to the nature or extent of the rights, or the power to transfer rights, of any Transaction Party in, or title of any Transaction Party to, any collateral under any of the Documents, or property purporting to constitute such collateral, or the value, validity or effectiveness for any purpose of any such collateral or purported collateral, and we have assumed that each Transaction Party has sufficient rights in, or power to transfer rights in, all of such collateral or purported collateral for the liens and security interests provided for under the Documents to attach.

(iii) We express no opinion as to the priority of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents. Other than as expressly noted in paragraphs [(g) and (h)] above, we express no opinion as to the perfection of, and other than as expressly noted in paragraphs [(e) and (f)] above, we express no opinion as to the creation, validity or enforceability of, any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents. We express no opinion as to the creation, validity or enforceability of any pledge, security interest, assignment for security, lien or other encumbrance, as the case may be, that may be created or purported to be created under the Documents in any commercial tort claims.

(iv) In the case of property that becomes collateral under the Documents after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of such case.

(v) We express no opinion as to the enforceability of the liens and security interests under the Documents in any item of collateral subject to any restriction on or prohibition against transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item (without limiting the opinions expressed in [clause (iii) of paragraph (b) above and clause (iii) of paragraph (c) above)], except to the extent that any such restriction is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the OH UCC.

(vi) We call to your attention that Article 9 of the [OH UCC] requires the filing of continuation statements within the period of six months prior to the expiration of

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five years from the date of original filing of financing statements under the [OH UCC] in order to maintain the effectiveness of such financing statements and that additional financing statements may be required to be filed to maintain the perfection of security interests if the debtor granting such security interests makes certain changes to its name, or changes its location (including through a change in its jurisdiction of organization) or changes the location of certain types of collateral, all as provided in the [OH UCC]. We specifically disclaim any responsibility for filing any such continuation statements or any additional financing statement on your behalf or for advising you further of the need to do so.

(vii) We call to your attention that an obligor (as defined in the OH UCC) other than a debtor may have rights under Part 6 of Article 9 of the OH UCC.

(viii) With respect to our opinions above as to the perfection of a security interest in the Article 9 Collateral through the filing of a financing statement, we express no opinion with respect to the perfection of any such security interest in any Article 9 Collateral constituting timber to be cut, as extracted collateral, cooperative interests, or property described in Section 9-311(a) of the OH UCC (including, without limitation, property subject to a certificate-of-title statute), and we express no opinion with respect to the effectiveness of any financing statement filed or purported to be filed as a fixture filing.

(ix) We express no opinion as to the effectiveness of a description of collateral as “all the debtor’s assets” or “all the debtor’s personal property” or words to similar effect for purposes of Section 9-203 of the OH UCC.

(x) We have assumed that each Transaction Party is organized solely under the laws of the state identified as its jurisdiction of organization in its Certified Organizational Document and Good Standing Certificate.

(xi) We have assumed that the information pertaining to the Agent in each of the [DDRC] Financing Statement and the [GS DDR] Financing Statement is correct in all respects.

(F) To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents (other than the Transaction Parties) have the power to enter into and perform such documents and to consummate the transactions contemplated thereby, and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the parties to the Documents (other than the Transaction Parties).

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(G) We express no opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law.

(H) The opinions expressed herein are limited to (i) the federal laws of the United States of America and the laws of the State of Ohio, (ii) to the extent relevant to the opinions expressed in paragraphs (a), (b), and (c), [the laws of the State of Georgia, the laws of the State of Maryland and the LLC Act,] and with respect to due execution and delivery as expressed in paragraph (d), [the laws of the State of Georgia, the laws of the State of Maryland and the LLC Act,] and (iii) to the extent relevant to the opinions expressed in paragraph (j) above, the laws of the States of [Ohio and Georgia], in each case as currently in effect. Our opinions in paragraphs (e), (f), (g) and (h) above are limited to Article 9 of the [OH UCC], and our opinions in paragraph (i) above are limited to Articles 8 and 9 of the [OH] UCC, and therefore those opinion paragraphs do not address (i) laws of jurisdictions other than [Ohio, and laws of Ohio] except for Articles 8 and 9 of the [OH] UCC, and (ii) collateral of a type not subject to Article 9 of the [OH] UCC.

(I) Our opinions are limited to those expressly set forth herein, and we express no opinions by implication. This opinion letter speaks only as of the date hereof.

(J) The opinions expressed herein are solely for the benefit of the addressees hereof and your assignees referred to below in connection with the transaction referred to herein and may not be relied on by such addressees or such other persons or entities for any other purpose or in any manner or for any purpose by any other person or entity. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the Loans under the Loan Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 12.3 of the Loan Agreement, on the condition and understanding that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to any person or entity other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment.

Very truly yours,

Exhibit A-1

DEVELOPERS DIVERSIFIED REALTY CORPORATION

OFFICER’S CERTIFICATE

[             , 20    ]

The undersigned officer of [Developers Diversified Realty Corporation, an Ohio corporation] (the “Company”), hereby certifies, as of the date hereof in connection with the execution, delivery and performance by the Company of the Collateral Assignment of Interests, dated as of the date hereof (the “Collateral Assignment”), by the Company in favor of KeyBank National Association, as administrative agent for itself and for the lenders from time to time party thereto (in such capacity, the “Agent”), and with the consummation of the transactions contemplated thereby and the opinion of Jones Day (the “Opinion”) delivered in connection therewith, as follows:

1. Attached as (a) Annex I hereto is a list of all indentures, mortgages, deeds of trust, security and/or pledge agreements, guarantees, loan and/or credit agreements and other agreements or instruments (other than the Documents and the Loan Documents (as defined in the Loan Agreement)) and (b) Annex II hereto is a list of all judgments, decrees and orders, in each case in clause (a) and (b) above, to which the Company is a party or that are otherwise binding upon the Company or any of its assets or property and that contain financial or other covenants or provisions for defaults or events of default or similar events or occurrences or other provisions that otherwise would or could have the effect of (i) restricting the types of provisions that any other agreement to which the Company becomes a party may contain, (ii) restricting the conduct of the Company’s business, the incurrence by the Company of indebtedness, guarantees, or other liabilities or obligations, or the creation of liens upon any of the Company’s property or assets, or otherwise restricting the execution, delivery, and performance of, or the consummation of the transactions contemplated by, the Collateral Assignment or any of the other Documents to which the Company is a party, or (iii) resulting in, or requiring the creation or imposition of, any lien upon any of the Company’s assets or property as a result of the execution, delivery or performance of, or the consummation of the transactions contemplated by, any of the Documents to which the Company is a party.

A true and complete copy of each of the above agreements, instruments, judgments, decrees and orders has heretofore been furnished to Jones Day.

No default or event of default under, or violation of, any such agreement, instrument, judgment, decree or order exists or, immediately after giving effect to entry into the Documents or consummation of any of the transactions contemplated thereby, will exist.

2. The nature of the Company’s business and properties, and the purpose of the Company is to engage in the following business and activities: [owning, managing and developing a portfolio of shopping centers and business centers, and any businesses or activities related or incidental thereto]. The Company is not engaged in any activity or business, and does not own any properties, not permitted pursuant to those provisions of its Articles of Incorporation or Regulations, as amended, specifying the nature of the Company’s business and the purposes of the Company. The Company does not engage or propose to engage in any industry or business or activity, or own any property or asset, that causes or would cause it to be subject to special local, state or federal regulation not applicable to business organizations generally (including, without limitation, those regulations applicable only to banks, savings and loan institutions, insurance companies, public utilities or investment companies).

3. To the best knowledge of the Company (i) no proceeding is pending in any jurisdiction for the dissolution or liquidation of the Company, and the Company has not filed any certificate or order of dissolution, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its state of formation, and the Company has paid all taxes currently due, if any, and taken all other action required by state law to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Company’s Articles of Incorporation or Code of Regulations, as amended.

4. Jones Day may rely upon the accuracy of all factual representations and warranties of the Company contained in the Documents, in this Officer’s Certificate and in all documents and certificates referred to therein or delivered in connection therewith.

Capitalized terms used but not defined in this Officer’s Certificate have the meanings ascribed to them in the Opinion.

[ Signature follows. ]

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

[DEVELOPERS DIVERSIFIED CORPORATION]

By:

Name:	David E. Weiss
Title:	Executive Vice President, General Counsel and Secretary

ANNEX I

1.[                    ]

ANNEX II

[None.]

Exhibit B

[DDRC] Financing Statement

See attached.

Exhibit C

[GS DDR] Financing Statement

See attached.

EXHIBIT C

COMPLIANCE CERTIFICATE

To:	The Administrative Agent and
the Lenders party to the Agreement
described below

For the Fiscal Quarter Ending ____________

For the Fiscal Year Ending ______________

This Compliance Certificate is furnished pursuant to Section of the Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011 (as modified and amended from time to time, the “Agreement”), among DEVELOPERS DIVERSIFIED REALTY CORPORATION and any additional qualified Borrowers that are parties thereto (collectively, the “Borrower”), KEYBANK NATIONAL ASSOCIATION (the “Administrative Agent”), the several banks, financial institutions and other entities from time to time parties thereto (collectively, with the Arrangers, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, not individually, but as “Administrative Agent.” Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

The undersigned _________________, the ______________ of the Borrower hereby certifies as follows:

(1) The financial statements referred to in Section 6.1(i), 6.1(ii), 6.1(iii) or 6.1(iv), as the case may be, of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then-ended, in accordance with GAAP applied consistently throughout such period and with prior periods (except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein), subject, in the case of interim financial statements, to normal and customary year-end adjustments.

(2) Attached hereto are calculations and computations demonstrating compliance with the covenants listed below. Such covenants are calculated as of the date set forth above or for period required pursuant to the Agreement and ending on the date set forth above, as appropriate.

[INSERT AS APPLICABLE: [Sections 6.11(d) and 6.18] or [Sections 6.18(ix), 6.18(x), 6.18(xi) and 6.18(xii)]]

(3) As of the date hereof, to the best of the undersigned’s knowledge, no Default or Unmatured Default exists.

C-1

The foregoing certifications, together with the covenant computations attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ____________, 20__.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:
Print Name:
Title:

C-2

EXHIBIT D

ASSIGNMENT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	___________________________________________________

2.	Assignee:	___________________________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	___________________________________________________

4.	Administrative Agent:	, as the administrative agent under the Loan Agreement

5.	Loan Agreement:	[The [amount] Second Amended and Restated Secured Term Loan Agreement dated as of _______ among [name of Borrower(s)], the

[1]	Select as applicable.

Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[2]	Percentage Assigned of Commitment/Loans[3]
$	$	%
$	$	%
$	$	%

[2]	The amount of Commitment/Loans assigned shall not be less than $5,000,000 without the Borrower’s (provided no Default has occurred and is continuing) and the Administrative Agent’s prior consent unless such assignee is acquiring all of the assigning Lender’s Commitment/Loans.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][4] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By
Title:

[Consented to:][5]

DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

By
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.

[5]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

ANNEX 1

SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT DATED

AS OF JUNE 28, 2011 AMONG DEVELOPERS DIVERSIFIED REALTY CORPORATION,

THE LENDERS PARTY THERETO, KEYBANK NATIONAL ASSOCIATION, AS

ADMINISTRATIVE AGENT, AND THE OTHER AGENTS PARTY THERETO

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the :Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Ohio.

EXHIBIT E

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:	KeyBank National Association,
as Administrative Agent (the “Administrative Agent”)
under the Loan Agreement Described Below

Re:	Second Amended and Restated Secured Term Loan Agreement, dated June 28, 2011 (as the same may be amended or modified, the “Loan Agreement”), among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the “Borrower”), the Administrative Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Borrowings or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Loan Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Loan Agreement.

Facility Identification Number(s)__________________________________________________

Customer/Account Name________________________________________________________

Transfer Funds To_____________________________________________________________

For Account No.______________________________________________________________

Reference/Attention To_________________________________________________________

Authorized Officer (Customer Representative)	Date_______________________________________________

(Please Print)	Signature

Bank Officer Name	Date________________________________________________

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

E-1

EXHIBIT F

QUALIFIED BORROWER GUARANTY

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the entity or entities executing this Unconditional Guaranty of Payment and Performance (such entity or entities are sometimes hereinafter referred to individually as “Guarantor” and collectively as “Guarantors”) the receipt and sufficiency whereof is hereby acknowledged by Guarantors, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender,” which term shall also include each other Lender which may now or hereafter become a party to the “Loan Agreement” (as hereinafter defined) and shall also include any such individual Lender acting as administrative agent for all the Lenders), to extend credit or otherwise provide financial accommodations to __________________________, a ________________________ (“_____________”) and each additional Subsidiary which becomes a “Qualified Borrower” under the Loan Agreement (___________ and each of such Subsidiaries, individually a “Qualified Borrower” and collectively, “Qualified Borrowers”; and Qualified Borrowers and Guarantor being hereinafter referred to collectively as “Borrower”), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender:

(a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of those certain Notes dated as of June 28, 2011 made by each Qualified Borrower to the order of KeyBank National Association (“KeyBank”) and the other Lenders that are parties to the Loan Agreement, in the aggregate principal face amount of up to ______________ Million and No/100 Dollars ($            ,000,000.00), together with interest as provided in the Notes, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

(b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011 (as modified, amended and/or restated from time to time, hereinafter referred to as the “Loan Agreement”) among Guarantor, ____________, KeyBank, for itself and as Agent, and the other Lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases, and extensions thereof (each of the Notes described in subparagraph (a) above and this subparagraph (b) are hereinafter referred to collectively as the “Note”); and

(c) the full and prompt payment and performance of all obligations of the Qualified Borrowers to Lender under the terms of the Loan Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof;

(d) the full and prompt payment and performance of any and all other obligations of the Qualified Borrowers to Lender under the Security Documents, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

(e) the full and prompt payment and performance of any and all other obligations of the Qualified Borrowers to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Security Documents, the Loan Agreement and said other agreements, documents and instruments, including, without limitation, the Subsidiary Guaranties, are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”). Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 2.1 of the Loan Agreement pursuant to which the Aggregate Commitment under the Loan Agreement may be increased from $500,000,000.00 to $600,000,000.00 and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by any Qualified Borrower in connection with any such increase and all other obligations of the Qualified Borrowers under the Loan Documents as a result of such increase without notice to or consent from Guarantors, or any of them.

All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Documents. All references to Borrower in this Guaranty shall refer to each Qualified Borrower as well as Guarantor in its capacity as a Borrower under the terms of the Loan Agreement.

Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that if any Note is not paid by any Qualified Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from any Qualified Borrower to Lender under the Loan Documents are not paid by such Qualified Borrower in accordance with their terms, or if any and all other Obligations are not performed by any Qualified Borrower in accordance with their terms, Guarantors will immediately make such payments and perform such Obligations. Guarantors further agree to pay Lender on demand all costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations, to enforce any of the Obligations, or any portion thereof, or to enforce this Unconditional Guaranty of Payment and Performance (this “Guaranty”).

2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (hereinafter referred to as the “Turnover Payment”), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor or any other person or entity, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor (including any Guarantor), surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any of the Obligations or other obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release any Guarantor’s obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 12.3.2 of the Loan Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors.

4. No Contest with Lender; Subordination. So long as any Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Obligation which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower or any other Guarantor, whether at law or in equity, arising from any payments made by any Guarantor pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower or any other Guarantor for reimbursement of any such payments except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under that certain Contribution Agreement dated as of even date herewith among Borrower and each Guarantor (as modified and amended from time to time, the “Contribution Agreement”), and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to Lender against Borrower or any other Guarantor, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower or any other Guarantor and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all of the Obligations and any other indebtedness of Borrower or any other Guarantor to Lender, and agrees with Lender that (a) Guarantors shall not demand or accept any payment from Borrower or any other Guarantor on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

5. Waiver of Defenses. Guarantors hereby agree that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

(a) the incapacity or lack of authority of Borrower or any other Person, the death or disability of Borrower or Guarantors or any other Person, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person;

(b) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

(c) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower, any Guarantor or any other Person;

(d) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting Borrower or any Guarantor or any other Person, or any of Borrower’s or any Guarantors’ or any other Person’s properties or assets;

(e) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations or the Subject Properties or any of the improvements located thereon;

(f) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

(g) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

(h) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or any collateral now or hereafter securing the payment of the Obligations, whether such facts materially increase the risk to Guarantors or not (it being agreed that Guarantors assume responsibility for being informed with respect to such information);

(i) failure to accept or give notice of acceptance of this Guaranty by Lender;

(j) failure to make or give notice of presentment and demand for payment of any of the indebtedness of Borrower to Lender or performance of any of the Obligations;

(k) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to any of the Obligations;

(l) any and all other notices whatsoever to which Guarantors might otherwise be entitled;

(m) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment or performance of the Obligations;

(n) the invalidity or unenforceability of the Note or any of the Loan Documents;

(o) the compromise, settlement, release or termination of any or all of the Obligations;

(p) any transfer by Borrower or any other Person of all or any part of any collateral now or hereafter securing the payment or performance of the Obligations;

(q) the failure of Lender to perfect any security or to extend or renew the perfection of any security;

(r) any statute of limitations in any action hereunder or for the collection of the Note or for the payment of performance of the Obligations; or

(s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

Each Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate such Guarantor’s right of subrogation against the Borrower or the other Guarantors and that such Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, each Guarantor hereby waives and releases any claim or other rights which such Guarantor may now have or hereafter acquire against the Borrower or any other Guarantor of all or any of the obligations of Guarantors hereunder that arise from the existence or performance of such Guarantor’s obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against the Borrower or any other Guarantor or any Collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights except for those rights of each Guarantor under the Contribution Agreement; provided, however, each Guarantor agrees not to pursue or enforce any of its rights under the Contribution Agreement and each Guarantor agrees not to make or receive any payment on account of the Contribution Agreement so long as any of the Obligations remain unpaid or undischarged. In the event any Guarantor shall receive any payment under or on account of the Contribution Agreement, it shall hold such payment as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such indebtedness shall have been reduced by such payment.

6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other Person.

7. Rights and Remedies of Lender. In the event of a Default under the Note or the Loan Documents, or any of them, Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Obligations, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence of any Default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of an assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender’s remedies hereunder against Guarantors for deficiencies. If the Obligations are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the Obligations even though any rights which Guarantors may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

8. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower or from Guarantors or realized from any security in such manner and in such priority Lender in its sole judgment shall see fit to the Obligations.

9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the Obligations shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sum or sums owing with respect to the Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

10. Financial Statements and Other Information. Guarantors hereby represent and warrant to Lender that all financial statements of Guarantors and their respective Subsidiaries heretofore delivered by them to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantors and their respective Subsidiaries as of the date thereof and the results of operations for the period then ended; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantors and their respective Subsidiaries as reflected therein since the date thereof; and that Guarantors and their respective Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantors’ obligations under this Guaranty.

Guarantors will permit any representative designated by Lender, at Guarantors’ expense during the continuance of any Default under the Note or the Loan Documents and at Lender’s expense at all other times, to visit and inspect any of the properties of Guarantors and their respective Subsidiaries, to examine the records and books of account of Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantors and their respective Subsidiaries, with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

11. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated:

(a) each Guarantor will, and will cause their respective Subsidiaries to, cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, to effect and maintain all foreign qualifications, licensing, domestication or authorization, and to comply in all material respects with all applicable laws and regulations with respect to the foregoing (including, without limitation, environmental laws). No Guarantor shall, without the prior written consent of Lender, make any material changes to the accounting principles used by such Guarantor in preparing the financial statements heretofore delivered to Lender or change its fiscal year;

(b) each Guarantor will, and will cause their respective Subsidiaries to, keep complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistent with the preparation of the financial statements heretofore delivered to Lender and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation and amortization of its properties, all other contingencies, and all other proper reserves in the same manner, and to the same extent, that it has, to the extent applicable, kept and maintained its records and books and maintained accounts and reserves for the foregoing;

(c) each Guarantor will continue to engage primarily in the businesses now conducted by it;

(d) each Guarantor will, and will cause their respective Subsidiaries to, maintain and keep the properties used or deemed by it to be useful in its business in good repair, working order and condition, and make or cause to be made all necessary and proper repairs thereto and replacements thereof;

(e) each Guarantor will not make or permit to be made, by voluntary or involuntary means, any transfer, dilution or encumbrance of its direct or indirect interest in the Subject Properties, except as expressly permitted in the Loan Agreement;

(f) each Guarantor will not become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition stock acquisition or other acquisition, dissolution, liquidation or disposition of all or substantially all of its respective assets or business, without the prior written consent of Lender, except as expressly permitted in the Loan Agreement;

(g) each Guarantor will not, and will not permit any of their respective Subsidiaries to, become a party to or agree to or affect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices, except as expressly permitted in the Loan Agreement;

(h) each Guarantor will be self-directed and will not retain or otherwise rely on any other Person to make its investment decisions; provided that such Guarantor shall not be prohibited from consulting with investment bankers and other advisors in the ordinary course of its business;

(i) in the event that a Default shall have occurred and be continuing, such Guarantor shall make no Distributions, except as expressly permitted in the Loan Agreement; and

(j) each Guarantor shall at all times comply with all covenants and provisions of the Loan Agreement and the Loan Documents applicable to such Guarantor.

12. Security and Rights of Set-off. Guarantors hereby grant to Lender, as security for the full and prompt payment and performance of Guarantors’ obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantors now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to a Guarantor or subject to withdrawal by a Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom, provided, however, that Lender shall endeavor to provide Guarantors with notice of any such set-off within five (5) Business Days after such set-off (without any liability for a failure to deliver any such notice). Any security now or hereafter held by or for Guarantors and provided by Borrower, or by anyone on Borrower’s behalf, in respect of liabilities of Guarantors hereunder shall be held in trust for Lender as security for the liabilities of Guarantors hereunder.

13. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantors until all of the Obligations have been completely paid and performed and the obligations of Lender under the Loan Agreement have terminated.

14. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States Mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

The Address of Lender is:

KeyBank National Association

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Jason Weaver

With a copy to:

McKenna Long & Aldridge LLP

303 Peachtree Street, Suite 5300

Atlanta, Georgia 30308

Attn: Jess A. Pinkerton, Esq.

Facsimile: (404) 527-4819

The Addresses of Guarantors are as follows:

3300 Enterprise Parkway

Beachwood, Ohio 44122

Phone: 216/755-6453

Facsimile: 216/755-3453

Attention: Chief Financial Officer

with a copy to:

3300 Enterprise Parkway

Beachwood, Ohio 44122

Phone: 216/755-5650

Facsimile: 216/755-1560

Attention: General Counsel

15. GOVERNING LAW. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OHIO (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

16. CONSENT TO JURISDICTION; WAIVERS. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF OHIO OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF OHIO, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESSES SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF OHIO SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE STATE OF OHIO. GUARANTORS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTORS

CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH THEIR LEGAL COUNSEL AND THAT GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

17. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, executors, estate and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

18. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any such assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

19. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

20. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, Lender may disclose information obtained by Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

21. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

22. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

23. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

24. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

25. Fair Consideration. The Guarantors represent that the Guarantors are engaged in common business enterprises related to those of the Qualified Borrower and each Guarantor will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Loan Agreement.

26. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of the ____ day of __________, 20___.

GUARANTORS:

DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation

By:
Name:
Title:

Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Paragraph 16 hereof and Section 9.14 of the Loan Agreement.

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit “G”

Instruction Letter

[DDR LETTERHEAD]

                             ,

[Servicer]

[Address]

Re:	[Applicable Subject Property Owner]

Dear                             :

A.	Reference is made to that certain [Cash Management Agreement] dated among , as borrower, , as lender, and , as [servicer/depository] (as the same has been or hereafter may be modified or amended from time to time the “Cash Management Agreement”), pursuant to which you serve as [servicer/depository] under the loan to which such agreement relates and have the responsibility for the administration of the Cash Management Account (as defined below).

B.	Previously, we have instructed you (the “Prior Instructions”), to transfer from time to time any remaining funds in Cash Management Account # (the “Cash Management Account”), after transfers to the [Describe Accounts] (as those terms are defined in the Cash Management Agreement), to an account maintained by us at (such remaining funds, together with any other funds that are to be released to us from the Cash Management Account or under the Cash Management Agreement are hereinafter referred to collectively as the “Excess Funds”).

C.	The purpose of this instruction letter is to replace the instructions referred to in paragraph B with respect to the transfer of the Excess Funds. We hereby instruct you to transfer all Excess Funds at such times as the Excess Funds are to be disbursed or released pursuant to the Cash Management Agreement, commencing with , 20 , to an account (the “KeyBank Account”) that we have established with KeyBank National Association (“KeyBank”), for the benefit of KeyBank, as Administrative Agent (“Agent”), pursuant to the following wire instructions:

Bank: KeyBank National Association
ABA #:
Account #:
Credit:
Reference:

D.	By your signature below, you hereby:

1.	acknowledge receipt of this instruction letter and agree to disburse the Excess Funds to the KeyBank Account pursuant to the terms of this instruction letter; and

2.	agree that (i) your agreement to comply with these instructions may be terminated by you only by presenting written notice of such termination to us and to Agent at least thirty (30) days prior to the date of termination (however, it being acknowledged and agreed, that the trapping or blocking of the Excess Funds upon the occurrence of a trigger event or a default pursuant to and in accordance with the terms of the Cash Management Agreement shall not be deemed a termination of these instructions); (ii) these instructions may be revoked by us in the future only by a written notice signed by us and Agent delivered to you specifying the date of such revocation; and (iii) these instructions may only be amended in the future by a writing signed by us and you and consented to in writing by Agent. For purposes of the foregoing, Agent’s address shall be KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114-1306, Attn: Jason Weaver.

E.	These instructions shall be binding upon and inure to the benefit of the entities signing below and their respective successors and assigns.

F.	These instructions (and any amendment thereto in accordance with paragraph D of this letter) may be executed in counterparts; all such counterparts shall constitute a single agreement. These instructions supersede any prior instructions, understandings or other communications, oral or written, between us and you relating to the subject matter hereof, including, without limitation, the Prior Instructions.

G.	We represent to you that the execution of this letter has been duly authorized, and that such authorization is consistent and in accordance with the terms of the Cash Management Agreement.

[Remainder of Page Intentionally Left Blank]

Sincerely,

Developers Diversified Realty Corporation	[SUBJECT PROPERTY OWNER]

By:	By:
Name:	Name:
Title:	Title:

Accepted and Agreed to:

[SERVICER]/[DEPOSITORY]

By:
Name:
Title:

KeyBank National Association, as Administrative Agent

By:
Name:
Title:

EXHIBIT H

INTENTIONALLY OMITTED

H-1

EXHIBIT I

AMENDED AND RESTATED QUALIFIED BORROWER NOTE

_______________, _____

[QUALIFIED BORROWER NAME], a ________________ organized under the laws of the State of ________________ (the “Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, as Administrative Agent pursuant to the Second Amended and Restated Secured Term Loan Agreement described below (the “Lender”) the aggregate unpaid principal amount of all Loans made to the Borrower pursuant to Article II of the Second Amended and Restated Secured Term Loan Agreement (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the office of KeyBank National Association, as Administrative Agent, at 127 Public Square, Cleveland, Ohio 44114-1306, or such other address as may be designated by Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Maturity Date or such earlier date as may be required under the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Secured Term Loan Agreement, dated as of June 28, 2011, as amended, among the Borrower, Developers Diversified Realty Corporation, an Ohio corporation, KeyBank National Association, individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Administrative Agent and the Lenders in connection with the exercise of such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefore, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of Ohio.

This Note is delivered in amendment and restatement of the “Qualified Borrower Note” as such term is defined in the Original Loan Agreement.

BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

[QUALIFIED BORROWER NAME]

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO NOTE OF [QUALIFIED BORROWER NAME]

DATED ______________, 20__

Date	Principal Amount of Loan	Maturity of Interest Period	Maturity Principal Amount Paid	Unpaid Balance

EXHIBIT K

AMENDMENT REGARDING INCREASE

_________ AMENDMENT TO SECOND AMENDED AND RESTATED

SECURED TERM LOAN AGREEMENT

This ________ AMENDMENT TO SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT (the “Amendment”) is made as of ________________, by and among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures, LLC, S.E., a Delaware limited liability company (“DDR PR”; DDR and DDR PR together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms of the Loan Agreement (as hereinafter defined), collectively, the “Borrower”), KeyBank National Association, and the several banks, financial institutions and other entities from time to time parties to the Loan Agreement (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, J.P. Morgan Securities LLC, not individually, but as “Syndication Agent”, and ING Real Estate Finance (USA) LLC, ScotiaBanc Inc. and RBS Citizens, N.A. d/b/a Charter One, not individually, but as “Documentation Agents”, and one or more new or existing “Lenders” shown on the signature pages hereof

R E C I T A L S

A. Borrower, Administrative Agent, Syndication Agent, Documentation Agent and certain other Lenders entered into that certain Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011 (as modified and amended, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, the Lenders initially agreed to provide Borrower with a secured term loan facility in an aggregate principal amount of up to $500,000,000.00. The Borrower, the Administrative Agent and the Lenders now desire to amend the Loan Agreement in order to, among other things (i) increase the Aggregate Commitment to $600,000,000.00; and (ii) admit ________________ (collectively, the “New Lenders”) as “Lenders” under the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2. From and after __________________ (the “Effective Date”), (i) the New Lenders shall be considered as “Lenders” under the Loan Agreement and the Loan Documents, and (ii) the Lenders shall each have a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment (such amounts to include any increases in the Commitments of the existing Lenders). The Borrower shall, on or before the Effective Date, execute and deliver to each of the Lenders a new or amended and restated Note in the amount of their respective Commitment.

3. From and after the Effective Date, the Aggregate Commitment shall equal Six Hundred Million and No/100 Dollars ($600,000,000.00).

4. For purposes of Section 13.1 of the Loan Agreement (Giving Notice), the address(es) and facsimile number(s) for the New Lenders shall be as specified below their respective signature(s) on the signature pages of this Amendment.

5. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the Borrower has no offsets or claims against any of the Lenders and the representations and warranties contained in Article V of the Agreement, as modified and amended by this Amendment, are true and correct as of such date.

6. As expressly modified as provided herein, the obligations of Borrower, Lenders and Administrative Agent under the Loan Agreement are hereby ratified and confirmed and the Loan Agreement shall continue in full force and effect.

7. This Amendment shall be construed and enforced in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

EXHIBIT L

INTENTIONALLY OMITTED.

L-1

SCHEDULE 1.1

NEGATIVE PLEDGE INTERESTS

None.

Schedule 1.1 - Page 1

SCHEDULE 1.2

PLEDGED DISTRIBUTIONS INTERESTS

PLEDGED DISTRIBUTION PROPERTIES	PLEDGED DISTRIBUTION ENTITIES	ASSIGNORS	PLEDGED DISTRIBUTION INTERESTS
Monmouth Consumer Square	BG Monmouth, LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from BG Monmouth, LLC

Hamilton Commons	BFW/Pike Associates, LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from BFW/Pike Associates, LLC

Wrangleboro Consumer Square	Benderson-Wainberg Associates, L.P.	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from Benderson-Wainberg Associates, L.P.

Mohawk Commons	Buffalo-Niskayuna Associates, LLC	DDR GLH LLC	DDR GLH LLC will pledge 100% of the distributions it receives from Buffalo-Niskayuna Associates, LLC

Cortez Plaza	DDR Southeast Cortez, L.L.C. DDR Southeast Visionworks, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the distributions it receives from DDR Southeast Cortez, L.L.C. and DDR Southeast Visionworks, L.L.C.

Abernathy Square	DDR Southeast Abernathy, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the distributions it receives from DDR Southeast Abernathy, L.L.C.

Windsor Court Shopping Center	DDR Southeast Windsor, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the distributions it receives from DDR Southeast Windsor, L.L.C.

Schedule 1.2 - Page 1

PLEDGED DISTRIBUTION PROPERTIES	PLEDGED DISTRIBUTION ENTITIES	ASSIGNORS	PLEDGED DISTRIBUTION INTERESTS
Shoppes at Wendover Village I	DDR Southeast Wendover, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the distributions it receives from DDR Southeast Wendover, L.L.C.

Downtown Short Pump	DDR Southeast Short Pump, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the distributions it receives from DDR Southeast Short Pump, L.L.C.

Freedom Plaza	DDR GLH Freedom Plaza LLC	JDN QRS LLC	JDN QRS LLC will pledge 100% of the distributions it receives from DDR GLH Freedom Plaza LLC.

Northland Square	DDR Northland Square LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the distributions it receives from DDR Northland Square LLC.

Hamilton Marketplace	JDN Real Estate Hamilton, L.P.	JDN Realty Holdings, L.P.	JDN Realty Holdings, L.P. will pledge 100% of the distributions it receives from JDN Real Estate Hamilton, L.P.

	JDN Hamilton GP LLC	JDN Development Investment, L.P.	JDN Development Investment, L.P. will pledge 100% of the distributions it receives from JDN Hamilton GP LLC

Delaware Consumer Square (Starbucks)	BG Delaware Consumer Square LLC	JDN QRS LLC	JDN QRS LLC will pledge 100% of the distributions it receives from BG Delaware Consumer Square LLC

Mooresville Consumer Square	Buffalo-Mooresville II, LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the distributions it receives from Buffalo-Mooresville II, LLC

Town Center Plaza	Town Center Plaza, L.L.C.	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the distributions it receives from Town Center Plaza, L.L.C.

Schedule 1.2 - Page 2

PLEDGED DISTRIBUTION PROPERTIES	PLEDGED DISTRIBUTION ENTITIES	ASSIGNORS	PLEDGED DISTRIBUTION INTERESTS
Plaza at Sunset Hills	DDR Sunset Hills LLC	DDR Realty Company	DDR Realty Company will pledge 100% of the distributions it receives from DDR Sunset Hills LLC

Brook Highland Plaza	GS II Brook Highland LLC	Developers Diversified of Alabama, Inc.	Developers Diversified of Alabama, Inc. will pledge 100% of distributions it receives from GS II Brook Highland.

Deer Valley Town Center	DDRA Community Centers Eight, L.P. DD Community Centers Eight, Inc.	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the distributions it receives from each of DDRA Community Centers Eight, L.P. and DD Community Centers Eight, Inc.

North Pointe Plaza	GS II North Pointe LLC	GS II DDR LLC	GS II DDR LLC will pledge 100% of distributions it receives from GS II North Pointe LLC.

Wando Crossing	DDR Wando Crossing LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of distributions it receives from DDR Wando Crossing LLC.

Cross Pointe Center	DDR Cross Pointe Centre LLC	DDR 2008 Portfolio LLC	DDR 2008 Portfolio LLC will pledge 100% of the distributions it receives from DDR Cross Pointe Centre LLC.

Loisdale Center	DDR Southeast Loisdale, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of distributions it receives from DDR Southeast Loisdale, L.L.C.

The Commons	DDRC PDK Salisbury LLC DDRC PDK Salisbury Phase III LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of distributions it receives from each of DDRC PDK Salisbury LLC and DDR PDK Salisbury Phase III LLC

Schedule 1.2 - Page 3

PLEDGED DISTRIBUTION PROPERTIES	PLEDGED DISTRIBUTION ENTITIES	ASSIGNORS	PLEDGED DISTRIBUTION INTERESTS
Overlook at Hamilton Place	DDR Overlook Hamilton LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from DDR Overlook Hamilton LLC.

Marketplace at Delta Township	JDN Real Estate-West Lansing, L.P.	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from JDN Real Estate-West Lansing, L.P.

	DDR JDN West Lansing GP LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the distributions it receives from DDR JDN West Lansing GP LLC.

Clearwater Collection	DDR Southeast Clearwater Development, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of distributions it receives from DDR Southeast Clearwater Development, L.L.C.

Bermuda Square	DDR Bermuda Square LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of distributions it receives from DDR Bermuda Square LLC

Warner Robins Place	DDR Warner Robins LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from DDR Warner Robins LLC.

Wal-Mart Supercenter (Alliance, Ohio)	DDR Southeast Alliance, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of distributions it receives from DDR Southeast Alliance, L.L.C.

Sam’s Club	DDR Southeast Barber, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of distributions it receives from DDR Southeast Barber, L.L.C.

Lexington Place	DDR Southeast Lexington, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of distributions it receives from DDR Southeast Lexington, L.L.C.

Schedule 1.2 - Page 4

PLEDGED DISTRIBUTION PROPERTIES	PLEDGED DISTRIBUTION ENTITIES	ASSIGNORS	PLEDGED DISTRIBUTION INTERESTS
Chillicothe Place	DDR Chillicothe LW LLC	DDR Ohio Opportunity II LLC	DDR Ohio Opportunity II LLC will pledge 100% of distributions it receives from DDR Chillicothe LW LLC

Kroger (Colerain, Ohio)	DDR Southeast Colerain, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of distributions it receives from DDR Southeast Colerain, L.L.C.

Orland Park Home Depot	DDR Orland Park HD, LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 100% of the distributions it receives from DDR Orland Park HD LLC.

Delaware Consumer Square I and II	BG Delaware Holdings LLC	JDN QRS LLC	JDN QRS LLC will pledge 100% of the distributions it receives from Delaware BG Holdings LLC

Crossroads Center	DDR Crossroads Center LLC	Developers Diversified of Mississippi, Inc.	Developers Diversified of Mississippi, Inc. will pledge 100% of the distributions receives from DDR Crossroads Center LLC

Schedule 1.2 - Page 5

SCHEDULE 1.3

PLEDGED EQUITY INTERESTS

PLEDGED EQUITY PROPERTIES	PLEDGED EQUITY ENTITIES	ASSIGNORS	PLEDGED EQUITY INTERESTS
Southland Crossing	GS Boardman LLC	GS DDR LLC	GS DDR LLC will pledge 100% of the membership interests in GS Boardman LLC

The Promenade at Brentwood	GS Brentwood LLC	GS DDR LLC	GS DDR LLC will pledge 100% of the membership interests in GS Brentwood LLC

Meridian Crossroads	GS II Meridian Crossroads LLC	GS II DDR LLC	GS II DDR LLC will pledge 100% of the membership interests in GS II Meridian Crossroads LLC

Meridian Crossroads	TFCM Associates, LLC	DDR Family Centers LP	DDR Family Centers LP will pledge 99.5% of the membership interests in TFCM Associates, LLC

		DDR Family Centers I, Inc.	DDR Family Centers I, Inc. will pledge .5% of the membership interests in TFCM Associates, LLC

University Centre	GS II University Centre LLC	GS II DDR LLC	GS II DDR LLC will pledge 100% of the membership interests in GS II University Centre LLC

Plaza Rio Hondo	DDR Rio Hondo, LLC, S.E.	DDR CRV Portfolio LLC, S.E.	DDR CRV Portfolio LLC, S.E. will pledge 100% of the membership interests in DDR Rio Hondo LLC, S.E.

Schedule 1.3 - Page 1

PLEDGED EQUITY PROPERTIES	PLEDGED EQUITY ENTITIES	ASSIGNORS	PLEDGED EQUITY INTERESTS
University Hills Shopping Center	Black Cherry Limited Liability Company	JDN Realty Corporation	JDN Realty Corporation will pledge 49% of the membership interests in Black Cherry Limited Liability Company

Wal-Mart/Tops Plaza (Lockport)	BG Lockport II, LLC	DDR GLH LLC	DDR GLH LLC will pledge 49% of its membership interests in BG Lockport II, LLC

Plaza Escorial	DDR Escorial LLC, S.E.	DDR PR Ventures LLC, S.E.	DDR PR Ventures LLC, S.E. will pledge 100% of its membership interests in DDR Escorial LLC, S.E.

Aspen Grove	DDR Aspen Grove Lifestyle Center Properties LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of its membership interests in DDR Aspen Grove Lifestyle Center Properties LLC

Paseo Colorado Shopping Center	Paseo Colorado Holdings LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of its membership interests in Paseo Colorado Holdings LLC

Tops Plaza - Ithaca	Buffalo-Ithaca Associates, LLC	DDR GLH LLC	DDR GLH LLC will pledge 100% of its membership interests in Buffalo-Ithaca Associates, LLC

Wal-Mart Thruway Plaza	HWWM Associates, LLC	BG Thruway, LLC	BG Thruway will pledge 10% of the membership interests in HWWM Associates, LLC.

Riverside Reno	DDR Reno LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the membership interests in DDR Reno LLC.

Schedule 1.3 - Page 2

PLEDGED EQUITY PROPERTIES	PLEDGED EQUITY ENTITIES	ASSIGNORS	PLEDGED EQUITY INTERESTS
Tops Plaza (Ashtabula)	Ash-I Associates, LLC	JDN Realty Corporation	JDN Realty Corporation will pledge 99% of the membership interests in Ash-I Associates, LLC.

Mariner Square Shopping Center	DDR Mariner Square LLC DDR Mariner Square II LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 49% of the membership interests in DDR Mariner Square LLC, and 100% of the membership interests in DDR Mariner Square II LLC.

Plaza Fajardo	DDR Fajardo LLC, S.E.	DDR JH PR Holdings LLC, S.E.	DDR JH PR Holdings LLC, S.E. will pledge 49% of the membership interests in DDR Fajardo LLC, S.E.

Plaza Wal-Mart	DDR Guayama WM LLC, S.E.	DDR JH PR Holdings LLC, S.E.	DDR JH PR Holdings LLC, S.E. will pledge 49% of the membership interests in DDR Guayama WM LLC, S.E.

Plaza Cayey	DDR Cayey LLC, S.E.	DDR JH PR Holdings LLC, S.E.	DDR JH PR Holdings LLC, S.E. will pledge 49% of the membership interests in DDR Cayey LLC, S.E.

Plaza Isabela	DDR Isabela LLC, S.E.	DDR JH PR Holdings LLC, S.E.	DDR JH PR Holdings LLC, S.E. will pledge 49% of the membership interests in DR Isabela LLC, S.E.

Schedule 1.3 - Page 3

PLEDGED EQUITY PROPERTIES	PLEDGED EQUITY ENTITIES	ASSIGNORS	PLEDGED EQUITY INTERESTS
Wal-Mart Superstore (Greenville, South Carolina)	DDR Southeast Greenville Woodruff, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the membership interests in DDR Southeast Greenville Woodruff, L.L.C.

Wal-Mart Superstore (Winston-Salem, North Carolina)	DDR Southeast Kester Mill, L.L.C.	DDR Retail Real Estate Limited Partnership	DDR Retail Real Estate Limited Partnership will pledge 100% of the membership interests in DDR Southeast Kester Mill, L.L.C.

Johns Creek Town Center	Hendon/Atlantic Rim Johns Creek, LLC	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the membership interests in Hendon/Atlantic Rim Johns Creek, LLC

Macedonia Commons	DOTRS Limited Liability Company	Developers Diversified Realty Corporation	Developers Diversified Realty Corporation will pledge 100% of the membership interests in DOTRS Limited Liability Company

Schedule 1.3 - Page 4

SCHEDULE 1.4

SUBSIDIARY GUARANTORS

None.

Schedule 1.4 - Page 1

SCHEDULE 2

MATTERS AFFECTING OWNERSHIP OF PROPERTIES

The following tenant-related mechanic’s Liens on the below Subject Properties:

PROPERTY NAME	PROPERTY NUMBER	STATE	DATE & Tenant / Landlord Related	LIEN CLAIMANT	GENERAL CONTRACTOR	TENANT	AMOUNT
Abernathy Square	30190	GA	3/31/2011 Tenant	Michael Burns / Perfect Pro Painters		Ultrasound Imaging Corp.	$18,000.00

Monmouth Consumer Square	20611	NJ	11/9/2010 Tenant	Alex Jerome	Alex Jerome	Olive Garden	$13,000.00

Freedom Plaza	20710	NY	2/3/2010 Tenant	Energy Management Consultants LLC	Penn Traffic	P&C Grocery	$8,859.00

Schedule 2 - Page 1

SCHEDULE 3

LITIGATION AND GUARANTEE OBLIGATIONS

Coventry:

Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), is a party to various joint ventures with Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C., which funds are advised and managed by, Coventry Real Estate Advisors L.L.C., (collectively, the “Coventry II Fund”) through which 11 existing or proposed retail properties, along with a portfolio of former Service Merchandise locations, were acquired at various times from 2003 through 2006. The properties were acquired by the joint ventures as value-add investments, with major renovation and/or ground-up development contemplated for many of the properties. The Company is generally responsible for day-to-day management of the properties. On November 4, 2009, Coventry Real Estate Advisors L.L.C., Coventry Real Estate Fund II, L.L.C. and Coventry Fund II Parallel Fund, L.L.C. (collectively, “Coventry”) filed suit against the Company and certain of its affiliates and officers in the Supreme Court of the State of New York, County of New York. The complaint alleges that the Company: (i) breached contractual obligations under a co-investment agreement and various joint venture limited liability company agreements, project development agreements and management and leasing agreements; (ii) breached its fiduciary duties as a member of various limited liability companies; (iii) fraudulently induced the plaintiffs to enter into certain agreements; and (iv) made certain material misrepresentations. The complaint also requests that a general release made by Coventry in favor of the Company in connection with one of the joint venture properties be voided on the grounds of economic duress. The complaint seeks compensatory and consequential damages in an amount not less than $500 million, as well as punitive damages. In response, the Company filed a motion to dismiss the complaint or, in the alternative, to sever the plaintiffs’ claims. In June 2010, the court granted in part (regarding Coventry’s claim that the Company breached a fiduciary duty owed to Coventry) and denied in part (all other claims) the Company’s motion. Coventry has filed a notice of appeal regarding that portion of the motion granted by the court. The Company filed an answer to the complaint, and has asserted various counterclaims against Coventry. On May 17, 2011, the appellate court unanimously affirmed the trial court’s dismissal of Coventry’s claim for breach of fiduciary duty.

The Company believes that the allegations in the lawsuit are without merit and that it has strong defenses against this lawsuit. The Company will vigorously defend itself against the allegations contained in the complaint. This lawsuit is subject to the uncertainties inherent in the litigation process and, therefore, no assurance can be given as to its ultimate outcome and no loss provision has been recorded in the accompanying financial statements because a loss contingency is not deemed probable or estimable. However, based on the information presently available to the Company, the Company does not expect that the ultimate resolution of this lawsuit will have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

On November 18, 2009, the Company filed a complaint against Coventry in the Court of Common Pleas, Cuyahoga County, Ohio, seeking, among other things, a temporary restraining order enjoining Coventry from terminating “for cause” the management agreements between the Company and the various joint ventures because the Company believes that the requisite conduct

Schedule 3 - Page 1

in a “for-cause” termination (i.e., fraud or willful misconduct committed by an executive of the Company at the level of at least senior vice president) did not occur. The court heard testimony in support of the Company’s motion (and Coventry’s opposition) and on December 4, 2009, issued a ruling in the Company’s favor. Specifically, the court issued a temporary restraining order enjoining Coventry from terminating the Company as property manager “for cause.” The court found that the Company was likely to succeed on the merits, that immediate and irreparable injury, loss or damage would result to the Company in the absence of such restraint, and that the balance of equities favored injunctive relief in the Company’s favor. The Company has filed a motion for summary judgment seeking a ruling by the Court that there was no basis for Coventry’s “for cause” termination as a matter of law. The Court has not yet ruled on the Company’s motion for summary judgment. A trial on the Company’s request for a permanent injunction has not yet been scheduled. The temporary restraining order will remain in effect until the trial. Due to the inherent uncertainties of the litigation process, no assurance can be given as to the ultimate outcome of this action.

Schedule 3 - Page 2

SCHEDULE 4

SUBSIDIARIES

ABERNATHY SQUARE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTERNERSHIP

DDR SOUTHEAST ABERNATHY, L.L.C.

ABERNATHY SQUARE

BERMUDA SQUARE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN REALTY CORPORATION

DDR BERMUDA SQUARE LLC

BERMUDA SQUARE

BROOK HIGHLAND PLAZA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DEVELOPERS DIVERSIFIED OF ALABAMA, INC.

GS II BROOK HIGHLAND LLC

BROOK HIGHLAND PLAZA

CHILLICOTHE PLACE (LOWES)

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR DOWNREIT LLC

DDR OHIO OPPORTUNITY II LLC

DDR CHILLICOTHE LW LLC

CHILLICOTHE PLACE (LOWES)

CLEARWATER COLLECTION

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST CLEARWATER DEVLOPMENT, L.L.C.

CLEARWATER COLLECTION

CORTEZ PLAZA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST CORTEZ, L.L.C.

CORTEZ PLAZA

CROSS POINTE CENTER

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR 2008 PORTFOLIO LLC

DDR CROSS POINTE CENTER LLC

CROSS POINTE CENTER

CROSSROADS CENTER

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Jurisdiction Code: OH

DEVELOPERS DIVERSIFIED OF MISSISSIPPI, INC.

Jurisdiction Code: OH

DDR CROSSROAD CENTER LLC

Jurisdiction Code: OH

CROSSROADS CENTER

Jurisdiction Code:

DELAWARE CONSUMER SQUARE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Jurisdiction Code: OH

JDN QRS LLC

Jurisdiction Code: DE

BG DELAWARE HOLDINGS LLC

Jurisdiction Code: DE

BG DELAWARAE CONSUMER SQUARE LLC

Jurisdiction Code: DE

DELAWARE CONSUMER SQUARE (I)

Jurisdiction Code:

DELAWARE CONSUMER SQUARE (II)

Jurisdiction Code:

DELAWARE CONSUMER SQ (STPBUCK)

Jurisdiction Code:

Deer Valley Town Center

Developers Diversified Realty Corporation

DD Community Centers Eight, Inc.

99.00% 1.00%

DDRa Community Centers Eight, L.P.

Deer Valley Towne Center

DOWNTOWN SHORT PUMP

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST SHORT PUMP, LLC.

DOWNTOWN SHORT PUMP

FREEDOM PLAZA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

Jurisdiction Code: OH

JDN QRS LLC

Jurisdiction Code: DE

DDR GLH FREEDOM PLAZA LLC

Jurisdiction Code:

FREEDOM PLAZA

Jurisdiction Code:

HAMILTON COMMONS

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN REALTY CORPORATION

BFW/PIKE ASSOCIATES, LLC.

HAMILTON COMMONS

HAMILTON MARKET PLACE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN REALTY CORPORATION

JDN REALTY LP LLC

JDN DEVELOPMENT COMPANY. INC.

JDN DEVELOPMENT LP LLC

1.00% 99.00% 1.00% 99.00%

JDN REALTY HOLDINGs, L.P.

JDN DEVELOPMENT INVESTMENT, L.P.

JDN HAMILTON GP LLC

89.3475% 10.3525%

JDN REAL ESTATE – HAMILTON LP

HAMILTON JDN MARKET PLACE

kroger (Cincinnati, OH)

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR Southeast Colerain. L.L.C.

Kroger

LEXINGTON PLACE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

DDR RETAIL REAL ESTATE LIMITED PARTERNERSHIP

DDR SOUTHEAST LEXINGTON, L.L.C.

LEXINGTON PLACE

LOISDALE CENTER

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST LOISDALE, L.L.C.

LOISDALE CENTER

MARKETPLACE AT DELTA TOWNSHIP

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN REALTY CORPORATION

DDR JDN WEST LANSING GP LLC

93.3% 6.7%

JDN REAL ESTATE – WEST LANSING, L.P.

MARKETPLACE AT DELTA TOWNSHIP

MOHAWK COMMONS

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN QRS LLC

DDR GLH LLC

BUFFALO-NISKAYUNA ASSOCIATES, LLC

MOHAWK COMMONS

MONMOUTH CONSUMER SQUARE

DEVLOPERS DIVERSIFIED REALTY CORPORATION

JDN REALITY CORPORATION

BG MONMOUTH, LLC

MONMOUTH CONSUMER SQUARE

MOORESVILLE CONSUMER SQUARE II

DEVELOPERS DIVERSIFIED REALTY CORPORATION

BUFFALO-MOORESVILLE II, LLC

MOORESVILLE CONSUMER SQ (II)

NORTHLAND SQUARE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR Northland Square LLC

NORTHLAND SQUARE

NORTH POINTE PLAZA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

GS II DDR LLC

GS II NORTH POINTE LLC

NORTH POINTE PLAZA

OVERLOOK AT HAMILTON PLACE

DEVELOPERS DIVERSIFIED REALTY

JDN REALTY CORPORATION

DDR OVERLOOK HAMILTON LLC

OVERLOOK AT HAMILTON PLACE

PLAZA AT SUNSET HILLS

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR REALTY COMPANY

DDR SUNSET HILLS LLC

PLAZA AT SUNSET HILLS

SAM’S CLUB

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC 72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST BARBER, LLC

SAM’S CLUB

THE COMMONS (I)

DEVELOPERS DIVERSIFIED REALTY

DDRC PDK SALISBURY LLC

THE COMMONS (I)

THE COMMONS (II)

DEVELOPERS DIVERSIFIED REALTY

DDRC PDK SALISBURY III LLC

THE COMMONS (II)

TOWN CENTER PLAZA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

TOWN CENTER PLAZA, L.L.C.

TOWN CENTER PLAZA

VISION WORKS

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED

PARTNERSHIP

DDR SOUTHEAST VISIONWORKS, L.L.C.

VISION WORKS

Wal-Mart Supercenter—Alliance OH

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED

PARTNERSHIP

DDR SOUTHEAST ALLIANCE, L.L.C.

SENECA RIDGE PLAZA

WANDO CROSSING

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR WANDO CROSSING, L.L.C.

WANDO CROSSING

WARNER ROBINS PLACE

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

JDN REALTY CORPORATION

DDR WARNER ROBINS, L.L.C.

WARNER ROBINS PLACE

WENDOVER VILLAGE (I)

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED

PARTNERSHIP

DDR SOUTHEAST WENDOVER LLC

WENDOVER VILLAGE (I)

WINDSOR COURT SHOPPING CENTER

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR IRR ACQUISITION LLC

72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED

PARTNERSHIP

DDR SOUTHEAST WINDSOR LLC

WINDSOR COURT SHOPPING CENTER

WRANGLEBORO CONSUMER SQUARE

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

JDN REALTY CORPORATION

DDR GLH GP HOLDINGS II LLC

1.00% 99.00%

BENDERSON-WAINBERG ASSOCIATES, L.P.

WRANGLEBORO CONS SQ (I & II)

WRANGLEBORO CONS SQ (III)

WRANGLEBORO CONS SQ (IV)

ASHTABULA COMMONS

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

JDN ASH II LLC

JDN ORS LLC

JDN REALTY CORPORATION

JDN ASH LLC

1.00% 99.00%

ASH ASSOCIATES SPE, LLC

1.00% 99.00%

ASH-I ASSOCIATES, LLC

ASHTABULA COMMONS

ASPEN GROVE

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired:

Jurisdiction Code: OH

DDR ASPEN GROVE LIFESTYLE CENTER

PROPERTIES LLC

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired: 03/26/2004

Jurisdiction Code: DE

ASPEN GROVE

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired: 01/01/1754

Jurisdiction Code:

BANDERA POINTE (NORTH)

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

State of Formation: OH

JDN REALTY CORPORATION

State of Formation: MD

JDN DEVELOPMENT COMPANY, INC.

State of Formation: DE

24.75% 75.25%

RETAIL VALUE INVESTMENT PROGRAM INC

LIMITED PARTNERSHIP

State of Formation: DE

BANDERA POINTE INVESTMENT LLC

State of Formation: DE

1.00% 99.00%

DDR DB SA VENTURES LP

State of Formation: TX

BANDERA POINTE (NORTH)

State of Formation:

BANDERA POINTE (SOUTH)

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

State of Formation: OH

JDN REALTY CORPORATION

State of Formation: MD

JDN DEVELOPMENT COMPANY, INC.

State of Formation: DE

24.75% 75.25%

RETAIL VALUE INVESTMENT PROGRAM INC

LIMITED PARTNERSHIP

State of Formation: DE

BANDERA POINTE INVESTMENT LLC

State of Formation: DE

1.00% 99.00%

DDR DB SA VENTURES LP

State of Formation: TX

BANDERA POINTE (SOUTH)

BOULEVARD CONSUMER SQUARE (KMART)

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

JDN QRS LLC

DDR GLH LLC

BG BOULEVARD, LLC

BG BOULEVARD II, LLC

BOULEVARD CONSUMER SQ (KMART)

BG BOULEVARD III, LLC

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

Jurisdiction Code: OH

JDN QRS LLC

Jurisdiction Code: DE

DDR GLH LLC

Jurisdiction Code: DE

BG BOULEVARD, LLC

Jurisdiction Code: NY

BG BOULEVARD III, LLC

Jurisdiction Code: NY

DELAWARE CONSUMER SQUARE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JURISDICTION CODE: OH

JDN QRS LLC

JURISDICTION CODE: DE

BG DELAWARE HOLDINGS LLC

JURISDICTION CODE: DE

BG DELAWARE CONSUMER SQARE LLC

JURISDICTION CODE: DE

DELAWARE CONSUMER SQUARE (I)

JURISDICTION CODE:

DELAWARE CONSUMER SQUARE (II)

JURISDICTION CODE:

DELAWARE CONSUMER SQ (STRBUCK)

JURISDICTION CODE:

PLAZA FAJARDO

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

% Interest Held: 100.00000

DDR CARIBBEAN LLC

% Interest Held: 100.00000

DDR PR VENTURES II LLC

% Interest Held: 100.00000

DDR PR VENTURES LLC, S.E.

% Interest Held: 100.00000

DDR FAJARDO LLC, S.E.

% Interest Held: 100.00000

PLAZA FAJARDO

FC AT MERIDIAN

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR FAMILY CENTERS I, INC.

DDR DOWNREIT LLC

DDR FAMILY CENTERS LP

0.50% 99.50%

TFCM ASSOCIATES LLC

FC AT MERIDIAN

PLAZA ISABELA

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

% Interest Held: 100.00000

DDR CARIBBEAN LLC

% Interest Held: 100.00000

DDR PR VENTURES II LLC

% Interest Held: 100.00000

DDR PR VENTURES LLC, S.E.

% Interest Held: 100.00000

DDR ISABELA LLC, S.E.

% Interest Held: 100.00000

PLAZA ISABELA

JOHNS CREEK TOWN CENTER

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

State of Formation: OH

HENDON/ATLANTIC RIM JOHNS CREEK, LLC

State of Formation: GA

JOHNS CREEK TOWN CENTER

State of Formation:

MACEDONIA COMMONS (I)

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

Jurisdiction Code: OH

DOTRS LIMITED LIABILITY COMPANY

Jurisdiction Code: OH

MACEDONIA COMMONS (I)

Jurisdiction Code:

MARINER SQUARE

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

DDR MARINER SQUARE LLC

DDR MARINER SQUARE II LLC

MARINER SQUARE

MERIDIAN CROSSROADS

DEVELOPERS DIVERSIFIED REALTY

CORPORATION

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired:

Jurisdiction Code: OH

GS II DDR LLC

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired: 02/28/2005

Jurisdiction Code: OH

GS II MERIDIAN CROSSROADS LLC

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired: 03/25/2003

Jurisdiction Code: DE

MERIDIAN CROSSROADS

% Parent Voting Interest Held: 100.00000

% Parent Interest Held: 100.00000

Date Acquired: 01/01/1754

Jurisdiction Code:

MOORESVILLE CONSUMER SQUARE (I)

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN MOORESVILLE, LLC

JDN REALTY CORPORATION

1.00% 99.00%

BUFFALO-POST FALLS ASSOCIATES LLC 1.00% 99.00%

BUFFALO-MOORESVILLE, LLC

MOORESVILLE CONSUMER SQ (I)

PASEO COLORADO

DEVELOPERS DIVERSIFIED REALTY CORPORATION

PASEO COLORADO HOLDINGS LLC

PASEO COLORADO

PLATTSBURGH CONSUMER SQUARE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN REALTY CORPORATION

DDR GLH GP HOLDINGS II LLC 0.10% 99.9%

BANDERSON-WAINBERG ASSOCIATES, L.P.

PLATTSBURGH CONSUMER SQUARE

PLAZA ESCORIAL

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR CARIBBEAN LLC

DDR PR VENTURES II LLC

DDR PR VENTURES LLC, S.E.

DDR ESCORIAL LLC, S.E.

PLAZA ESCORIAL

PLAZA CAYEY

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR CARIBBEAN LLC

DDR PR VENTURES II LLC

DDR PR VENTURES LLC, S.E.

DDR JH PR HOLDINGS LLC, S.E.

DDR CAYEY LLC, S.E.

PLAZA CAYEY

PLAZA FAJARDO

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR CARIBBEAN LLC

DDR PR VENTURES II LLC

DDR PR VENTURES LLC, S.E.

DDR JH PR HOLDINGS LLC, S.E.

DDR FAJARDO LLC, S.E.

PLAZA FAJARDO

PLAZA ISABELA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR CARIBBEAN LLC

DDR PR VENTURES II LLC

DDR PR VENTURES LLC, S.E.

DDR JH PR HOLDINGS LLC, S.E.

DDR ISABELA LLC, S.E.

PLAZA ISABELA

PLAZA WAL-MART

DEVELOPERS DIVERSIFIED REALTY CORPORATION

% INTEREST HELD: 100.00000

DDR CARIBBEAN LLC % INTEREST HELD: 100.00000

DDR PR VENTURES II LLC % INTEREST HELD: 100.00000

DDR PR VENTURES LLC, S.E. % INTEREST HELD: 100.00000

DDR GUAYAMA WM LLC, S.E. % INTEREST HELD: 100.00000

PLAZA WAL-MART

SOUTHLAND CROSSINGS

DEVELOPERS DIVERSIFIED REALTY CORPORATION JURISDICTION CODE: OH

DDR REALTY COMPANY JURISDICTION CODE: MD

GS DDR LLC JURISDICTION CODE: OH

GS BOARDMAN LLC JURISDICTION CODE: DE

SOUTHLAND CROSSINGS JURISDICTION CODE:

PLAZA WAL-MART

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR CARIBBEAN LLC

DDR PR VENTURES II LLC

DDR PR VENTURES LLC, S.E.

DDR JH PR HOLDINGS LLC, S.E.

DDR GUAYAMA WM LLC, S.E.

PLAZA WAL-MART

PLAZA RIO HONDO

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR CARIBBEAN LLC

DDR PR VENTURES II LLC

DDR PR VENTURES LLC, S.E.

DDR CRV PORTFOLIO LLC, S.E.

DDR RIO HONDO LLC, S.E.

PLAZA RIO HONDO

RENO RIVERSIDE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR RENO LLC

RENO RIVERSIDE

THE PROMENADE AT BRENTWOOD

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR REALTY COMPANY

GS DDR LLC

GS BRENTWOOD LLC

THE PROMENADE AT BRENTWOOD

THRUWAY PLAZA (WAL-MART)

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN QRS LLC

BG THRUWAY, LLC

HWWM ASSOCIATES, LLC

THRUWAY PLAZA (WAL-MART)

TOPS PLAZA – ITHACA

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN QRS LLC

DDR GLH LLC

BUFFALO-ITHACA ASSOCIATES, LLC

TOPS PLAZA

TOPS PLAZA – LOCKPORT

DEVELOPERS DIVERSIFIED REALTY CORPORATION

% parent voting interest held: 100.00000

% parent interest held: 100.00000

Date acquired:

Jurisdiction code: OH

JDN QRS LLC

% parent voting interest held: 100.00000

% parent interest held: 100.00000

Date acquired: 05/01/2008

Jurisdiction code: DE

DDR GLH LLC

% parent voting interest held: 100.00000

% parent interest held: 100.00000

Date acquired: 02/28/2006

Jurisdiction code: DE

BG LOCKPORT II, LLC

% parent voting interest held: 100.00000

% parent interest held: 100.00000

Date acquired: 05/21/2004

Jurisdiction code: NY

TOPS PLAZA

% parent voting interest held: 100.00000

% parent interest held: 100.00000

Date acquired: 01/01/1754

Jurisdiction code:

TRANSIT COMMONS (TOPS)

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN QRS LLC

DDR GLH LLC

BG TRANSIT JA II, LLC

BENDERSON-FRENCH ASSOCIATES, LLC

TRANSIT COMMONS (TOPS)

UNIVERSITY CENTRE

DEVELOPERS DIVERSIFIED REALTY CORPORATION

GS II DDR LLC

GS II UNIVERSITY CENTRE LLC

UNIVERSITY CENTRE

UNIVERSITY HILLS

DEVELOPERS DIVERSIFIED REALTY CORPORATION

JDN REALTY CORPORATION

BLACK CHERRY LIMITED LIABILITY COMPANY

UNIVERSITY HILLS

HOME DEPOT CENTER

DEVELOPERS DIVERSIFIED REALTY

JDN REALTY CORPORATION

DDR ORLAND HD PARK LLC

HOME DEPOT CENTER

WAL-MART SUPERCENTER

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC 72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST GREENVILLE WOODRUFF, L.L.C.

WAL-MART SUPERCENTER

WAL-MART SUPERCENTER (Winston-Salem)

DEVELOPERS DIVERSIFIED REALTY CORPORATION

DDR IRR ACQUISITION LLC 72.00% 28.00%

DDR RETAIL REAL ESTATE LIMITED PARTNERSHIP

DDR SOUTHEAST KESTER MILL, L.L.C.

WAL-MART SUPERCENTER

SCHEDULE 5

QUALIFIED BORROWER REQUIREMENTS

1.	Certificate of good standing for the Qualified Borrower from its State of Organization, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to such entity becoming a Qualified Borrower;

2.	Copies of the formation documents (including code of regulations, if appropriate) of the Qualified Borrower certified by an officer of the Qualified Borrower, as appropriate, together with all amendments thereto;

3.	Incumbency certificates, executed by officers of the Qualified Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Qualified Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Qualified Borrower (or the Borrower on its behalf);

4.	Copies, certified by a Secretary or an Assistant Secretary of the Qualified Borrower, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Borrowings provided for herein, with respect to the Qualified Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Qualified Borrower.

5.	A written opinion of the Qualified Borrower’s and Borrower’s counsel, addressed to the Lenders in such form as the Administrative Agent may reasonably approve;

6.	UCC financing statement, judgment, and tax lien searches with respect to the Qualified Borrower from the State of Ohio and if different, its State of Organization;

7.	Written money transfer instructions, in substantially the form of Exhibit E to the Agreement hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

8.	Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

Schedule 5 - Page 1

SCHEDULE 5.21

TRANSFER RESTRICTIONS

None.

Schedule 5.21 - Page 1

SCHEDULE 6

QUALIFIED BORROWER MAXIMUM ADVANCES

Qualified Borrower	Maximum Borrowings
DDR PR Ventures, LLC	$100,000,000.00

Schedule 6 - Page 1

SCHEDULE 6.15

ADDITIONAL LIENS

[See attached.]

Schedule 6.15 - Page 1

SCHEDULE 7

FINANCEABLE GROUND LEASES

SITE	LOCATION
Guilford Commons	Guilford, CT

Morris Corners	Springfield, MO

Barboursville Center/Office Max	Barboursville, WV

Woodstock Place	Woodstock, GA

Burlington Plaza	Amherst, NY

Cook’s Corner	Brunswick, ME

1000 Van Ness	San Francisco, CA

Kmart Shopping Center	Brandon, FL

The Pike at Rainbow Harbor	Long Beach, CA

Home Depot Plaza	West Seneca, NY

McKinley Milestrip/Home Depot	Hamburg, NY

McKinley Milestrip/BJ’s	Hamburg, NY

Oleander Shopping Center	Wilmington, NC

Rite Aid (Peach Street)/Eckerd #6257	Erie, PA

Rite Aid/Eckerd #5786	Dunkirk, NY

Johnson City Marketplace	Johnson City, TN

The Shoppes at Elm Way Farms	Norwood, MA

River Oaks SC (MRV)	Valencia, CA

Grandville Marketplace	Grandville, MI

Shoppers World of Brookfield	Brookfield, WI

Riverdale Village-Inner (Lease One)	Coon Rapids, MN

Riverdale Village-Inner (Lease Two)	Coon Rapids, MN

Crossroads Center	Gulfport, MS

Delaware Consumer Square/ Delaware Commons	Buffalo, NY

Schedule 7 - Page 1